                                 Doc. No. 1.01
                                Aircraft N777UA

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                            PARTICIPATION AGREEMENT
                                  (1995 777 A)

                            Dated as of May 1, 1995

                                     Among

                            UNITED AIR LINES, INC.,
                                    Lessee,


                               _________________,
                               Owner Participant,


               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                               in its capacity as
                     Pass Through Trustee under each of the
                         Pass Through Trust Agreements,


                      STATE STREET BANK AND TRUST COMPANY,
                        Not in its Individual Capacity,
                      except as expressly provided herein,
                          but solely as Owner Trustee,

                                      and

               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
              In its Individual Capacity and as Indenture Trustee

                          ---------------------------

                             United Air Lines, Inc.
                           1995 777 A Equipment Trust
                          One Boeing 777-222 Aircraft

                          ---------------------------


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

                               TABLE OF CONTENTS

                                                      Page

SECTION 1.  Certain Definitions; Participations in
             Lessor's Cost of the Aircraft..........    3

SECTION 2.  Lessee's Notice of Delivery Date........    4

SECTION 3.  Instructions to the Owner Trustee and
             Indenture Trustee......................    5

SECTION 4.  Conditions..............................    6
             (a)  Conditions Precedent to the
                  Participations in the Aircraft....    6
             (b)  Conditions Precedent to the
                  Obligations of Lessee.............   15

SECTION 5.  Confidentiality of Purchase Agreement...   16

SECTION 6.  Extent of Interest of Certificate
             Holders................................   17

SECTION 7.  Lessee's Representations, Warranties
             and Indemnities
             (a)  In General........................   17
             (b)  General Tax Indemnity.............   22
             (c)  General Indemnity.................   34
             (d)  Withholding.......................   40

SECTION 8.  Representations, Warranties and
             Covenants..............................   40

SECTION 9.  [Intentionally Omitted].................   63

SECTION 10. Other Documents; Amendment..............   63

SECTION 11. Certain Covenants of Lessee.............   64

SECTION 12. Owner for Income Tax Purposes...........   65

SECTION 13. Notices; Consent to Jurisdiction........   65

SECTION 14. Change of Situs of Owner Trust..........   66

SECTION 15. Miscellaneous...........................   67

SECTION 16. Invoices and Payment of Expenses........   69

SECTION 17. Optional Redemption of Certificates.....   70



                                                      Page

SECTION 18. Optimization............................   74

SECTION 19.  Nondisclosure..........................   75


                                   SCHEDULES

SCHEDULE I     -- Names and Addresses

SCHEDULE II    -- Commitments

SCHEDULE III   -- Legal Opinions

EXHIBIT A-1    -- Form of Transferor Opinion Re: Transfer of
                   Owner Participant's Interest

EXHIBIT A-2    -- Form of Transferee Opinion Re: Transfer of
                   Owner Participant's Interest

EXHIBIT B      -- Form of Assignment and Assumption Agreement

EXHIBIT C      -- Form of Guaranty Agreement


                            PARTICIPATION AGREEMENT
                                  (1995 777 A)


          THIS PARTICIPATION AGREEMENT (1995 777 A) dated as of May 1, 1995 among (i) United Air Lines, Inc., a Delaware corporation (the "Lessee"), (ii) [____________], a corporation organized under the laws of Delaware (the "Owner Participant"), (iii) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"),
(iv) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise provided herein, but solely as trustee under the Pass Through Trust Agreement (the "Pass Through Trustee"), dated as of February 1, 1992, as amended and restated as of May 1, 1995 (the "Basic Agreement"), in each case between the Lessee and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, as supplemented by Trust Supplements Nos. 1995-A1 and 1995-A2, each dated as of May __, 1995 between the Lessee and the Pass Through Trustee creating the 1995-A1 Pass Through Trust and the 1995-A2 Pass Through Trust, respectively (the Basic Agreement as so supplemented being the "1995-A1 Pass Through Trust Agreement" and the "1995-A2 Pass Through Trust Agreement", respectively, each of the 1995-A1 Pass Through Trust Agreement and the 1995-A2 Pass Through Trust Agreement being a "Pass Through Trust Agreement") and (v) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, in its individual capacity and as Indenture Trustee under the Trust Indenture (the "Indenture Trustee").


                                  WITNESSETH:

          WHEREAS, pursuant to the Purchase Agreement between Lessee and the Manufacturer, the Manufacturer has agreed to sell to Lessee, among other things, certain Boeing Model 777-222 aircraft, one of which has been recently purchased from the Manufacturer by Lessee and is the subject of this Agreement; and

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant is entering into the Trust Agreement pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the Trust Estate defined in Section 1.01 thereof (the "Trust Estate") for the use and benefit of the Owner Participant; and

          WHEREAS, concurrently with the execution and delivery of this Agreement,

          (i) Lessee and the Owner Trustee are entering into the Owner Trustee's Purchase Agreement and Assignment (1995 777 A) dated as of May 1, 1995 (the "Owner Trustee's Purchase Agreement"), whereby Lessee agrees to sell the Aircraft to the Owner Trustee and assigns to the Owner Trustee certain rights and interests of Lessee under the Purchase Agreement with respect to the Aircraft; and

              (ii) the Manufacturer has executed the Consent and Agreement (1995 777 A) dated as of May 1, 1995 substantially in the form attached to the Owner Trustee's Purchase Agreement, with respect to the Owner Trustee's Purchase Agreement; and

          WHEREAS, the Indenture Trustee and the Owner Trustee concurrently with the execution and delivery of this Agreement are entering into the Trust Indenture and Mortgage (1995 777 A) dated as of May 1, 1995 pursuant to which the Owner Trustee agrees, among other things, to issue one or more Loan Certificates in the form set forth in Exhibit A-1 or Exhibit A-2 to the Trust Indenture to each Pass Through Trustee on behalf of the related grantor trusts created by the applicable Pass Through Trust Agreement as evidence of the Owner Trustee's indebtedness to each Pass Through Trustee, which Loan Certificates are to be secured by the mortgage and security interest in the Aircraft created pursuant to the Trust Indenture by the Owner Trustee in favor of the Indenture Trustee, and the Owner Trustee shall execute and deliver the Trust Supplement covering the Aircraft, supplementing the Trust Agreement and the Trust Indenture; and

          WHEREAS, as described in Section 2 hereof, the Owner Trustee and Lessee are entering into a Lease Agreement (1995 777 A) dated as of May 1, 1995 whereby, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to Lessee, and Lessee agrees to lease from the Owner Trustee, the Aircraft on the Delivery Date; and

          WHEREAS, in connection with the foregoing, each Pass Through Trustee will issue the Pass Through Certificates substantially in the form of Exhibit A to each Pass Through Trust Agreement; and

          WHEREAS, to facilitate the Owner Trustee's issuance of the Loan Certificates to the applicable Pass Through Trustee and the purchase of the Loan Certificates by each such Pass Through Trustee, the Lessee has duly authorized the execution and delivery of each of the two Pass Through Trust Agreements as the "issuer" thereunder, as such term is defined in and solely for purposes of the Securities Act of 1933, as amended, and of the Pass Through Certificates being issued thereunder as the

"obligor" thereunder, as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended, with respect to the Pass Through Certificates and is undertaking to perform certain administrative and ministerial duties thereunder and is also undertaking to pay the fees and expenses of the Pass Through Trustees; and

          WHEREAS, certain terms are used herein as defined in Section 1(a) hereof.

          NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

          SECTION 1.  Certain Definitions; Participations in Lessor's Cost of
                      -------------------------------------------------------
the Aircraft.  (a)  The terms "Lessee," "Owner Participant," "Pass Through
- ------------
Trustee," "Owner Trustee" and "Indenture Trustee" shall have the further meanings attributed thereto in the Lease Agreement referred to above and, except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings attributed thereto in the Lease Agreement referred to above. Unless the context otherwise requires, any reference herein to any of the Operative Documents refers to such document as it may be amended from time to time in accordance with its terms and the terms of each other agreement restricting the amendment thereof.

          (b) Subject to the terms and conditions of this Agreement, (i) each of the Pass Through Trustees agrees to finance in part, the Owner Trustee's payment of Lessor's Cost for the Aircraft by making a secured loan to the Owner Trustee (herein called a "Loan" and collectively, the "Loans") on a date to be designated pursuant to Section 2 hereof, but in no event later than May 31, 1995, in the amount in Dollars equal to the amount set forth opposite its name on Schedule II hereto and (ii) the Owner Participant hereby agrees, in connection with its equity investment in the beneficial ownership of the Aircraft and the sale of the Aircraft by the Lessee to the Owner Trustee pursuant to the Owner Trustee's Bill of Sale, as contemplated hereby and by the Owner Trustee's Purchase Agreement, to make its equity investment in the beneficial ownership of the Aircraft on a date to be designated as set forth above, but in no event later than May 31, 1995, in an amount in Dollars equal to the amount set forth opposite its name on Schedule II hereto. To fund its obligations set out in (i) above, each Pass Through Trustee shall, in accordance with Section 2.01 of the applicable Pass Through Trust Agreement, execute, authenticate and deliver Pass Through Certificates, dated a date not later than the Delivery Date and of the maturities, in the principal amounts, bearing the interest rates and of the other economic terms specified in the request of the Company (as defined in the Basic Agreement) delivered pursuant to such Section 2.01, and deliver such Pass Through Certificates to the Underwriters (as defined in Section 4(a)(xvii) as specified in such request against payment by the Underwriters of an amount equal to the aggregate principal amount of its Loan. In the case of the Owner Participant, the amount of its participation to be made as provided above in the payment of Lessor's Cost and, in the case of each Pass Through Trustee, the amount of its Loan, is hereinafter called such Participant's "Commitment" for the Aircraft.
In case any Participant shall default in its obligation to make the amount of its Commitment available pursuant to Section 2 hereof in respect of the Aircraft, the other Participants shall have no obligation to make any portion of such amount available or to increase the amount of its Commitment and the obligation of the nondefaulting Participants shall remain subject to the terms and conditions set forth in this Agreement.

          SECTION 2.  Lessee's Notice of Delivery Date.  Lessee agrees to give
                      --------------------------------
the Owner Participant, the Owner Trustee, the Pass Through Trustees and the Indenture Trustee at least two Business Days' prior written notice of the Delivery Date for the Aircraft, which Delivery Date shall be a Business Day not later than May 31, 1995, which notice shall specify the amount of Lessor's Cost and the amount of each Participant's Commitment for the Aircraft. As to each Participant, the making of its Commitment for such Aircraft available in the manner required by this Section 2 shall constitute a waiver of such notice. The Owner Trustee and the Indenture Trustee shall be deemed to have waived such notice if the Indenture Trustee shall have received from the Owner Participant funds in the full amount of the Owner Participant's Commitment and the proceeds of the sale of the Loan Certificates in the full amount of the Pass Through Trustees' Commitments.

          Subject to the terms and conditions of this Agreement, and simultaneously with receipt by the parties hereto of all amounts to be paid to them on the Delivery Date pursuant to this Section 2, the Lessee shall transfer title to and deliver the Aircraft to the Owner Trustee, the Owner Trustee shall purchase and take title to, and accept delivery of, the Aircraft, and the Owner Trustee shall lease the Aircraft to Lessee, it being understood that the transactions described in this Section 2 are simultaneous and mutually dependent. On the Delivery Date, subject to the terms and conditions of this Agreement, and in consideration for the transfer of title to the Aircraft to the Owner Trustee, the Owner Trustee and the Indenture Trustee (on behalf of the Owner Trustee) shall pay over the funds made available to it equal to Lessor's Cost to Lessee's account no. ____________ at First Security Bank of Utah, National Association. In addition, subject to the terms and conditions of this Agreement, the Owner Trustee shall, on the Delivery Date, issue to the Pass Through Trustees the Loan Certificates to evidence the Loans

          The Owner Participant agrees, subject to the terms and conditions of this Agreement, to make its Commitment available to the Owner Trustee at the Owner Trustee's account no. ________ at First Security Bank of Utah, National Association, and the Pass Through Trustees agree to make their Commitment available to the Indenture Trustee at the Indenture Trustee's account no. _________ at First Security Bank of Utah, National Association, at or before 10:00 a.m., New York City time, on the Delivery Date specified in Lessee's notice referred to in the first paragraph of this Section 2 (such specified Delivery Date being herein called the "Scheduled Delivery Date").

          SECTION 3.  Instructions to the Owner Trustee and Indenture Trustee.
                      -------------------------------------------------------
Subject to the terms and conditions of this Agreement, the Owner Trustee and the Indenture Trustee, upon their respective receipts in full of the Owner Participant's and the Pass Through Trustees' Commitments for the Aircraft, as provided in Section 2 hereof, together with instructions from such Participant or its special counsel to release such funds to Lessee, shall transfer such funds to the Lessee and the Owner Trustee shall purchase the Aircraft from the Lessee and lease the Aircraft to Lessee and such action shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee and the Indenture Trustee acting on behalf of the Owner Participant (in regard to item (a) below) and to the Owner Trustee (in regard to items (b) - (f) below):

          (a) to pay to Lessee the Lessor's Cost in the manner set forth in
Section 2;

          (b) to the extent not previously accomplished by a prior authorization, to authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees, or an agent or agents, of Lessee designated by Lessee) to accept delivery of the Aircraft on the Delivery Date pursuant to the Owner Trustee's Bill of Sale;

          (c) to accept from the Lessee the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale;

          (d) to execute an Aircraft Registration Application, a Lease Supplement and a Trust Supplement, in each case covering the Aircraft;

          (e) to borrow from the Pass Through Trustees amounts equal to their respective Loans to finance a portion of Lessor's

Cost and to issue to the Pass Through Trustees Loan Certificates in the amounts specified herein; and

          (f) to take such other action as may be required to be taken by the Owner Trustee on the Delivery Date by the terms of any Operative Document.

          SECTION 4.  Conditions.  (a)  Conditions Precedent to the
                      ----------        ---------------------------
Participations in the Aircraft.  It is agreed that the respective obligations of
- ------------------------------
the Participants to participate in the payments of Lessor's Cost are subject to the satisfaction prior to or on the Delivery Date of the following conditions precedent, except that paragraphs (iii), (xx), (xxiv) (insofar as it relates to the Pass Through Trustees), (xxv), (xxvi) and (xxviii) shall not be a condition precedent to the obligation of the Pass Through Trustees, and paragraphs (iv),
(x) (insofar as it relates to the Owner Participant), (xiv), (xix) and (xxvii) shall not be a condition precedent to the obligation of the Owner Participant:

               (i) The Participants shall have received due notice with respect to such participation pursuant to Section 2 hereof (or shall have waived such notice either in writing or as provided in Section 2).

              (ii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory or judicial authorities which, in the opinion of the Owner Participant or the Pass Through Trustees, as the case may be, would make it a violation of law or regulations for (x) the Lessee, the Indenture Trustee, any Participant or the Owner Trustee to execute, deliver and perform the Operative Documents to which any of them is a party or (y) the Pass Through Trustees or the Owner Participant to make their respective Commitments available or, in the case of any Pass Through Trustee, to acquire a Loan Certificate or to realize the benefits of the security afforded by the Trust Indenture.

             (iii) In the case of the Owner Participant, the Pass Through Trustees shall have made available the amount of their respective Commitments for the Aircraft in accordance with Section 1 hereof.

              (iv) In the case of the Pass Through Trustees, the Owner Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

               (v) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Participants and shall be in full force and effect and executed counterparts shall have been delivered to the Participants, and their respective counsel, provided that only the applicable Pass Through Trustee shall receive an executed original of its Loan Certificate, only the Indenture Trustee, acting on behalf of the Certificate Holders, shall receive the original counterparts of the Lease and the Lease Supplement, only the Owner Participant shall receive a copy of the Purchase Agreement which shall be delivered to and retained by the Owner Trustee (the Owner Trustee and the Owner Participant and their respective counsel may inspect the Purchase Agreement prior to the Delivery Date but thereafter shall not have access to the same until the return of the Aircraft to Lessor (but only to the extent the Purchase Agreement has any continued effectiveness on such return date) or unless a Lease Default or Event of Default shall have occurred and be continuing) and provided further that only the Lessee and the Owner Participant shall receive copies of the Tax Indemnity Agreement:

                    (1)  the Lease;

                    (2) a Lease Supplement covering the Aircraft and dated the Delivery Date;

                    (3)  the Tax Indemnity Agreement;

                    (4)  the Trust Agreement;

                    (5) a Trust Supplement covering the Aircraft and dated the Delivery Date;

                    (6) the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale;

                    (7) the Owner Trustee's Purchase Agreement;

                    (8) an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee (the "Acceptance Certificate") duly completed and executed by the Owner Trustee or its agent, which shall be a representative of Lessee, and by such representative on behalf of Lessee;

                    (9)  the Trust Indenture;

                    (10) the Loan Certificates;

                    (11) the Consent and Agreement;

                    (12) the Purchase Agreement;

                    (13) the Owner Participant Parent Guaranty; and

                    (14) the Pass Through Trust Agreements.

              (vi) A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to the Granting Clause of the Trust Indenture shall have been executed and delivered by the Owner Trustee and the Indenture Trustee, and such financing statement or statements shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Owner Participant or the Pass Through Trustees shall have been executed and delivered by Lessee, the Indenture Trustee or the Owner Trustee and duly filed.

             (vii) Each Participant and the Indenture Trustee shall have received the following, in each case in form and substance satisfactory to it, provided that only the Owner Participant shall receive a copy of the Purchase Agreement which shall be delivered to and retained by the Owner Trustee (the Owner Trustee and the Owner Participant and their respective counsel may inspect the Purchase Agreement prior to the Delivery Date but thereafter shall not have access to the same until the return of the Aircraft to Lessor (but only to the extent the Purchase Agreement has any continued effectiveness on such return date) or unless a Lease Default or Event of Default shall have occurred and be continuing):

                    (1) a certified copy of the Certificate of Incorporation and By-Laws of Lessee and a copy of resolutions of the board of directors of Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance by Lessee of this Agreement, the Lease, the Owner Trustee's Purchase Agreement, the Owner Trustee's Bill of Sale, the Owner Trustee's FAA Bill of Sale, the Tax Indemnity Agreement and each other document required to be executed and delivered by Lessee on the Delivery Date in accordance with the provisions hereof and thereof;

                    (2) such other documents and evidence with respect to Lessee, the Manufacturer, the Owner Trustee, the Indenture Trustee and the Participants, as the Pass Through Trustees or the Owner Participant, or their respective counsel, may reasonably request in order to establish the authority of such parties to consummate the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and the compliance with the conditions herein set forth;

                    (3) a certificate of Lessee (i) as to the Person or Persons authorized to execute and deliver this Agreement, the other Lessee Documents, and any other documents to be executed on behalf of Lessee in connection with the transactions contemplated hereby and as to the signature of such person or persons, and (ii) to the effect that the application of the proceeds from the Pass Through Certificates as provided for herein will not be inconsistent with any of the provisions of the Pass Through Trust Agreements;

                    (4) a copy of the Purchase Agreement certified by the Secretary or an Assistant Secretary of Lessee as being a true and accurate copy of the same with all amendments attached thereto that relate to the Manufacturer's warranties or related obligations or any right in such Agreement assigned by the Lessee to the Owner Trustee pursuant to the Owner Trustee's Purchase Agreement;

                    (5) a copy of the general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent, respectively, which authorize the execution, delivery and performance by the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent of all of the Operative Documents to which it is a party, together with such other documents and evidence with respect to the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent as either the Pass Through

          Trustees (or their counsel) or the Owner Participant (or its counsel) may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth; provided, this clause shall not be a condition precedent as to any Participant as to documents to be provided by that Participant; and

                    (6) a copy of the excerpts the "United Air Lines 777 Maintenance Program" referred to in Section 5 of the Lease.

            (viii) All appropriate action required to have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, on or prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

              (ix) On the Delivery Date, the following statements shall be true, and the Participants and the Indenture Trustee shall have received evidence satisfactory to each of them to the effect that:

                    (1) the Owner Trustee has good and marketable title (subject to filing and recording of the Owner Trustee's FAA Bill of Sale with the Federal Aviation Administration) to the Aircraft, free and clear of Liens other than the rights of Lessee under the Lease and Lease Supplement covering the Aircraft, the mortgage and security interest created by the Trust Indenture, the rights of the Owner Participant under the Trust Agreement and the Trust Supplement and Liens permitted by clause (iii) (solely for Taxes not yet due) of Section 6 of the Lease;

                    (2) application for registration of the Aircraft in the name of the Owner Trustee (together with any required affidavits) and the Owner Trustee's FAA Bill of Sale have been duly filed with the FAA;

                    (3) the Trust Agreement, the Trust Indenture and the Trust Supplement and the Lease and the Lease Supplement have been duly filed with the FAA for recordation;

                    (4) the Owner Trustee, as lessor under the Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease Agreement pursuant to the Trust Indenture, are entitled to the protection of Section 1110 of the Bankruptcy Code in connection with the Owner Trustee's and the Indenture Trustee's right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the Bankruptcy Code in which the Lessee is a debtor; and

                    (5) the Aircraft has been duly certified by the FAA as to type and airworthiness in accordance with the terms of the Lease and has a current, valid U.S. standard certificate of airworthiness issued by the FAA.

               (x) On the Delivery Date, (A) the representations and warranties of Lessee, the Owner Participant and the Owner Trustee contained in Sections 7 and 8 of this Agreement and in the Tax Indemnity Agreement and the Owner Participant Parent contained in the Owner Participant Parent Guaranty shall be true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), (B) no event shall have occurred and be continuing, or would result from the purchase, sale, lease or mortgage of the Aircraft, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Lease or the Trust Indenture, and (C) no event shall have occurred that might have the effect of materially and adversely affecting the ability of Lessee to carry on its business as conducted on December 31, 1994 or to perform its obligations under the Operative Documents.

              (xi) The Participants shall have received an opinion addressed to the Participants, the Indenture Trustee, and the Owner Trustee from (a) Francesca M. Maher, Vice President-Law, Deputy General Counsel and Corporate Secretary for Lessee, in substantially the form of Schedule III-1(a) hereto and (b) Vedder, Price, Kaufman & Kammholz, special counsel to the Lessee, in substantially the form of Schedule III-1(b) hereto.

             (xii) The Participants shall have received an opinion addressed to the Participants, the Owner Trustee, the Indenture Trustee and Lessee from counsel to the Manufacturer, in substantially the form of Schedule III-2 hereto.

            (xiii) The Participants shall have received an opinion addressed to the Participants, the Indenture Trustee, the Owner Trustee and Lessee, from Bingham, Dana & Gould, special counsel for the Owner Trustee, in substantially the form of Schedule III-3 hereto.

             (xiv) The Pass Through Trustees shall have received an opinion addressed to the Indenture Trustee, the Pass Through Trustees, the Owner Trustee and Lessee from (a) Dewey Ballantine, special counsel to the Owner Participant and the Owner Participant Parent, in substantially the form of
     Schedule III-4(a) hereto and (b) Michael Flynn, Vice President-General Counsel and Secretary to the Owner Participant and the Owner Participant Parent in substantially the form of Schedule III-4(b) hereto.

              (xv) The Participants shall have received an opinion addressed to the Participants, the Indenture Trustee, the Owner Trustee and Lessee, from Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, in substantially the form of Schedule III-5 hereto.

             (xvi) The Participants shall have received an opinion addressed to the Participants, the Owner Trustee and Lessee from Ray, Quinney & Nebeker, special counsel for the Indenture Trustee and the Pass Through Trustees, in substantially the form of Schedule III-6 hereto.

            (xvii) The Owner Participant shall have received an opinion addressed to it from Vedder, Price, Kaufman & Kammholz, special counsel to the Lessee, substantially to the same effect as the opinion delivered pursuant to Section 5(b)(1) of the Purchase Agreement dated ____________ (the "Underwriting Agreement") among Lessee, Merrill Lynch & Co. and Lehman Brothers (the "Underwriter").

           (xviii) The Participants and the Indenture Trustee shall have received a certificate signed by the President or any Vice President of Lessee, dated the Delivery Date, addressed to the Participants and the Indenture Trustee and certifying as to the fulfillment of all conditions in this Section 4(a) insofar as they relate to Lessee and as to the matters stated in paragraphs (viii), (x) (insofar as it relates to Lessee), (xxii) and (xxiii) (to the knowledge of

     Lessee, except in regard to matters relating to the Participants, Indenture Trustee or the Owner Trustee, in which event such representation shall be to the knowledge of Lessee without any investigation whatsoever) of this
     Section 4(a).

             (xix) (a) The Owner Participant shall, by making its Commitment available as provided in Section 1(b)(ii) of this Agreement, (b) the Indenture Trustee shall by authenticating the Loan Certificates issued on the Delivery Date, (c) the Owner Trustee shall, by accepting the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale and (d) the Pass Through Trustees shall, by making their respective Commitments available as provided in Section 1(b)(i) of this Agreement, be respectively deemed to have reaffirmed as of the Delivery Date the representations and warranties made by it in Section 8 of this Agreement.

              (xx) The Owner Participant shall have received an opinion, in form and substance reasonably satisfactory to the Owner Participant, from BK Associates, independent aircraft appraisers, or such other recognized aircraft appraiser selected by the Owner Participant, to the effect that
     (A) on the Delivery Date, the fair market value of the Aircraft is equal to Lessor's Cost; (B) on the Delivery Date, the Aircraft is expected to have an economic useful life of at least 125% of the aggregate of the Interim Term and the Basic Term; (C) on the Delivery Date, the Aircraft is expected to have a residual value at the end of the Basic Term of at least 20% of Lessor's Cost (without considering the effects of inflation or deflation and assuming the Aircraft is in compliance with Section 5 of the Lease);
     (D) on the Delivery Date, the Aircraft is expected to have a fair market value on the EBO Date that does not exceed an amount equal to the EBO Price; (E) the fair market value of each Engine is at least equal to Engine Cost; and (F) the Aircraft is not limited use property.

             (xxi) The Participants and the Indenture Trustee shall have received an independent insurance broker's report, and certificates of insurance, in form and substance reasonably satisfactory to the Participants, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

            (xxii) On the Delivery Date it shall be true that no Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine has occurred.

           (xxiii) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

            (xxiv) The respective representations and warranties of the Indenture Trustee and the Pass Through Trustees contained in Section 8 hereof shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and the Lessee and each Participant shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President of the Indenture Trustee and the Pass Through Trustees certifying as to the foregoing matters with respect to the Indenture Trustee and the Pass Through Trustees, as applicable.

             (xxv) The Owner Participant shall have received from Dewey Ballantine, special counsel to the Owner Participant, a favorable opinion, in form and substance satisfactory to the Owner Participant, with respect to certain income tax aspects of the transactions contemplated by the Operative Documents.

            (xxvi) In the opinion of the Owner Participant and its special counsel, no law (including tax laws), regulation or regulatory order or holding applicable to the Owner Participant or the Owner Participant's participation in the transactions contemplated hereby, shall have been enacted, issued or proposed prior to the Delivery Date that would have a material adverse impact on the Owner Participant.

           (xxvii) The Pass Through Trustees shall have received a letter from BK Associates to the effect that the fair market value of the Aircraft on the Delivery Date is not less than 125% of the aggregate amount of the Loans.

           (xxviii) The Lessee shall have executed and delivered to Owner Participant a letter relating to Lessee's average cost of capital together with appropriate supporting documentation.

          Promptly upon the registration of the Aircraft and the recording of the Lease, the Trust Indenture, the Trust Agreement, the Lease Supplement and the Trust Supplement covering the Aircraft pursuant to the Federal Aviation Act, Lessee will cause Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to deliver to the Owner Participant, the Indenture Trustee, the Pass Through Trustees, the Owner Trustee and Lessee an opinion as to the due and valid registration of the Aircraft in the name of the Owner Trustee, the due recording of the Owner Trustee's FAA Bill of Sale, the Trust Indenture, the Lease Supplement, the Trust Supplement, the Lease and the Trust Agreement and the lack of filing of any intervening documents with respect to the Aircraft.

          (b) Conditions Precedent to the Obligations of Lessee.  It is agreed
              -------------------------------------------------
that the obligations of Lessee (A) to sell the Aircraft to the Owner Trustee,
(B) to accept delivery of the Aircraft under the Lease and (C) to enter into its other Operative Documents, are all subject to the fulfillment to the satisfaction of Lessee prior to or on the Delivery Date of the following conditions precedent:

               (i) The conditions specified in Section 4(a)(iii), 4(a)(iv), 4(a)(viii), 4(a)(xxii) and 4(a)(xxiii) hereof shall have been satisfied, unless such nonsatisfaction is the result of the actions of Lessee.

              (ii) Those documents described in Section 4(a)(v) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee) in the manner specified in Section 4(a)(v), shall each be satisfactory in form and substance to Lessee, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof (other than the Loan Certificates) shall have been delivered to Lessee or its counsel.

             (iii) Lessee shall have received a copy of the general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent, respectively, which authorize the execution, delivery and performance by the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent of all the Operative Documents to which it is a party, together with such other documents and evidence with respect to the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent as Lessee or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

              (iv) The representations and warranties of the Participants, the Indenture Trustee and the Owner Trustee contained in Section 8 hereof and the Owner Participant Parent in the Owner Participant Parent Guaranty shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and Lessee shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President or other authorized representative of the Indenture Trustee, the Owner Participant, the Pass Through Trustees and the Owner Trustee, respectively, certifying as to the foregoing matters with respect to the Indenture Trustee, the Owner Participant and the Owner Trustee, respectively.

               (v) Lessee shall have received the opinions set forth in Sections 4(a)(xii), 4(a)(xiii), 4(a)(xiv), 4(a)(xv), and 4(a)(xvi), in each case addressed to Lessee and dated the Delivery Date.

              (vi) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of Lessee, would make it a violation of law or regulations for Lessee to enter into any transaction contemplated by the Operative Documents.

             (vii) No law (including tax laws), regulation or regulatory order or holding applicable to the Lessee or Lessee's participation in the transactions contemplated hereby, shall have been enacted, issued, or proposed prior to the Delivery Date that would have a material adverse impact on Lessee.

          SECTION 5.  Confidentiality of Purchase Agreement. Lessor, the
                      -------------------------------------
Participants, and the Indenture Trustee shall keep the Purchase Agreement confidential and shall not disclose the same to any Person, except (A) to prospective and permitted transferees of Lessor's, a Pass Through Trustee's, the Owner Participant's or the Indenture Trustee's interest who agree to hold such information confidential, (B) to the aforementioned prospective and permitted transferees', Lessor's, Pass Through Trustees', the Owner Participant's or the Indenture Trustee's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, including Federal or state banking examiners or tax auditors or (D) as may be necessary or desirable for purposes of protecting the interest of any such Person or for enforcement of the Lease by Owner Trustee, the Participants or the Indenture Trustee; provided, however, that any and all disclosures of all or any part of the Purchase Agreement which are permitted by (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted.

     SECTION 6.  Extent of Interest of Certificate Holders.  No Certificate
                 -----------------------------------------
Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the Original Amount of, Premium, if any, and interest on all Loan Certificates held by such Certificate Holder and all other sums payable to such Certificate Holder hereunder, under the Trust Indenture and under such Loan Certificates shall have been paid in full. Each Certificate Holder by its acceptance of a Loan Certificate, agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Certificate Holder as provided in Section 2.09 of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to any Certificate Holder for any amounts payable under the Loan Certificates, the Trust Indenture, hereunder, or under any other Operative Documents (including, without limitation, amounts payable as Premium), except as expressly provided in this Agreement or (in the case of the Owner Trustee) in the Trust Indenture.

     SECTION 7.  Lessee's Representations, Warranties and Indemnities.  (a)  In
                 ----------------------------------------------------        --
General.  Lessee represents and warrants  that as of the Delivery Date:
- -------

               (i) Lessee is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, except where the failure to be so qualified would not have a material adverse effect on Lessee or its business; is a Citizen of the United States and a Certificated Air Carrier; holds all material licenses, certificates, permits and franchises from the appropriate agencies of the United States of America and/or all other governmental authorities having jurisdiction, necessary to authorize Lessee to engage in air transport and to carry on scheduled passenger service, in each case as presently conducted; has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial
     Code) in Elk Grove Township, Illinois; and has the corporate power and authority to conduct its business as it is presently being conducted, to hold under lease the Aircraft and to enter into and perform its obligations under the Lessee Documents;

              (ii) the execution, delivery and performance by Lessee of the Lessee Documents have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained, and none of such Lessee Documents contravenes any law, judgment, governmental rule, regulation or order binding on Lessee or the certificate of incorporation or by-laws of Lessee or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens) upon the property of Lessee under, its certificate of incorporation or bylaws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which Lessee is a party or by which it or its properties may be bound or affected;

             (iii) neither the execution and delivery by Lessee of the Lessee Documents nor the performance by Lessee of its obligations thereunder require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any federal, state or foreign government authority or agency, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained, and are in full force and effect, (B) the registration of the Aircraft referred to in Section 4(a)(ix)(2), (C) any normal periodic and other reporting requirements under the applicable rules and regulations of the FAA to the extent required to be given or obtained only after the Delivery Date, (D) the recordings with the FAA described in the opinion referred to in Section 4(a)(xv) and (E) any normal periodic and other reporting requirements under the applicable rules and regulations of the FAA to the extent required to be given or obtained only after the Delivery Date, it being understood that the registration of the issuance and sale of the Pass Through Certificates to be issued pursuant to the provisions of the Pass Through Trust Agreements under the Securities Act of 1933, as amended, and under the securities laws of any state in which the Pass Through Certificates may be offered for sale if the laws of such state require such action has been duly accomplished and the qualification of each Pass Through Trust Agreement under the Trust Indenture Act of 1939, as amended, has been duly obtained;

              (iv) each of the Lessee Documents has been duly executed and delivered by Lessee and constitutes legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof;

               (v) there are no pending or threatened actions or proceedings before any court or administrative agency involving any Lessee Document or the transactions contemplated hereby or which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of Lessee or the ability of Lessee to perform its obligations under the Lessee Documents;

              (vi) except for (A) the registration of the Aircraft pursuant to the Federal Aviation Act, (B) the filing for recording pursuant to said Act of the Trust Agreement, the Lease with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached thereto and made a part thereof, and the Owner Trustee's FAA Bill of Sale, (C) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created by such documents under the Uniform Commercial Code of Illinois (which financing statement Lessee has caused to be presented in due form for filing with the appropriate filing office in the State of Illinois) and such other states as may be specified in the opinions furnished pursuant to Section 4(a)(xi) hereof and (D) the taking of possession by the Indenture Trustee of the original counterparts of the Lease and the Lease Supplement covering the Aircraft, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial

     Code of any applicable jurisdiction), is necessary or advisable in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against the Lessee and the Indenture Trustee's security interest in the Aircraft as against the Owner Trustee, and in each case as against any third parties in any applicable jurisdictions in the United States;

             (vii) there has not occurred any event which constitutes a Default or an Event of Default under the Lease which is presently continuing and there has not occurred any event which constitutes or would, with the passage of time or the giving of notice, or both, constitute an Event of Loss;

            (viii) the statements of financial position of Lessee as of December 31, 1994 and the related statements of earnings and cash flow of Lessee for the year then ended, copies of which have been furnished to the Participants, fairly present the financial condition of Lessee as at such date and the results of operations and cash flow of Lessee for the period ended on such date, in accordance with generally accepted accounting principles consistently applied (except as may be stated in the notes thereto), and since December 31, 1994, there has been no material adverse change in such condition or operations, except for such matters timely disclosed in press releases issued by UAL Corporation or Lessee or in public filings, effective as of the date hereof, with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, by UAL Corporation or Lessee;

              (ix) the Owner Trustee will have received good and marketable title to the Aircraft free and clear of all Liens, except the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, the Lien of the Trust Indenture, the beneficial interest of the Owner Participant in the Aircraft, and the Liens permitted by clause (iii) (solely for Taxes not yet due) of Section 6 of the Lease;

               (x) none of the proceeds from the issuance of the Loan Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee to purchase or carry any "margin stock" as such term is defined in Regulation G or U of the Board of Governors of the Federal Reserve System;

              (xi) neither Lessee nor anyone acting on behalf of Lessee has (A) directly or indirectly offered any interest in the Trust Estate for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant, and not more than ____________ (__) other institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby, or (B) offered any interest in the Trust Estate or any Pass Through Certificate or any Loan Certificate in a manner which would violate the Securities Act of 1933, as amended, the regulations thereunder, administrative and judicial interpretation thereof or the securities laws, rules or regulations of any state;

             (xii) Lessee is not in default in the performance of any term or condition of the Owner Trustee's Purchase Agreement, and is not in default in the performance of any term or condition of the Purchase Agreement which materially adversely impairs the transactions contemplated hereby;

            (xiii) no governmental approval of any kind is required of the Owner Participant, any Pass Through Trustee, the Owner Trustee or the Indenture Trustee for their respective execution of or performance under this Agreement, the Pass Through Trust Agreements or any agreement contemplated hereby solely by reason of any fact or circumstance peculiar to: (a) Lessee, (b) the nature of the Aircraft, or (c) Lessee's proposed operations or use of the Aircraft;

             (xiv) all sales or use tax then due and for which Lessee is responsible pursuant to Section 7(b)(i) hereof shall have been paid, other than such taxes which are being contested by Lessee in good faith and by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft or any interest therein;

              (xv) The Aircraft has been duly certified by the FAA as to type and airworthiness and such certification remains in full force and effect;

             (xvi) Owner Trustee, as lessor under the Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease pursuant to the Trust Indenture, are entitled to the protection of Section 1110 of the Bankruptcy Code in connection with the Owner Trustee's and the Indenture Trustee's right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor; and

       (xvii) neither Lessee nor any subsidiary of Lessee is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (b) General Tax Indemnity.  (i)  Indemnity.  Except as provided in
              ---------------------        ---------
Section 7(b)(ii) hereof, whether or not any of the transactions contemplated herein are consummated, Lessee shall pay when due and assume liability for, and protect, save and shall indemnify and hold harmless each Indemnitee (except that, for purposes of this Section 7(b)(i), an Indemnitee shall not include any Certificate Holder) from and against (x) any and all Taxes howsoever imposed against any Indemnitee, Lessee or all or any part of the Aircraft, the Airframe, the Engines, the Parts or any part thereof or otherwise by any federal, state or local government or other taxing authority in the United States or by any foreign government or any political subdivision or taxing authority thereof or by any territory or possession of the United States or by any international authority upon or in connection with, relating to, or measured by (A) the assembly, manufacture, construction, substitution, improvement, location, conditioning, installation, financing, refinancing, purchase, acquisition, acceptance, delivery, nondelivery, transport, ownership, registration, reregistration, possession, repossession, control, operation, use, maintenance, repair, replacement, insuring, sale, return, abandonment, storage, redelivery, leasing, subleasing, modification, rebuilding of, transfer of title to, transfer of registration of, rejection, importation, mortgaging, exportation or disposition of, or the imposition of any Lien (or the incurrence of any liability to refund or pay over any amount as the result of any Lien) on, the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (B) the rentals, receipts or earnings from the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (C) any amount paid or payable pursuant to any Operative Documents or any Pass Through Trust Agreement or any document related thereto or the property or the income or other proceeds with respect to any of the property held in the Trust Estate or the Trust Indenture Estate or the property held by each Pass Through Trustee under the respective Pass Through Trust Agreement, (D) the Aircraft, the Airframe, the Engines, the Parts or any part thereof or any contract relating to the manufacture, construction, acquisition or delivery thereof, (E) any or all of the Operative Documents, the Pass Through Trust Agreements, or the issuance of the Loan Certificates or the Pass Through Certificates (or the refinancing thereof) and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto which have been approved by Lessee or the execution, delivery, recording or performance of any thereof or the issuance, acquisition, holding or subsequent transfer thereof, (F) the payment of the Original

Amount of, or interest or Premium on, or other amounts payable with respect to, the Loan Certificates or the payment of principal of, interest on or any other amounts payable with respect to the Pass Through Certificates, (G) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents, or (H) any change in the Owner Trustee or the situs of the Trust Estate made pursuant to Sections 8(c) or 14 hereof; and (y) any reasonable out-of-pocket costs and expenses fairly attributed to any of the foregoing incurred by any Indemnitee.

              (ii) Exclusions from General Tax Indemnity.  The provisions of
                   -------------------------------------
     Section 7(b)(i) shall not apply:

                    (1) in the case of an Indemnitee which is the Owner Participant, the Owner Trustee, the Trust Estate, or a successor, assign, or Affiliate of any thereof, to any Income Tax (as defined in Section 7(b)(xii) hereof) imposed by (A) the United States Federal government, (B) any state or local taxing jurisdiction or authority in the United States to the extent such Income Taxes would not have been imposed if (I) the use, location or operation of the Aircraft, or (II) the activities of the Lessee, to or in such state or local jurisdiction, had been the only connection between the Indemnitee and such jurisdiction, or (C) any foreign government or any political subdivision or taxing authority thereof or by any territory or possession of the United States or by any international authority, except to the extent such Income Taxes are attributable to (I) the use, location or operation of the Aircraft, or (II) the activities of the Lessee, to or in such jurisdiction;

                    (2) to any Tax imposed on an Indemnitee which is the Owner Participant, the Owner Trustee, or the Trust Estate, or any successor, assign or Affiliate of any thereof, as a result of a voluntary transfer or disposition by such Indemnitee including, without limitation, the revocation of the trust created by the Trust Agreement or an involuntary transfer or disposition relating to bankruptcy or similar proceedings of all or any portion of its respective equitable or legal ownership interest in the Aircraft, the Airframe, the Engines, the Parts or any part thereof, the Trust Estate or the Operative Documents and each Pass Through Trust Agreement, unless such transfer or disposition, whether or not voluntary or involuntary, shall occur, (A) during a period when an Event of Default has occurred and is continuing under the Lease at the time of transfer or disposition and such transfer is as a result of such Event of Default, or (B) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Sections 7, 8, 9, 10 or 19 thereof;

                    (3) to any Tax imposed on any Indemnitee which is the Indenture Trustee, the Trust Indenture Estate or a Pass Through Trustee or any successor, assign or Affiliate of any thereof, as a result of a voluntary or involuntary transfer or other disposition of all or any portion of its respective equitable or legal interests in the Trust Estate or the Trust Indenture Estate or the Operative Documents and each Pass Through Trust Agreement unless, in each case, such transfer or disposition shall occur (A) during a period when an Event of Default has occurred and is continuing under the Lease at the time of transfer or disposition and such transfer or disposition is a result of such Event of Default, or (B) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Sections 9, 10 or 19 thereof;

                    (4) to any Tax imposed on the Owner Participant, Trust Estate or Owner Trustee which results from the willful misconduct or gross negligence of (i) the Owner Participant, to the extent imposed on the Owner Participant, Trust Estate or Owner Trustee, or (ii) to the extent imposed on the Owner Trustee, the Owner Trustee;

                    (5) to any Tax imposed on an Indemnitee which is the Indenture Trustee, the Trust Indenture Estate or a Pass Through Trustee which results from the willful misconduct or gross negligence of such Indemnitee;

                    (6) to any Tax based on or measured by any fees received by the Owner Trustee, the Indenture Trustee or a Pass Through Trustee in connection with any transaction contemplated by the Operative Documents;

                    (7) so long as no Event of Default or event which, with the passage of time or the giving of notice or both, would become an Event of Default, shall be continuing, to any Tax imposed with respect to
          (A) any period after the expiration of the Term and, unless purchased by the Lessee, return of the Aircraft, (B) the earlier discharge in full of Lessee's obligation to pay the Stipulated Loss Value or the Termination Value and all other amounts due under the Lease or (C) placement in storage or parking of the Aircraft pursuant to Section 5(d) of the Lease; provided, however, that this Section 7(b)(ii)(8) shall not apply to any Tax (x) relating to events or conditions occurring or matters arising upon or prior to such expiration, discharge, storage or parking, or (y) imposed on or with respect to any payments of Tax indemnified hereunder which are due after such expiration, discharge, storage or parking until after such payments have been made;

                    (8) in the case of an Indemnitee which is the Trust Indenture Estate or any successor, assign or Affiliate thereof, to any Tax in the nature of an intangible or similar tax upon or with respect to the value of the interest of the Trust Indenture Estate or the Pass Through Certificates, as the case may be, in any of the Loan Certificates imposed by any government or taxing authority;

                    (9) to any Tax which Lessee or an Indemnitee is contesting in good faith under the provisions of Section 7(b)(iv) hereof until the conclusion of such contest;

                    (10) to any Tax imposed on the Owner Trustee or an Owner Participant resulting from, or which would not have occurred but for, a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens);

                    (11) in the case of an Indemnitee which is the Owner Participant or the Owner Trustee, to any Taxes to the extent of the amount of such Taxes that are imposed by any jurisdiction on and with respect to any activities of such Indemnitee in such jurisdiction which activities are unrelated to the transactions contemplated by the Operative Documents and each Pass Through Trust Agreement; and

                    (12) to any Tax which has been properly included in the Lessor's Cost.

               The provisions of this Section 7(b)(ii) shall not apply to any Tax imposed in respect of the receipt or accrual of any indemnity payment made by Lessee pursuant to this Section 7(b) or Section 7(c) hereof or pursuant to the Tax Indemnity Agreement; provided, however, that this clause shall not result in any duplication of any amounts of any gross-up payable under Section 7(b)(iii) or Section 7(c) hereof or the Tax Indemnity Agreement.

               Notwithstanding the exclusions set forth in this Section 7(b) or any other provision of the Operative Documents or the Pass Through Trust Agreements, the Lessee hereby agrees to indemnify and hold harmless on a net after-tax basis the Trust Estate, the Owner Trustee and the Owner Participant for any failure to withhold U.S. Federal Income Taxes upon payments of principal, interest, Premium or discount on the Loan Certificates or the Pass Through Certificates, including interest and penalties, unless the Owner Participant has been timely advised by the Lessee in writing that such withholding is required.

             (iii)  Calculation of General Tax Indemnity Payments.  Any payment
                    ---------------------------------------------
     which Lessee shall be required to make to or for the account of any Indemnitee in connection with any Tax which is subject to indemnification under this Section 7(b) shall be in an amount which, after reduction by the amount of all Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amount and after consideration of any current savings of such Indemnitee resulting by way of any deduction, credit or other tax benefit attributable to such indemnified Tax that actually reduces any taxes for which Lessee is not actually required to indemnify such Indemnitee pursuant to Section 7(b) hereof or the Tax Indemnity Agreement shall be equal to the payment otherwise required hereunder.

               If, by reason of any Tax payment made to or for the account of an Indemnitee by Lessee pursuant to this Section 7(b), such Indemnitee subsequently realizes a tax deduction, savings or credit (including any foreign tax credit and any reduction in Taxes) not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Lessee an amount equal to the sum of (I) the actual reduction in Taxes, if any, realized by such Indemnitee which is attributable to such deduction, savings or credit and (II) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided, however, that in the case of an Indemnitee which is the Owner Participant or the Owner Trustee, such Indemnitee shall not be obligated to make any payment pursuant to this Section 7(b)(iii) to the extent that the amount calculated pursuant to (I) above would exceed (x) the amount of all prior payments (determined without regard to any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amounts received by such Indemnitee) from Lessee pursuant to this Section 7(b), less (y) the portion of all prior payments computed pursuant to (I) above by such Indemnitee to Lessee hereunder.

               For purposes of this Section 7(b)(iii), items of foreign Tax of any Indemnitee shall be deemed to be utilized by such Indemnitee as credits or deductions for any taxable year in accordance with the following priorities:

                    First, all available foreign Taxes other than those described below in Second; and

                    Second, all available foreign Taxes arising out of any equipment leasing transaction to the extent that such Indemnitee was indemnified or held harmless for such Taxes by a lessee on a pari passu basis.

               Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of any tax benefit referred to in this subsection as to which such Indemnitee has made in full the payment to Lessee required hereby (or as to which such Indemnitee would have made its payment but for Section 7(b)(vii) hereof) or which is otherwise taken into account in calculating Lessee's indemnity obligation, in a taxable year subsequent to the utilization by such Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be treated as a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of this Section 7(b) without regard to the provisions of Section 7(b)(ii), 7(b)(iv) or the third paragraph of this Section 7(b)(iii).

              (iv) General Tax Indemnity -- Contests.  If a written claim shall
                   ---------------------------------
     be made against any Indemnitee for any Tax for which Lessee is obligated pursuant to this Section 7(b), such Indemnitee shall notify Lessee in writing promptly after receipt thereof (as well as the name of independent tax counsel for purposes of this Section 7(b)(iv)) and, in any event, within 30 days of receipt of such notice and shall provide Lessee such information regarding such claim as Lessee may reasonably request, but the failure to give such notice or to provide such information when required shall not diminish Lessee's obligation hereunder unless such failure effectively precludes Lessee's ability to (A) require such Indemnitee to contest the Tax or (B) contest the Tax itself (in a case where Lessee cannot require the Indemnitee to contest such Tax).

               If a written claim shall be made for any Tax, other than an Income Tax, for which Lessee is obligated pursuant to this Section 7(b), and under applicable law of the taxing jurisdiction Lessee is allowed to directly contest such Tax and the Tax to be contested is not reflected in a report or return with other Taxes of any Indemnitee and if the Indemnitee determines in good faith that it will not suffer any adverse consequences as a result, then the Lessee shall be permitted, at its expense and in its own name, or, if consented to by the Indemnitee, in the name of such Indemnitee, to contest the imposition of such Tax; provided, however, that Lessee shall not be permitted or entitled to contest any Tax (A) if such contest will result in the risk of an imposition of criminal penalties or a material risk of a sale, forfeiture or loss of the Aircraft, the Airframe, the Engines, the Parts or any part thereof or the creation of any Lien other than Liens for Taxes of Lessee (x) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft, and
     (y) for the payment of which such reserves, if any, as required to be provided under generally accepted accounting principles have been provided and, to the extent permitted by law, Lessee shall be entitled to withhold payment during pendency of such contest, (B) if an Event of Default shall have occurred and be continuing, unless the Lessee shall have, at the option of the Owner Participant, either (i) provided security for its obligations hereunder reasonably satisfactory to the Owner Participant by placing in escrow sufficient funds to cover any such contested Tax or (ii) paid such Tax, (C) unless in Lessee's request to the Indemnitee to contest such Tax, Lessee shall have agreed to pay such Indemnitee on demand all costs and expenses that such Indemnitee actually incurs in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax) or (D) unless in the case of an Indemnitee which is the Owner Participant or the Owner Trustee, or a successor, assign or Affiliate of the Owner Participant or the Owner Trustee, prior to the commencement of a contest Lessee shall have delivered to such Indemnitee a written acknowledgement of Lessee's obligation to indemnify fully such Indemnitee to the extent that the contest is not successful; provided, however, that Lessee will not be bound by its acknowledgement of liability if and to the extent that the contest results in a determination which clearly and unambiguously demonstrates that Lessee is not otherwise liable under this
     Section 7(b) with respect to such Tax.

               If requested by Lessee in writing (A) within 30 days of Lessee's receipt of notice from an Indemnitee under the first paragraph of this
     Section 7(b)(iv) and (B) with respect to a Tax for which Lessee is obligated to indemnify pursuant to this Section 7(b) which is not described in the previous paragraph exclusive of the proviso thereto, such Indemnitee shall in good faith at Lessee's expense contest the imposition of any such Tax. After consulting with Lessee and Lessee's counsel concerning the forum in which the adjustment is most likely to be favorably resolved, such Indemnitee shall, in its sole discretion, select the forum for such contest and determine whether any such contest shall be by (A) resisting payment of such Tax, (B) paying such Tax under protest or (C) paying such Tax and seeking a refund or other repayment thereof. In no event shall such Indemnitee be requested or required to contest the imposition of any Tax for which Lessee is liable under this Section 7(b) unless (I) in Lessee's request to the Indemnitee to contest such Tax, Lessee shall have agreed to pay such Indemnitee on demand all reasonable costs and expenses that such Indemnitee actually incurs in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax), (II) such action to be taken will not result in the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft, or the creation of any Lien other than Liens for Taxes of Lessee (x) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft and (y) for the payment of which such reserves, if any, as are required to be provided under generally accepted accounting principles have been provided by Lessee, (III) if such contest shall be conducted in a manner requiring the payment of the claim, Lessee shall have paid the amount required directly to the appropriate authority or made an advance of the amount thereof to such Indemnitee on an interest-free basis and agreed to indemnify the Indemnitee against any additional net after-tax cost to such Indemnitee with respect to such advance or payment, (IV) with regard to an Income Tax on an Indemnitee which is the Owner Participant or the Owner Trustee, or a successor, assign or Affiliate of the Owner Participant or the Owner Trustee, independent tax counsel selected by such Indemnitee and reasonably satisfactory to the Lessee shall furnish an opinion, prepared at the Lessee's expense, to the effect that there is a reasonable basis to contest such claim and with respect to appeal, to the effect that it is more likely than not such appeal will be successful, (V) in the case of an Indemnitee which is the Owner Participant or the Owner Trustee, or a successor, assign or Affiliate of the Owner Participant or the Owner Trustee, prior to the commencement of a contest Lessee shall have delivered to such Indemnitee a written acknowledgment of Lessee's obligation to indemnify fully such Indemnitee to the extent that the contest is not successful; provided, however, that Lessee will not be bound by its acknowledgment of liability if and to the extent that the contest results in a determination which clearly and unambiguously demonstrates that Lessee is not otherwise liable under this Section 7(b) with respect to such Tax, (VI) if an Event of Default shall have occurred and be continuing, the Lessee shall have, at the option of the Owner Participant, either (i) provided security for its obligations hereunder reasonably satisfactory to the Owner Participant by placing in escrow sufficient funds to cover any such contested Tax or (ii) paid such Tax, and (VII) the amount of the indemnity computed under Section 7(b) arising from a claim for Tax exceeds $10,000. In no event shall an Indemnitee be required to appeal or to seek leave to appeal an adverse determination with respect to Taxes contested by, or in the name of, the Indemnitee to the United States Supreme Court.

               If any Indemnitee shall obtain a refund of all or any part of any Tax paid by Lessee such Indemnitee shall pay Lessee an amount equal to the sum of (I) the amount of such refund, including interest received attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any refund and/or interest received and (II) any tax benefit realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that in the case of any Indemnitee which is the Owner Participant or any successor, assign or Affiliate of the Owner Participant such amount attributable to (I) above shall not be in excess of the amount of such Tax payment (determined without regard to any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such payment or advance made by Lessee to such Indemnitee) plus interest received, if any, from the relevant taxing authority with respect to such Tax payment (net of Taxes required to be paid by such Indemnitee in connection with the receipt of such interest), it being intended that such Indemnitee shall realize a net benefit pursuant to this Section 7(b) only if Lessee shall first have been reimbursed for any payments by it to such Indemnitee pursuant to this
     Section 7(b) arising from the same Loss. If any Indemnitee shall have paid Lessee any refund of all or part of any Tax paid by Lessee and it is subsequently determined that such Indemnitee was not entitled to the refund, such determination shall be treated as the imposition of a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of this Section 7(b) without regard to Section 7(b)(ii) or
     Section 7(b)(iv).

               Nothing contained in this Section 7(b)(iv) shall require any Indemnitee to contest, or permit Lessee to contest, a claim with respect to the imposition of any Tax if such Indemnitee shall waive its right to indemnification under this Section 7 with respect to such claim or a claim with respect to which a previous contest pursuant to the provision of this
     Section 7(b)(iv) shall have been determined adversely to the taxpayer.

               (v) General Tax Indemnity -- Reports.  Lessee will provide such
                   --------------------------------
     information (including information on the routes and operations of the Aircraft) as may be reasonably requested by an Indemnitee or required to enable an Indemnitee to fulfill its tax filing or audit requirements with respect to the transactions contemplated by the Operative Documents. In the event any return, statement or report is required to be made or filed with respect to any Tax imposed on or indemnified against by Lessee under this Section 7(b) (other than with respect to Income Taxes), Lessee shall notify the Indemnitee of such requirement and (i) to the extent permitted by law, and not otherwise requested by the Indemnitee, or required by law, Lessee shall make and file in its own name (and pay the tax shown due on) such return, statement or report in such manner as will show the ownership of the Aircraft in the Owner Trustee and furnish the Indemnitee with a copy of such return, statement or report; provided, however, that Lessee shall have no obligation under this clause (i) to the extent such Indemnitee after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is peculiarly within such Indemnitee's control and is necessary to file such returns, statements or reports, and
     (ii) in the case of a return, statement or report required (or requested by the Indemnitee) to be in the name of or filed by such Indemnitee, Lessee shall prepare and furnish such return, statement or report for filing by such Indemnitee in such manner as shall be reasonably satisfactory to such Indemnitee and send the same to such Indemnitee for filing no later than 10 Business Days prior to the due date; provided, however, that Lessee shall have no obligation under this clause (ii) to the extent such Indemnitee after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is peculiarly within such Indemnitee's control and is necessary to prepare such return, statement or report. Lessee shall hold each Indemnitee harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such return, statement, report or information if such insufficiency or inaccuracy is attributable to Lessee.

              (vi) General Tax Indemnity -- Payment.  Except as provided in
                   --------------------------------
     Section 7(b)(iv) or (v) hereof, Lessee shall pay any Tax directly to the appropriate taxing authority if legally permissible and upon demand of an Indemnitee shall pay such Tax and any other amounts due hereunder to such Indemnitee within 20 Business Days of such demand, but in no event shall any such payments be made more than 10 Business Days prior to the date the Tax to which any such payment hereunder relates is due (unless Lessee has not received such demand at least 15 Business Days prior to such date in which case within five Business Days after receipt of such demand), in immediately available funds. Any such demand for payment from an Indemnitee shall specify in reasonable detail, the payment and the facts upon which the right to payment is based. Each Indemnitee shall promptly forward to Lessee any notice, bill or advice received by it concerning any Tax indemnified against hereunder. As soon as practicable after each payment by Lessee of any Tax indemnified against hereunder, Lessee shall furnish the appropriate Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is acceptable to such Indemnitee. Lessee shall also furnish promptly upon request such data as any Indemnitee may reasonably require to enable such Indemnitee to comply with the requirements of any taxing jurisdiction.

             (vii)  Application of Payments During Existence of Default or Event
                    ------------------------------------------------------------
     of Default.  Any amount payable to Lessee pursuant to the terms of this
     ----------
     Section 7(b) shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing under the Lease. At such time as there shall not be continuing any Default or Event of Default, such amount shall be paid to the Lessee to the extent not previously applied against Lessee's obligations hereunder as and when due after the Owner Trustee shall have declared the Lease in default pursuant to Section 15 thereof.

            (viii)  Reimbursements by Indemnitees Generally.  If, for any
                    ---------------------------------------
     reason, Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Operative Documents or on the Aircraft, the Airframe, the Engines, the Parts or any part thereof, which Taxes are not the responsibility of Lessee under this Section 7(b), then such Indemnitee shall pay to Lessee an amount which equals the amount paid by Lessee with respect to such Taxes plus interest thereon, computed from the date of payment by Lessee, at the Base Rate.

              (ix) Forms, etc.  Each Indemnitee agrees to furnish to Lessee from
                   -----------
     time to time, at the Lessee's request and expense, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding tax imposed by any taxing authority in respect of any payments otherwise required to be made by Lessee pursuant to the Operative Documents and each Pass Through Trust Agreement, which reduction or exemption may be available to such Indemnitee. In addition, any Indemnitee shall, at Lessee's expense, execute and deliver any forms or documents which Lessee reasonably requests and which are reasonably related to any indemnified Taxes. Notwithstanding the foregoing, an Indemnitee shall not be required to (A) make available any Income Tax returns; or to (B) execute and deliver any forms or documents which would in the good faith determination of such Indemnitee disadvantage such Indemnitee in the context of its overall filing position or with regard to other Taxes not indemnified under this Agreement or the Tax Indemnity Agreement.

               (x) Non-Parties.  If an Indemnitee is not a party to this
                   -----------
     Agreement, Lessee may require the Indemnitee to agree to the terms of this
     Section 7(b) prior to making any payment to such Indemnitee under this
     Section 7(b).

              (xi) Owner Participant.  For the purposes of this Section 7(b),
                   -----------------
     the term "Owner Participant" shall mean and include [__________________] (and its permitted successors and assigns) and where appropriate the affiliated group of corporations (and each member thereof) making a consolidated or combined return of which [_____________] (and its permitted successors and assigns) is a member.

             (xii)  Income Tax.  For purposes of this Section 7, the term Income
                    ----------
     Tax means any Tax based on or measured by or with respect to net income (including, without limitation, capital gains taxes, minimum taxes, income taxes collected by withholding, and taxes on tax preference items) or net receipts and taxes imposed on gross income or gross receipts which are expressly in lieu of a net income tax (provided, however, that sales, use, value added, rental, license, ad valorem or property Taxes shall not constitute an Income Tax) and Taxes which are capital, doing business, franchise, excess profits, net worth taxes and interest, additions to tax, penalties, or other charges in respect thereof.

          (c) General Indemnity.  Lessee hereby agrees to indemnify, on an
              -----------------
after-tax basis, each Indemnitee against, and agrees to protect, save and keep harmless each of them from (whether or not the transactions contemplated herein or in any of the other Operative Documents or the Pass Through Trust Agreements are consummated), any and all Expenses imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of (A) the Operative Documents and each Pass Through Trust Agreement (and any amendments thereto), the negotiation and the consummation of the transactions contemplated thereby or any sublease under the Lease Agreement or the enforcement of any of the terms of any thereof; or (B) the manufacture, design, purchase, resale, acceptance or rejection of the Airframe or any Engine or Parts; or (C) the Aircraft (or any portion thereof) or any Engine whether or not installed on the Airframe or any airframe on which an Engine is installed whether or not arising out of the finance, refinance, ownership, delivery, nondelivery, storage, lease, sublease, possession, use, non-use, operation, maintenance, modification, alteration, condition, sale, replacement, substitution, return or other disposition, registration, reregistration or airworthiness of the Aircraft (or any portion thereof) including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any damage to property or the environment, death or injury to any person and any claim for patent, trademark or copyright infringement; or (D) the offer, sale, holding, transfer or delivery of the Loan Certificates or the Pass Through Certificates, whether before, on or after the Delivery Date (the indemnity in this clause (D) to extend also to any person who controls an Indemnitee, its successors, assigns, employees, directors, officers, servants and agents within the meaning of
Section 15 of the Securities Act of 1933, as amended); or (E) the offer, holding, transfer or sale of any interest in the Trust Estate or the Trust Agreement or any similar interest (a) on or prior to the Delivery Date, or (b) subsequent to the Delivery Date during the continuation of an Event of Default under the Lease or in connection with the exercise by the Lessee of its purchase options under the Lease or in connection with a refinancing pursuant to
Section 17 hereof or in connection with the termination of the Lease or action or direction of Lessee pursuant to Sections 7, 8, 9, 10, or 19 thereof; provided, that the foregoing indemnity shall not extend to any Expense to the extent resulting from or arising out of one or more of the following: (1) any representation or warranty by such Indemnitee in the Operative Documents or in any Pass Through Trust Agreement being incorrect, or (2) the failure by such Indemnitee to perform or observe any agreement, covenant or condition in any of the Operative Documents or in any Pass Through Trust Agreement including, without limitation, the creation or existence of a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), or (3) the willful misconduct or the gross negligence of such Indemnitee (other than gross negligence imputed to such Indemnitee solely by reason of its interest in the Aircraft), or (4) (A) in the case of such Indemnitee a disposition (voluntary or involuntary) of all or any part of its interest in the Airframe or any Engine, (B) in the case of a Certificate Holder a disposition (voluntary or involuntary) by such Certificate Holder of all or any part of its interest in any Loan Certificate or (C) in the case of any Indemnitee a disposition by such Indemnitee of all or any part of such Indemnitee's interest in the Operative Documents or the Pass Through Trust Agreements other than in each of (A), (B) and (C) during the continuance of an Event of Default under the Lease or pursuant to the exercise by the Lessee of its purchase options under the Lease or in connection with a refinancing pursuant to Section 17 hereof or in connection with the termination of the Lease or action or direction of Lessee pursuant to Sections 7, 8, 9, 10 or 19 thereof, or (5) other than to the extent provided in the succeeding paragraph, any Tax (as defined in Section 7(b) hereof) whether or not Lessee is required to indemnify for such Tax pursuant to Section 7(b) hereof (it being understood that Section 7(b) hereof and the Tax Indemnity Agreement and provisions requiring payments to be made on an after-tax basis or expressly providing for additional indemnification by Lessee exclusively provide for Lessee's liability with respect to Taxes), or (6) the offer or sale by the Owner Participant after the Delivery Date of any interest in the Trust Estate or the Trust Agreement or any similar interest, unless such offer or sale shall occur (A) during a period when an Event of Default has occurred and is continuing under the Lease at the time of such offer or sale or (B) in connection with the exercise by Lessee of its purchase options under the Lease or, (7) in the case of the Owner Participant, a failure on the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder or, in the case of a Certificate Holder, a failure on the part of the Indenture Trustee to distribute in accordance with the Trust

Indenture any amounts received and distributable by it thereunder to such Certificate Holder or a failure on the part of any Pass Through Trustee to distribute in accordance with the applicable Pass Through Trust Agreement any amounts received and distributable by such Pass Through Trustee under such Pass Through Trust Agreement, or (8) other than during the continuation of a Default or an Event of Default under the Lease the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Documents or any Pass Through Trust Agreement unless such amendments, supplements, waivers or consents (a) are requested by Lessee or (b) are required or permitted pursuant to the terms of the Operative Documents (unless the same results from the actions of an Indemnitee) (provided if Lessee is not responsible for the Expense associated with such amendment, supplement, waiver or consent, the party requesting the execution of the same shall be responsible for such expense), or (9) other than to the extent provided in the succeeding paragraph any loss of tax benefits or increase in tax liability under any tax law whether or not Lessee is required to indemnify therefor pursuant to this Agreement or the Tax Indemnity Agreement (it being understood that Section 7(b) hereof and the Tax Indemnity Agreement and provisions requiring payments to be made on an after-tax basis or expressly providing for additional indemnification by Lessee exclusively provide for Lessee's liability with respect to Taxes), or (10) except to the extent fairly attributable to acts or events occurring on or prior thereto, acts or events which occur after the earlier of: (I) the return of possession of the Airframe or any Engine or any Part to the Owner Trustee or its designee pursuant to the terms of the Lease (other than pursuant to Section 15 thereof, in which case Lessee's liability under this Section 7(c) shall survive for so long as Owner Trustee shall be entitled to exercise remedies under such Section 15), (II) the termination of the Term in accordance with Sections 5, 9 or 19 of the Lease,
(III) the last day of the Term if Owner Trustee shall have furnished the notice referred to in Section 10(d) of the Lease and Lessee shall have failed to return possession to Owner Trustee on such day or (IV) the payment by Lessee of all amounts required to be paid under the Lease following an Event of Loss (but excluding from the terms of this subsection (IV) an Event of Loss followed by the replacement of the Aircraft).

          Notwithstanding clause 7(c)(5) or (9) above, Lessee further agrees that any payment or indemnity pursuant to this Section 7(c) in respect of any "Expenses" shall be in an amount which, after deduction of all Taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be equal to the excess, if any, of (A) the amount of such Expense over (B) the current net reduction in Taxes actually required to be paid by such recipient resulting from the accrual or payment of such Expense.

          Nothing in this Section 7(c) shall be construed as a guaranty by Lessee of payments due pursuant to the Loan Certificates or the Pass Through Certificates or of the residual value of the Aircraft.

          If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Lessee; provided that the failure to provide such notice shall not release Lessee from any of its obligations to indemnify hereunder or from any other obligation that the Lessee may have to such Indemnitee at law or in equity, and no payment by Lessee to an Indemnitee pursuant to this Section 7(c) shall be deemed to constitute a waiver or release of any right or remedy which the Lessee may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give Lessee such notice. So long as Lessee has acknowledged its obligation to indemnify pursuant to this Section 7(c), Lessee shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use reasonable efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Lessee's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if (i) any Default under Section 14(a), (b), (f) or
(g) of the Lease or an Event of Default under the Lease shall have occurred and be continuing, (ii) if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted
Lien) on, the Aircraft, the Trust Indenture Estate or the Trust Estate or any part thereof unless Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitees in respect to such risk or (iii) if such proceedings could, in the good faith opinion of the Indemnitee entail any risk of criminal liability or any material risk of civil liability (unless, in the case of such civil liability, Lessee has agreed to indemnify against such civil liability in a manner reasonably acceptable to such Indemnitee). The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Lessee pursuant to the preceding provisions; provided, however, that if in the written opinion of
                      --------  -------
counsel to such Indemnitee (which opinion and counsel shall be reasonably acceptable to Lessee) an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel, the reasonable fees and expenses of such separate counsel shall be borne by Lessee.

          The Indemnitee shall supply Lessee, at Lessee's expense, with such information reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 7(c). Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense as to which Lessee has acknowledged its obligation to indemnify (and if Lessee has not so acknowledged only upon 5 Business Days' prior written notice to Lessee) without the prior written consent of Lessee (except during the continuance of any Default under Section 14(a), (b), (f) or (g) of the Lease or an Event of Default under the Lease when such consent shall not be required if such Indemnitee gives 30 days' prior written notice to Lessee describing the proposed settlement or compromise), which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this
Section 7(c).

          The Lessee shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 7(c).

          Upon payment of any Expense pursuant to this Section 7(c), Lessee, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto other than claims under Section 9.06 of the Trust Indenture or Section 5.03 or 7.01 of the Trust Agreement. The Indemnitee agrees to give such further assurances or agreements and to cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee.

          In the event that Lessee shall have paid an amount to an Indemnitee pursuant to this Section 7(c), and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other person, such Indemnitee shall, unless a Default under Section 14(a), (b),
(d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) of the Lease or Section 8 of the Lease), (f) or (g) of the Lease or an Event of Default under the Lease shall have occurred and be continuing, promptly pay Lessee but not before Lessee shall have made all payments then due to such Indemnitee pursuant to this Section 7(c) and any other payments then due under any of the Operative Documents, an amount equal to the sum of (I) the amount of such reimbursement, including interest received attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any reimbursement including interest received attributable thereto and (II) any tax benefit actually realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that in the case of any Indemnitee which is the Owner Participant or any successor, assign or Affiliate of the Owner Participant such amount attributable to (I) above shall not be in excess of the amount of such Expense payment net of any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such payment or advance made by Lessee to such Indemnitee plus interest received, if any, from the relevant taxing authority with respect to any such Expense payment, it being intended that such Indemnitee shall realize a net benefit pursuant to this Section 7(c) only if Lessee shall first have been reimbursed for any payments by it to such Indemnitee pursuant to this
Section 7(c).

          Lessee agrees to pay the reasonable and continuing fees and expenses of the Indenture Trustee (including, but not limited to, the reasonable fees and expenses of its counsel and any agent appointed in accordance with Section 9.02(c) of the Trust Indenture) and each Pass Through Trustee (including, but not limited to, the reasonable fees and expenses of its counsel) and, as provided in Section 6.07 of the Trust Agreement, the Owner Trustee (including, but not limited to, the reasonable fees and expenses of its counsel), in each case without cost, on a net after-tax basis, to the Owner Participant, for acting as such, other than such fees and expenses which constitute Transaction Expenses.

          Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person seeking indemnification from Lessee pursuant to any provision of this Agreement may proceed directly against Lessee without first seeking to enforce any other right of indemnification.

          To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 7 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

          Any amount which is payable to Lessee by any Person pursuant to this
Section 7 shall not be paid to Lessee if a Default under Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) of the Lease or Section 8 of the Lease), (f) or (g) of the Lease or an Event of Default under the Lease shall have occurred and be continuing or if any payment is due and owing by Lessee under the Lease or to such Person under any other Operative Document. Any such amount shall be held by such Person and, if such Default or an Event of Default under the Lease shall have occurred and be continuing, shall be applied against Lessee's obligations hereunder to such Person as and when due (and, to the extent that Lessee has no obligations hereunder to such Person, such amount shall be paid to Lessee). At such time as there shall not be continuing any such Default or an Event of Default or there shall not be due and owing any such payment, such amount shall be paid to Lessee to the extent not previously applied in accordance with the immediately preceding sentence.

          (d) Withholding.  If Lessee advises the Owner Trustee, the Indenture
              -----------
Trustee and the relevant Certificate Holder in writing that interest on its Loan Certificates is subject to United States withholding tax, then the Owner Trustee shall instruct the Indenture Trustee to, and Indenture Trustee shall, withhold as provided in Section 9.11 of the Trust Indenture.

          SECTION 8.  Representations, Warranties and Covenants. (a)  The Owner
                      -----------------------------------------
Participant represents that it is acquiring its interest in the Trust Estate for investment purposes only and not with a present intent as to any resale or distribution thereof (subject nonetheless to any requirement of law that the disposition of its properties shall at all times be and remain within its control) and that neither it nor anyone acting on its behalf (other than for purposes of this paragraph, Lessee and the Underwriter) has directly or indirectly offered any interest in the Trust Estate or any Loan Certificates or Pass Through Certificates or any similar securities for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of the Securities Act of 1933, as amended or the securities laws, rules and regulations of any state.

          (b) Each of the Owner Participant and State Street Bank and Trust Company, in its individual capacity, represents and warrants to the other parties to this Agreement that it is, and on the Delivery Date will be, a Citizen of the United States. The Owner Participant agrees, solely for the benefit of Lessee and the Certificate Holders, that if during such time as the Aircraft is registered in the United States (or if Lessee desires to register the Aircraft in the United States) (i) it shall not be a Citizen of the United States and (ii) the Aircraft shall be, or would therefore become, ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) as soon as is reasonably practicable but in any event within 30 days after obtaining Actual Knowledge of such ineligibility and of such loss of citizenship
(A) effect voting trust or other similar arrangements or take any other action as may be necessary to prevent any deregistration or to maintain the United States registration of the Aircraft, or (B) transfer its beneficial interest in the Trust Estate in accordance with Section 8(l) hereof. It is understood that:
(1) the Owner Participant shall be liable to any of the other parties hereto for any damages suffered by any such other party as the result of the representation and warranty of the Owner Participant in the first sentence of this Section 8(b) proving to be untrue as of the Delivery Date; and (2) the Owner Participant shall be liable to Lessee, any Sublessee and any Certificate Holder for any damages which may be incurred by Lessee, any Sublessee or such Certificate Holder as a result of the Owner Participant's failure to immediately comply with its obligations pursuant to the second sentence of this Section 8(b) unless such failure is a result of such party's breach of its obligations to cooperate set forth in the following sentence (including any damages suffered by any such party (other than damages suffered by Lessee which Lessee could have mitigated by taking reasonable steps (Lessee having no obligation to restrict the use of the Aircraft to so mitigate)) at any time after the fifth Business Day following the Owner Participant's having obtained Actual Knowledge of such ineligibility or loss of citizenship). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to reasonably cooperate with the Owner Participant in complying with its obligations under the provisions of the second sentence of this Section 8(b) and such request shall not be subject to the indemnity contained in Section 7(c) hereof. State Street Bank and Trust Company in its individual capacity, agrees that if at any time a responsible officer of State Street Bank and Trust Company, shall obtain Actual Knowledge that State Street Bank and Trust Company has ceased to be a Citizen of the United States, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on a Certificate Holder, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. If the Owner Participant or State Street Bank and Trust Company, in its individual capacity, does not comply with the requirements of this Section 8(b), the Owner Trustee, the Indenture Trustee, the Owner Participant and the Certificate Holders hereby agree that a Default or an Event of Default shall not have occurred and be continuing under the Lease due to noncompliance by Lessee with the registration requirements in the Lease.

          (c) State Street Bank and Trust Company, in its individual capacity represents and warrants that both the principal place of business of the Owner Trustee and the place where the Owner Trustee's records concerning the Aircraft and all of its interest in, to and under the Operative Documents to which it is a party are or will be kept is Boston, Massachusetts (other than such as may be maintained or held by the Indenture Trustee pursuant to the Trust Indenture) and has its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) in the Commonwealth of Massachusetts. State Street Bank and Trust Company, in its individual capacity agrees that it will not change the location of such office to a location outside of Boston, Massachusetts, without prior written notice to Lessee, Indenture Trustee and the Owner Participant.

          (d)  [Intentionally omitted.]

          (e) The Owner Participant agrees that, if, at any time after the Restricted Period and so long as no Default under Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(vii) of the Lease or Section 8 of the Lease), (f) or (g) of the Lease or Event of Default under the Lease shall have occurred or be continuing, Lessee has requested its consent to the registration of the Aircraft, in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"), at Lessee's expense, (i) upon 30 days' prior written notice in a country listed on Exhibit G to the Lease, with which the United States maintains diplomatic relations at the time of such request, provided that with respect to any country listed on Exhibit G to the Lease as a "Restricted Country" such country must at the time of such registration impose and enforce aircraft maintenance standards not materially less stringent than those of the FAA, or the central civil aviation authority of any of Canada, France, Germany, Japan or the United Kingdom, or (ii) upon 30 days' prior written notice in any other country with which the United States maintains diplomatic relations at the time of such request and the Owner Participant has not determined, acting reasonably, that such other country would not provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States laws, the Owner Participant will not, in the case of either (i) or (ii), unreasonably withhold its consent to such change of registration. In addition, such change of registration to a country listed on Exhibit G shall be permitted only if such change will not result in the imposition of, or increase the amount of, any Tax for which Lessee is not required to indemnify or is not then willing to enter into a binding agreement to indemnify, in a manner satisfactory in form and substance to the indemnified party, each party referred to in clause (E) of paragraph (i) below. The Owner Participant further agrees that the inability of Lessee to deliver to the Owner Participant and, so long as the Lien of the Trust Indenture has not been released, the Indenture Trustee, an opinion (reasonably satisfactory in form and substance to the Owner Participant) of counsel reasonably acceptable to the Owner Participant in such country listed on Exhibit G to the Lease to the effect that the courts of such country would give effect to the Owner Trustee's title to the Aircraft, to the registry of the Aircraft in the name of the Owner Trustee, and to the priority of the lien under the Trust Indenture substantially to the same extent as provided under United States law, shall constitute the sole reasonable grounds to withhold such consent in regard to a country listed in Exhibit G, and if said opinion is delivered, the Owner Participant will instruct the Owner Trustee, and the Indenture Trustee, subject only to compliance with the provisions of Section 7.02 of the Indenture, shall cooperate, to make such change of registration.

          It is further agreed, however, that prior to any such change in the country of registry of the Aircraft to a country not listed on Exhibit G to the Lease, the Owner Participant, the Owner Trustee in its individual capacity and, so long as the Lien of the Trust Indenture has not been released, the Indenture Trustee shall have received:

               (i) assurances reasonably satisfactory to the Owner Participant and the Owner Trustee in its individual capacity (A) to the effect that the insurance or self-insurance provisions of the Lease have been compiled with after giving effect to such change of registry, (B) of the payment by Lessee on an after-tax basis of any expenses of the Owner Participant, the Owner Trustee and the Indenture Trustee in connection with such change of registry, (C) to the effect that the original indemnities (and any additional indemnities for which Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement) and the Indenture Trustee, under this Agreement, the Trust Indenture and the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry, (D) as to the continuation of the Trust Indenture as a first priority lien on the Aircraft, (E) that such change will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify in a manner satisfactory in form and substance to the indemnified party, the Owner Participant, the Indenture Trustee, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), or any successor, assign or Affiliate of any thereof, or the Trust Estate pursuant to Section 7(b) hereof; and (F) that such new country of registry imposes and enforces aircraft maintenance standards not materially less stringent than those of the FAA or the central civil aviation authority of Canada, France, Germany, Japan or the United Kingdom; and

               (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee, in its individual capacity, and to the Owner Participant) in the new jurisdiction of registry to the effect (A) that the terms (including, without limitation, the governing-law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Trust Indenture are legal, valid, binding and enforceable in such jurisdiction, (B) that it is not necessary for the Owner Participant, the Owner Trustee or the Indenture Trustee to register or qualify to do business in such jurisdiction, (C) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability which might have been imposed on such owner under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to Owner Participant and the Owner Trustee, in its individual capacity, is provided, at Lessee's expense, to cover such risk), (D) (unless Lessee shall have agreed to provide insurance covering the risk of requisition of use or title of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use or title of the Aircraft in the event of the requisition by such government of such use or title, and (E) to such further effect with respect to such other matters as the Owner Trustee, in its individual capacity, or the Owner Participant may reasonably request.

               Upon receipt by the Owner Participant and the Indenture Trustee of an opinion of counsel meeting the foregoing requirements, Exhibit F and Exhibit G to the Lease shall be amended to add such country.

               If, at any time, the Owner Participant delivers an opinion (a "Delisting Opinion") from a law firm (such opinion and counsel to be reasonably satisfactory to Lessee) in a country then listed on Exhibit F or G to the Lease to the effect that a reputable law firm located in such jurisdiction would not as of the date of such opinion be able to deliver an opinion of counsel as to the matters listed in subsections (A) through (D) of subparagraph (ii) above (provided that in regard to (C) and (D), Lessee is not willing at the time of registration to provide the insurance required by such subsection (C) or (D)), then Exhibits F and G to the Lease shall be amended to delete such country. Lessee shall pay the reasonable costs of the Owner Participant in obtaining the Delisting Opinion provided such opinion is in fact obtained in connection with Lessee's request to change the registry of the Aircraft to, or to sublease the Aircraft in, a country listed on Exhibit F or G to the Lease.

               Lessee shall pay all reasonable fees and expenses on an after-tax basis of the Owner Participant, the Owner Trustee and the Indenture Trustee in connection with any change of registry of the Aircraft.

          (f) The Owner Participant represents and warrants as follows:

               (i) the Owner Participant is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Owner Participant Documents;

              (ii) the Owner Participant Documents have been duly authorized by all necessary corporate action on the part of the Owner Participant, do not require any approval not already obtained of stockholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Owner Participant, and have been duly executed and delivered by the Owner Participant, and neither the execution and delivery thereof by the Owner Participant, nor the consummation of the transactions contemplated thereby by the Owner Participant, nor compliance by the Owner Participant with any of the terms and provisions thereof will contravene any United States federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Liens provided for or otherwise permitted in the Operative Documents) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Owner Participant is a party or by which it or its properties may be bound or affected (it being understood that no representation or warranty is made in this subsection (f)(ii) with respect to ERISA);

             (iii) each of the Owner Participant Documents constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with the terms thereof, and the trust intended to be formed by the Trust Agreement has been duly and validly formed;

              (iv) Neither the execution and delivery by the Owner Participant of this Agreement or any other Owner Participant Document, nor the consummation by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any federal or other governmental authority or agency, except those contemplated by the Operative Documents (it being understood that no representation or warranty is made with respect to the laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law);

              (v) there are no pending or, to the knowledge of the Owner Participant, threatened actions or proceedings against the Owner Participant before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) purports to affect the legality, validity or enforceability of, or which is reasonably likely to materially adversely affect the ability of the Owner Participant to perform its obligations under any of, the Owner Participant Documents; and

               (vi) on the Delivery Date, the Aircraft will be free of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to the Owner Participant.

          (g) Each of State Street Bank and Trust Company in its individual capacity and the Owner Participant severally covenants and agrees (i) that it shall not cause or permit to exist any Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate, (ii) that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it and (iii) to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it. The Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from any Taxes or Expenses (as such terms are defined in Section 7 hereof) imposed on the Trust Estate against which Lessee is not required to indemnify the Trust Estate pursuant to Section 7 hereof, but excluding Taxes or Expenses referred to in Section 7(b)(ii)(5) and 7(b)(ii)(7) and excluding any diminution of the Trust Estate attributable to or caused by State Street Bank and Trust Company in its individual capacity; provided that if the Owner Participant shall make restitution to the Trust Estate on account of any diminution of the Trust Estate attributable to or caused by State Street Bank and Trust Company in its individual capacity, then State Street Bank and Trust Company, in its individual capacity, shall reimburse the Owner Participant for such amount together with interest thereon at the Past Due Rate.

          (h) First Security Bank of Utah, National Association, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Lien, arising as a result of (i) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (ii) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (iii) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 pursuant to said Section 7, or (iv) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than (A) a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article 5 or 8 of the Trust Indenture, (B) any borrowing pursuant to Section 17 hereof or (C) a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

          (i)  [Intentionally omitted.]

          (j) The Indenture Trustee, and by the acceptance of a Loan Certificate each Certificate Holder (and each Pass Through Trustee, so long as the relevant Pass Through Trust Agreement is in effect), each hereby waives to the fullest extent permitted by law the benefit of the provisions of Section 1111(b) of Title 11 of the United States Code with respect to recourse against the Owner Trustee (in its individual capacity) and the Owner Participant on account of any amount payable as principal of, Premium, if any, and interest on the Loan Certificates. If (i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code or any successor provision, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to a Certificate Holder, a Pass Through Trustee or the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under this Participation Agreement), to make payment on account of any amount payable as principal, Premium, if any, or interest on the Loan Certificates and (iii) such Certificate Holder, such Pass Through Trustee or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of clause (ii) above, then such Certificate Holder, such Pass Through Trustee or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 8(j), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by such Certificate Holder, such Pass Through Trustee or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 8(j) shall prevent any Certificate Holder, any Pass Through Trustee or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Participation Agreement or the Trust Indenture (and any exhibits or annexes thereto).

          (k) First Security Bank of Utah, National Association, in its individual capacity ("FSBU") and as Indenture Trustee and Pass Through Trustee as provided below, represents as follows:

               (i) it is a Citizen of the United States, that it will notify promptly all parties to this Agreement if in its reasonable opinion its status as a Citizen of the United States is likely to change and that it will resign as Indenture Trustee as provided in Section 9.07 of the Trust Indenture if it should cease to be a Citizen of the United States;

              (ii) it is a national banking association and has the full corporate power, authority and legal right under the laws of the United States of America to enter into and perform its obligations under the Trust Indenture, this Agreement, the Basic Agreement and each Pass Through Trust Agreement and, in its capacity as Indenture Trustee and Pass Through Trustee, respectively, to authenticate the Loan Certificates and the Pass Through Certificates;

             (iii) the Indenture Trustee Documents, and the authentication of the Loan Certificates and the Pass Through Certificates have been duly authorized by all necessary corporate action on the part of FSBU, the Indenture Trustee and the relevant Pass Through Trustee, as it shall be a party thereto in any such capacity, and neither the execution (or, in the case of the Loan Certificates and the Pass Through Certificates, the authentication) and delivery thereof in any such capacity nor the performance by it in any such capacity of any of the terms and provisions thereof will violate any federal or Utah law or regulation relating to the banking or trust powers of FSBU or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which FSBU, the

     Indenture Trustee or the Pass Through Trustee is a party or by which it or its properties may be bound or affected;

              (iv) each of the Indenture Trustee Documents has been duly executed (or, in the case of the Loan Certificates and the Pass Through Certificates, authenticated) and delivered by FSBU, the Indenture Trustee and the relevant Pass Through Trustee, as it shall be a party thereto in any such capacity, and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto (other than FSBU, the Indenture Trustee and the relevant Pass Through Trustee), is the legal, valid and binding obligation of FSBU, the Indenture Trustee and the relevant Pass Through Trustee, as it shall be a party thereto in any such capacity, enforceable against it in accordance with its terms;

               (v) neither the execution (or, in the case of the Loan Certificates and the Pass Through Certificates, the authentication) and delivery by FSBU, the Indenture Trustee or any Pass Through Trustee, as it is a party in any such capacity to any of the Indenture Trustee Documents, nor the consummation by it in any such capacity of any of the transactions contemplated hereby, by the Trust Indenture, by the Pass Through Trust Agreements, by the Loan Certificates or by the Pass Through Certificates requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any Utah state or federal governmental authority or agency regulating the banking, trust or fiduciary powers of FSBU;

              (vi) there are no Taxes payable by FSBU, the Indenture Trustee or any Pass Through Trustee imposed by the State of Utah or any political subdivision or taxing authority thereof in connection with the execution (or, in the case of the Loan Certificates and the Pass Through Certificates, the authentication) and delivery by it as a party in any such capacity to any Indenture Trustee Document or the performance by it as a party in any such capacity of any Indenture Trustee Document (other than franchise or other taxes based on or measured by any fees or compensation received by FSBU, the Indenture Trustee or any Pass Through Trustee, as the case may be, for services rendered in connection with the transactions contemplated thereby), and there are no Taxes payable by FSBU, the Indenture Trustee or any Pass Through Trustee imposed by the State of Utah or any political subdivision thereof in connection with the acquisition, possession or ownership by any Pass Through Trustee of any of the Loan Certificates (other than franchise or other taxes based on or measured by any fees or compensation received by a Pass Through Trustee for services rendered in connection with the transactions contemplated by the respective Pass Through Trust Agreement) and, assuming that the trust created by the respective Pass Through Trust Agreement will not be taxable as a corporation, but, rather, will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code, such trust will not be subject to any Taxes imposed by the State of Utah or any political subdivision thereof;

         (vii) there are no pending or threatened actions or proceedings against any of FSBU, the Indenture Trustee, or the Pass Through Trustees before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) purports to affect the legality, validity or enforceability of, or which is reasonably likely to materially adversely affect the ability of FSBU, the Indenture Trustee, or the Pass Through Trustees to perform its obligations as a party in any such capacity under any Indenture Trustee Document; and

         (viii) except for the issuance and sale pursuant to the respective Pass Through Trust Agreement of the Pass Through Certificates contemplated hereby, neither FSBU nor any Pass Through Trustee has directly or indirectly offered any Loan Certificate for sale to any Person, or solicited any offer to acquire any Loan Certificate from any Person other than the Owner Trustee and the Owner Participant, and neither FSBU nor any Pass Through Trustee has authorized anyone to act on its behalf to offer directly or indirectly any Loan Certificate for sale to any Person, or to solicit any offer to acquire any Loan Certificate from any Person other than the Owner Trustee and the Owner Participant, and no Pass Through Trustee is in default under any respective Pass Through Trust Agreement.

          (l) So long as the Aircraft shall be leased to Lessee under the Lease and so long as the Loan Certificates are outstanding, the Owner Participant will not sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement to any person or entity, unless (i) the proposed transferee is a "Transferee" (as defined below) and (ii) the Owner Participant and the Transferee shall have delivered to the Owner Trustee, the Lessee and the Indenture Trustee opinions substantially in the form of Exhibits A-1 and A-2, respectively, hereto (or otherwise in form and substance reasonably satisfactory to Lessee and the Indenture Trustee) of counsel reasonably satisfactory to the Indenture Trustee and Lessee. A "Transferee" shall mean either (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $75,000,000 or a corporation whose net worth is at least $75,000,000, (B) any subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes to the Owner Trustee, the Indenture Trustee and Lessee a guaranty substantially in the form of Exhibit C hereto with respect to the Owner Participant's obligations, in the case of the Owner Trustee, under the Trust Agreement and, in the case of the Indenture Trustee and Lessee, the Owner Participant's obligations hereunder, or (C) any other entity, provided such obligations are guaranteed by the transferor Owner Participant; provided, however, that unless otherwise consented to by Lessee no Transferee shall be an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person or a corporation or other entity controlling, controlled by or under common control with such an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person. Each such transfer to a Transferee shall be subject to the conditions that (M) upon giving effect to such transfer, the Transferee is a Citizen of the United States or the Transferee, at its sole cost and expense on an after-tax basis (including any continuing costs of the voting trust), shall have entered into a voting trust or similar arrangement which permits the registration of the Aircraft under the Federal Aviation Act in the name of the Owner Trustee, (N) the Transferee has the full power and authority to enter into and carry out the transactions contemplated hereby, (O) the Transferee enters into an agreement substantially in the form of Exhibit B hereto (or otherwise in form and substance reasonably satisfactory to Lessee and the Indenture Trustee), (P) such transfer does not violate any applicable law including, without limitation, the Federal Aviation Act, or any rules or regulations promulgated thereunder, the Securities Act of 1933 or the Trust Indenture Act of 1939 (but not including ERISA), (Q) the transferor Owner Participant assumes the risk of any loss of Interest Deductions, MACRS Deductions, FSC Benefits or any Inclusion Event (each as defined in the Tax Indemnity Agreement) resulting from such transfer, (R) after giving effect to such transfer, there shall be no more than three Owner Participants of record at that time, (S) such transfer will not give rise to a Default or Event of Default under the Trust Indenture and (T) if such transfer will result in there being more than one Owner Participant, it shall be a condition precedent to such transfer that all such Owner Participants shall have agreed in a manner reasonably satisfactory to Lessee that if the provisions of the Operative Documents require or contemplate the waiver, consent or direction of Owner Participant, such provisions shall be deemed satisfied by the waiver, direction or consent of Owner Participants holding a majority of the beneficial interests in the Trust Estate. Upon any such transfer by the Owner Participant as above provided, (i) the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to the transferor Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferring Owner Participant under the Owner Participant Documents arising after the date of such transfer except to the extent fairly attributable to acts or events occurring prior thereto and not assumed by the transferee Owner Participant (in each case, to the extent of the participation so transferred) and (ii) Lessee shall acknowledge its consent to such transfer to the Transferee, shall represent to the Transferee that no Event of Default or Event of Loss, or circumstance which with the passage of time or the giving of notice or both would constitute an Event of Default or Event of Loss, then exists and Lessee shall promptly obtain new insurance certificates (consistent with the provisions of Section 11 of the Lease) that reflect the interests of the Transferee in the Aircraft. If the Owner Participant intends to transfer any of its interests hereunder, it shall give prior written notice thereof as soon as practicable, but in no event less than 10 days prior thereto, to the Indenture Trustee, the Owner Trustee and Lessee, specifying the name and address of the proposed Transferee. The Owner Participant shall pay all of the reasonable costs of the other parties hereto, on a net after-tax basis, of any such transfer. For purposes of this paragraph, "net worth" shall mean the excess of total tangible assets over total liabilities, each to be determined in accordance with generally accepted accounting principles consistently applied. Notwithstanding anything contained in this Section 8(l) to the contrary, each of Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustees and, by its acceptance of a Loan Certificate, each Certificate Holder agrees that the Owner Participant may pledge its beneficial interest in the Trust Estate created pursuant to the Trust Agreement to First Security Bank of Utah, National Association, as indenture trustee (the "777B Indenture Trustee") pursuant to that certain Trust Indenture and Mortgage (1995 777 B) dated as of May 1, 1995, pursuant to a certain letter agreement to be entered into between [____________] and the 777B Indenture Trustee.

          (m) Notwithstanding the provisions of Section 8(r) hereof, unless waived by each Certificate Holder, Lessee shall not be entitled to terminate the Lease or assume the Loan Certificates on a Purchase Option Date if on such Purchase Option Date an Event of Default under the Lease shall have occurred and be continuing.

          (n) State Street Bank and Trust Company and First Security Bank of Utah, National Association, each in its individual capacity, agrees for the benefit of Lessee to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

          (o) The Owner Participant represents and warrants that no part of the funds used by it to acquire its interest in the Trust Estate constitutes assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of any "plan" within the meaning of Section 4975(e)(1) of the Code (such employee benefit plans and plans hereinafter referred to as "ERISA Plans").

          (p) State Street Bank and Trust Company (A) in its individual capacity ("SSBTC") represents and warrants that:

               (i) the Trust Agreement and, assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the other Owner Trustee Documents has been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of the Owner Trustee;

              (ii) the Trust Estate is free and clear of Lessor Liens attributable to SSBTC, and there are no Liens affecting the title of the Owner Trustee to the Aircraft or resulting from any act or claim against SSBTC arising out of any event or condition not related to the ownership, leasing, use or operation of the Aircraft or to any other transaction contemplated by this Agreement or any of the other Operative Documents, including any Lien resulting from the nonpayment by SSBTC of any Taxes imposed or measured by its net income;

             (iii) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Trust Indenture which has been caused by or relates to SSBTC and which is presently continuing;

              (iv) it is a Massachusetts trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has the corporate power and authority to enter into and perform its obligations under the Trust Agreement, and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has full right, power and authority to enter into and perform its obligations as Owner Trustee pursuant to the Trust Agreement under each of the other Owner Trustee Documents;

               (v) each of the Owner Trustee Documents has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Massachusetts Commonwealth law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

              (vi) assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Owner Trustee Documents has been duly executed and delivered by it, and each of the Trust Agreement and the Participation Agreement (to the extent executed by the Owner Trustee in its individual capacity) is a legal, valid and binding obligation of SSBTC and as Owner Trustee, as the case may be, enforceable against such party in accordance with the terms thereof;

             (vii) on the Delivery Date, the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by the Lessee;

            (viii) it has not offered any interest in the Trust Estate or any Loan Certificates or Pass Through Certificates or any similar securities for sale to, or solicited any offer to acquire the same from, anyone other than the Indenture Trustee, the Pass Through Trustees and the Owner Participant, and no responsible officer or responsible employee of SSBTC has knowledge of any such offer or solicitation, except as set forth in
     Section 7(a)(xi) hereof;

              (ix) assuming due authorization, execution and delivery of each of the Owner Trustee Documents by each of the parties thereto (other than the Owner Trustee), each of the Owner Trustee Documents is a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its respective terms;

              (x) neither the due execution and delivery of the Owner Trustee Documents by SSBTC, in its individual capacity or as Owner Trustee under the Trust Agreement, as the case may be, nor the consummation by it of any of the transactions contemplated thereby require the consent or approval of, the giving of notice to, or the registration with, any federal or Massachusetts Commonwealth governmental authority or agency pursuant to any federal or Massachusetts Commonwealth law governing the banking or trust powers of SSBTC; and

          (B) SSBT solely in its capacity as Owner Trustee further represents and warrants that:

               (i) SSBT is a trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

               (ii) assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Trust Agreement, this Agreement, the Trust Indenture, the Lease and the Loan Certificates has been, or on the Delivery Date will have been, duly executed and delivered by it, and each of this Agreement, the Trust Agreement, the Lease and the Trust Indenture, on the Delivery Date, will constitute a legal, valid and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms thereof;

              (iii) the Owner Trustee has never directly or indirectly offered any Loan Certificate or any interest in or to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, any Person other than the Indenture Trustee, each of the Pass Through Trustees and the Owner Participant; and it has not authorized any Person to act on its behalf (other than for purposes of this paragrpah, the Lessee and the Underwriters) to offer directly or indirectly any Loan Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or to solicit any offer to acquire any of the same from, any Person; and

              (iv) there are no pending or threatened actions or proceedings against SSBTC or the Owner Trustee before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of SSBTC or the Owner Trustee, as the case may be, to perform its obligations under any of the Owner Trustee Documents or any other documents executed by the Owner Trustee or SSBTC in connection with the transactions contemplated by the Operative Documents.

          (q) The Owner Participant agrees, solely for the benefit of Lessee, that it will comply with any obligation expressly required of it under Section 9(c) of the Lease. The Owner Participant further covenants and agrees to pay or cause the Owner Trustee to pay those costs and expenses specified to be paid by the Owner Participant pursuant to the Lease and all costs and expenses that are for the account of the Lessor pursuant to Sections 5(a), 5(c), 5(d), 5(e) and 5(f), 12 and 19(c) of the Lease.

          (r) Subject to compliance by Lessee with all of its obligations under the Lessee Documents, each of the Owner Trustee, the Indenture Trustee, each Certificate Holder and the Owner Participant covenants and agrees that, at Lessee's expense on a net after-tax basis (including, without limitation, reasonable attorney's fees and expenses of each of such parties), (i) Lessee may elect to terminate the Lease and to purchase the Aircraft pursuant to Section 19(b) of the Lease and that each of such parties will execute and deliver appropriate documentation transferring all right, title and interest in the Aircraft to Lessee (without recourse or warranty except as to Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) with respect to the Owner Participant) (including without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all right, title and interest in and to the Aircraft in Lessee), and (ii) Lessee, in connection with such purchase and subject to the provisions of the second paragraph of this Section 8(r), may assume (and receive a credit in an amount equal to the principal amount of the debt assumed against the purchase price payable by Lessee pursuant to Section 19(b) of the Lease) the obligations of the Owner Trustee pursuant to
Section 7.03 of the Trust Indenture and the Loan Certificates (and the Lease, to the extent that the Owner Trustee's obligations thereunder are incorporated into the Trust Indenture or the Loan Certificates), and Lessee shall confirm that its obligations under the Lease shall be direct obligations to the Indenture Trustee as if set forth in the Trust Indenture, and that each of the parties shall execute and deliver appropriate documentation in form and substance reasonably satisfactory to such parties under which Lessee will assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Trust Indenture, releasing the Owner Participant and the Owner Trustee from all future obligations in respect of the Loan Certificates, the Trust Indenture and all other Operative Documents and all such other actions (including the furnishing of legal opinions reasonably requested by any party) as are reasonably necessary to permit such assumption by Lessee.

     If Lessee elects to assume the rights and obligations of the Owner Trustee in accordance with Section 7.03 of the Trust Indenture in connection with the purchase by the Lessee of the Aircraft pursuant to Section 19(b) of the Lease and to pay the EBO Price in installments as permitted thereby, then:

          (A) in addition to the provisions contemplated above, the Trust Indenture shall be amended (a) to provide for an additional series of loan certificates (the "EBO Certificates") to be issued to the Owner Participant on the EBO Date to evidence the payment of the EBO Price in installments on the dates specified in Exhibit H to the Lease (taking into account the credit provided for above), (2) to provide that the Indenture Trustee will make no distributions to the Owner Participant or the Owner Trustee or otherwise in respect of the EBO Certificates prior to the payment in full of all amounts then due and payable to the other Holders or, if an "Event of Default" under the Trust Indenture (an "Indenture Event of Default") or any payment Default under the Trust Indenture shall have occurred and be continuing, prior (unless such Loan Certificates shall have been purchased by the Owner Trustee) to the payment in full of the principal amount of, and interest accrued on, the Loan Certificates other than the EBO Certificates, (3) to include the failure to pay any installments of the EBO Certificates within 10 calendar days of when due as an Event of Default,
     (4) to include a right so long as the EBO Certificates shall be outstanding for the Owner Participant to purchase the other Loan Certificates under circumstances similar to, and on the same terms as provided in, Section 8.03(e)(ii) of the Trust Indenture (it being understood that upon any assumption pursuant to Section 7.03 of the Trust Indenture, the provisions of the Trust Indenture intended for the benefit of the Owner Participant (other than provisions concerning, but only to the extent applicable to, Excluded Payments), including, without limitation, Sections 8.03(e)(i) and 8.03(e)(iii) of the Trust Indenture providing the Owner Trustee or the Owner Participant with certain rights, shall be of no further force and effect), (5) to provide that the Owner Participant and the Owner Trustee shall have no voting or consent rights under the Trust Indenture by reason of being the holder of the EBO Certificates or otherwise until all other Loan Certificates have either been paid in full or been purchased by the Owner

     Participant (pursuant to the provisions contemplated by clause (A)(4) of this Section 8(r) by the reference therein to Section 8.03(e)(ii) of the Trust Indenture), except that without the consent of the Owner Participant
                       ------
     the Trust Indenture could not be amended, modified or supplemented to reduce the amount or extend the time of payment of any amount owing or payable under the EBO Certificates, and (6) to confirm that, although the Owner Participant cannot participate in the exercise of remedies under the Trust Indenture, it shall not be precluded form demanding, collecting, suing for or otherwise receiving and enforcing payment of the EBO Certificates by demand upon Lessee; and

          (B) upon Lessee's payment in full of all amounts due on or prior to the EBO Date in accordance with Section 19(b) of the Lease and compliance with all of the conditions to such assumption in accordance with this
     Section 8(r) and Section 7.03 of the Trust Indenture, (1) the Owner Trustee shall assign the right to the remaining installments of the EBO Price to the Owner Participant, (2) the EBO Certificates shall be issued to the Owner Participant in aggregate amount of such remaining installments of the EBO Price and (3) the Owner Trustee (AA) shall transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens) and on an "as is" basis, all right, title and interest of the Owner Trustee in and to the Aircraft and (BB) shall furnish to or at the direction of Lessee one or more bills of sale in form and substance reasonably satisfactory to Lessee evidencing such transfer.

          (s) Lessee will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets to any Person unless:

               (i) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall be a Citizen of the United States and shall be a Certificated Air Carrier;

              (ii) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall execute and deliver to the Owner Trustee, the Indenture Trustee, the Owner Participant and the Pass Through Trustees a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Owner Participant containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents and the Pass Through Trust Agreements to be performed or observed by Lessee;

             (iii) immediately after giving effect to such transaction, no Event of Default under the Lease shall have occurred and be continuing;

              (iv) Lessee shall have delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustees and the Owner Participant a certificate signed by the President or any Vice President and by the Secretary or an Assistant Secretary of Lessee, and an opinion of counsel (which may be Lessee's General Counsel) reasonably satisfactory to the Owner Participant, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 8(s) and that all conditions precedent herein provided for relating to such transaction have been complied with; and

               (v) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee, shall make such filings and recordings with the FAA pursuant to the Federal Aviation Act, as shall be necessary or desirable to evidence such consolidation, merger, conveyance, transfer or lease with or to such entity.

          Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Section 8(s), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement and under the Pass Through Trust Agreements with the same effect as if such successor corporation or Person had been named as Lessee herein and therein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 8(s) from its liability in respect of any Operative Document to which it is a party or any Pass Through Trust Agreement. Nothing contained herein shall permit any lease, sublease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

          (t) Lessee, at its expense, will, at the request of any party hereto, take, or cause to be taken, such action with respect to the recording, filing, rerecording and refiling of the Trust Agreement, the Lease, the Lease Supplement, the Trust Indenture, the Trust Supplement and any financing statements or other instruments as are necessary to maintain, so long as the Trust Indenture or the Lease is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease and the ownership interest of the Owner Trustee in the Aircraft.

          (u) Section 3 of the Lease contemplates that, under certain circumstances, the Owner Participant will make certain recalculations of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and the EBO Percentage, and the Owner Participant hereby agrees to make such recalculations as and when contemplated by the Lease and subject to all the terms and conditions of the Lease and promptly to take such further actions as may be necessary or desirable to give effect to and to cause the Owner Trustee to give effect to the provisions of Section 3 of the Lease.

          (v) The Owner Participant hereby agrees not to revoke the Trust Agreement or the trusts created thereunder without the prior written consent of
(i) the Lessee so long as the Lease shall remain in effect and no Event of Default under the Lease shall have occurred and be continuing and (ii) the Indenture Trustee so long as the Trust Indenture shall be in effect.

          (w) Lessee covenants and agrees with the Owner Participant, the Indenture Trustee and the Owner Trustee that at all times during the Term it will be a Certificated Air Carrier

          (x) (i) Each Pass Through Trustee hereby agrees that, except as otherwise required by applicable law (including, without limitation, any law which requires such Pass Through Trustee to act within its own discretion), it shall not, without the prior written consent of the Owner Trustee, direct the Indenture Trustee to take or refrain from taking any action under the Trust Indenture that requires the approval, waiver, authorization, direction or consent of, or notice from, the Certificate Holders holding a specified percentage in principal amount of Outstanding (as defined in the Trust Indenture) Loan Certificates unless such Pass Through Trustee receives a Direction (as defined in the relevant Pass Through Trust Agreement) to so direct the Indenture Trustee from Certificate Holders (as defined in the relevant Pass Through Trust Agreement) holding the same percentage of Certificates (as defined in the relevant Pass Through Trust Agreement) evidencing Fractional Undivided Interests (as defined in the relevant Pass Through Trust Agreement) in the Trust (as defined in the relevant Pass Through Trust Agreement) holding the Loan Certificates.

          (ii) Lessee and each Pass Through Trustee hereby agree that Article X of each Pass Through Trust Agreement (to the extent relating to the Certificates) shall not be amended without the prior written consent of the Owner Participant.

          (iii) Each Pass Through Trustee hereby agrees that, except as otherwise required by applicable law (including, without limitation, any law which requires such Pass Through Trustee to act within its own discretion), if requested to do so by the Owner Trustee or the Owner Participant, such Pass Through Trustee shall request a Direction from the relevant Certificate Holders to establish whether such Pass Through Trustee, in its capacity as a Certificate Holder, may direct the Indenture Trustee to take or refrain from taking any action under the Operative Documents.

          (y) The Owner Trustee agrees that any profit, income, interest, dividend or gain realized upon the maturity, sale or other disposition of any Permitted Investment made by the Indenture Trustee pursuant to Section 9.04 of the Trust Indenture, and paid to Lessee on behalf of the Owner Trustee by the Indenture Trustee in accordance with the terms of such Section 9.04, shall be entirely for the account of, and the sole property of, Lessee who, for such purposes, shall not be deemed to be acting as agent of the Owner Trustee, and Lessee shall have no obligation to pay over such income, interest, dividend or gain to the Owner Trustee, except to the extent the Owner Trustee or Owner Participant are owed any amounts under the Operative Documents by Lessee and such amounts are not paid when due, in which event the Owner Participant may cause the Owner Trustee to distribute and apply such income, interest, dividend or gain in satisfaction or partial satisfaction of the amounts so due.

          (z) The Owner Participant hereby agrees to instruct the Owner Trustee to promptly distribute any money received by it pursuant to Section 7.01 or
10.04 of the Trust Indenture to Lessee to the extent such amounts were paid by Lessee or on behalf of Lessee and the Owner Trustee or the Owner Participant is not owed any amounts under any of the Operative Documents by Lessee (and if the Owner Trustee or Owner Participant is owed any such amount, the monies received under Section 7.01 or 10.04 of the Trust Indenture may be applied in satisfaction or partial satisfaction thereof). Lessee agrees to hold any money received by it pursuant to the foregoing sentence in trust for the benefit of the Owner Participant and may, in its discretion, invest and reinvest all money so held by it in such Permitted Investments as Lessee deems appropriate. Lessee will apply such money to the payment of previously unclaimed payments with respect to the Loan Certificates when and as claims for payment are made by the Holders of such Loan Certificates. As compensation for its services pursuant to this Section 8(z), Lessee shall be entitled to an annual fee from the Owner Participant in an amount to be agreed to at the time by Lessee and the Owner Participant but in no event shall such fee exceed at any time the amount of earnings on the monies so held in trust distributable at such time to the Owner Participant. Any net losses on such investment shall be for the account of Lessee. Any net earnings on such investment shall be distributed from time to time by Lessee to the Owner Participant after deducting therefrom any portion of such fee then due and unpaid. Upon the date required by applicable law dealing with unclaimed property, Lessee will distribute to the Owner Participant any amount held by it pursuant to this Section 8(z) and not previously applied to the payment of the Loan Certificates, after deducting therefrom any portion of such fee then due and unpaid.

          (aa) The Owner Participant agrees that, at Lessee's expense (including, without limitation, reasonable attorneys fees and other out-of-pocket expense of the Owner Trustee and Owner Participant), upon request of the Lessee, the Owner Participant will negotiate promptly in good faith with respect to any arrangements pursuant to which the Trust Indenture may be satisfied and discharged in respect of the Loan Certificates in accordance with subsection
(a)(ii) or (a)(iii) of Section 10.01 of the Trust Indenture, provided, that there shall be no adverse impact upon the rights or interests of the Owner Participant or Owner Trustee, and the Owner Trustee agrees to act upon the instructions of the Owner Participant in connection therewith. The Owner Trustee agrees that it will not, and the Owner Participant agrees that during such time as an Event of Default has not occurred under the Lease it will not cause the Owner Trustee to take any action to effect such satisfaction and discharge except upon the request of the Lessee made pursuant to this Section 8(aa).

          SECTION 9.  [Intentionally Omitted].

          SECTION 10.  Other Documents; Amendment.  Each of the Owner
                       --------------------------
Participant and the Owner Trustee hereby (A) agrees with Lessee, the Certificate Holders and the Indenture Trustee to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it, to the extent such non-compliance would be adverse to such party; and (B) agrees with Lessee, the Certificate Holders and the Indenture

Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party. Notwithstanding the foregoing, unless an Event of Default shall have occurred and be continuing and so long as the Lease has not been terminated, the Indenture Trustee and the Owner Participant hereby agree for the benefit of Lessee that without the consent of Lessee they will not (and the Owner Participant agrees that it will not cause the Owner Trustee to) amend, supplement or otherwise modify any provision of the Trust Indenture in a manner adversely affecting Lessee. The Indenture Trustee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Documents to which Lessee is not a party. Each Certificate Holder agrees that it will not take any action in respect of the Trust Indenture Estate except through the Indenture Trustee pursuant to the Trust Indenture or as otherwise permitted by the Trust Indenture.

          SECTION 11.  Certain Covenants of Lessee.  Lessee covenants and agrees
                       ---------------------------
with the Participants, the Indenture Trustee and the Owner Trustee, in its capacity as such and in its individual capacity as follows:

          (a) Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Documents. Lessee, forthwith upon delivery of the Aircraft under the Lease shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Federal Aviation Act or under the applicable law of another permitted government of registry, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration (at the expense of Lessee, including, without limitation, reasonable attorney's fees and expenses), and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the lessor under the Lease or as the owner of the Aircraft with any governmental authority (including tax authorities).

          (b) Lessee, at its expense, will cause the Trust Agreement, the Lease, all Lease Supplements, all amendments to the Lease, the Trust Indenture, and all supplements and amendments to the Trust Indenture to be promptly filed and recorded, or filed for recording, to the extent permitted under the Federal Aviation Act, or required under any other applicable law. Upon the execution and delivery of the Owner Trustee's FAA Bill of Sale, the Lease Supplement covering the Aircraft and the Trust Supplement, the Lease and the Trust Indenture shall be filed for recording with the Federal Aviation Administration in the following order of priority; first, the
                                                                 -----
     Owner Trustee's FAA Bill of Sale, second, the FAA registration application,
                                       ------
     third, the Trust Indenture, with the Trust Agreement and the Trust
     -----
     Supplement attached, and fourth, the Lease, with the Lease Supplement
                              ------
     covering the Aircraft, the Trust Indenture and the Trust Supplement attached. Lessee agrees to furnish the Owner Participant, the Owner Trustee and the Indenture Trustee with copies of the foregoing documents with recording data as promptly as practicable following the issuance of same by the FAA.

          SECTION 12.  Owner for Income Tax Purposes.  It is hereby agreed among
                       -----------------------------
Lessee, the Owner Participant and the Owner Trustee that for income tax purposes the Owner Participant will be the owner of the Aircraft to be delivered under the Lease and Lessee will be the lessee thereof, and each party hereto agrees to characterize the Lease as a lease for income tax purposes.

          SECTION 13.  Notices; Consent to Jurisdiction.  (a)  All notices,
                       --------------------------------
demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier (with a copy of such notice to follow by registered or certified mail or by prepaid courier), or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or received or if given by certified mail, three Business Days after being deposited in the mails, in accordance with the provisions of this Section 13(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustees or the Owner Participant, to the respective addresses set forth on Schedule I hereto (and in the case of Owner Trustee a copy shall be sent to the Owner Participant) or

(B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Certificate Holder, addressed to such Certificate Holder at its address set forth in the Loan Certificate Register maintained pursuant to Section 2.03 of the Trust Indenture.

          (b) Each party to this Agreement including each Certificate Holder (individually a "Party" and collectively "Parties") irrevocably agrees that any legal suit, action or proceeding brought by any other Party, which arises solely out of or relates solely to the Operative Documents or any of the transactions contemplated hereby or thereby or any document referred to herein or therein, may be instituted in the Circuit Court of the State of Illinois, Cook County or the United States District Court for the Northern District of Illinois and that they hereby waive the right to trial by jury in any such proceeding; provided, however, that the foregoing provisions shall not apply to third party tort claims (but shall apply to an indemnity claim with respect to such tort claim) and that the foregoing shall not apply to any right a Party may have to seek removal of such legal suit, action or proceeding to federal court or to seek consolidation of any separate legal suits, actions or proceedings brought by any one or more of the other Parties in the same or different jurisdictions. The agreement set forth in this Section 13(b) is given solely for the benefit of the Parties and such agreement is not intended to and shall not inure to the benefit of any other person.

          SECTION 14.  Change of Situs of Owner Trust.  The Owner Participant
                       ------------------------------
agrees that if, at any time, the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 7(b) hereof and if, as a consequence thereof, Lessee shall request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved with the written consent of the Owner Participant (which consent shall not be unreasonably withheld) and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided that (A) Lessee shall provide such additional tax indemnification, as the Owner Participant may reasonably request, (B) the rights and obligations under the Operative Documents of the Owner Participant shall not be altered as a result of the taking of such action, (C) the lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and the Lessee shall execute and deliver such documents as may be requested by the Indenture Trustee to continue the perfection of the lien on the Trust Indenture Estate and (D) the Owner Participant and the Indenture Trustee shall have received an opinion or opinions of counsel (reasonably satisfactory to the Owner Participant) in scope, form and substance reasonably satisfactory to the Owner Participant to the effect that (I) the trust, as thus removed, shall remain a validly established trust, (II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Owner Trustee or the Trust Estate pursuant to Section 7(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (IV) such removal will not, in the Owner Participant's judgment, result in any Loss of MACRS Deductions, FSC Benefits, Interest Deductions or an Inclusion Event (as defined in the Tax Indemnity Agreement) with respect to which Lessee is not required to indemnify the Owner Participant pursuant to Section 5 of the Tax Indemnity Agreement (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), and (V) covering such other matters as the Owner Participant may reasonably request, (E) if such removal involves the replacement of the Owner Trustee, the Owner Participant shall have received an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Owner Participant covering the matters set forth in the opinion provided pursuant to Section 4(a)(xiii) hereof and (F) Lessee shall indemnify and hold harmless the Owner Participant on a net after-tax basis against any and all reasonable and actual costs and expenses including attorneys' fees and disbursements, registration, recording or filing fees and Taxes incurred by the Owner Trustee or Owner Participant, in connection with such change of situs.

          SECTION 15.  Miscellaneous.  (a)  Each of the Participants and the
                       -------------
Certificate Holders covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, or the Indenture Trustee under the terms of the Lease, which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor, or by the Indenture Trustee.

          (b) The representations, warranties, indemnities and agreements of Lessee, the Owner Trustee, the Indenture Trustee, the Participants and the Certificate Holders provided for in this Agreement, and Lessee's, the Owner Trustee's, Indenture Trustee's, the Participants' and the Certificate Holders' obligations under any and all thereof, shall survive the making available of the respective Commitments by the Participants, the delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Certificate Holder in any Loan Certificate or the Trust Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document or any of the Pass Through Trust Agreements.

          (c) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Lessee, the Indenture Trustee and the Owner Trustee. The terms of this Agreement shall be binding upon, and inure to the benefit of and shall be enforceable by, Lessee, the Participants, the Indenture Trustee, the Certificate Holders and the Owner Trustee. This Agreement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Illinois, including all matters of construction, validity and performance. This Agreement is being delivered in the State of Illinois.

          (d) The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for or is acting in or making representations or agreements in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 15(d) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct; and provided, further, that nothing contained in this Section 15(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 15(d) shall survive the termination of this Agreement, the other Operative Documents and the Pass Through Trust Agreements.

          (e) No Participant shall have any obligation or duty to the Lessee, to any other Participant or to others with respect to the transactions contemplated hereby except those obligations or duties of such Participant expressly set forth in this Agreement and the other Operative Documents and no Participant shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall any Participant be liable to Lessee, nor shall any Participant be liable to any other Participant, for any action or inaction on the part of the Indenture Trustee or the Owner Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Indenture Trustee or the Owner Trustee.

          (f) This Agreement shall be binding upon and shall inure to the benefit of and shall be enforceable against, the parties hereto and their respective successors and permitted assigns including each successive holder of the Owner Participant's interest and each successive holder of any Loan Certificate issued and delivered pursuant to this Agreement or the Trust Indenture whether or not an express assignment to such holder of rights and obligations under this Agreement has been made.

          (g) The Owner Participant hereby consents to the Owner Trustee's appointment of Lessee as its exclusive agent pursuant to the terms of Section 7(a)(4) of the Lease.

          SECTION 16.  Invoices and Payment of Expenses.  Each of the Owner
                       --------------------------------
Trustee, the Indenture Trustee, Lessee and the Participants shall promptly submit to the Owner Participant and the Lessee for their joint prompt approval (except in the case of Transactions Expenses referred to in clauses (i)(6), (v) and (viii) of the definition thereof which shall be approved solely by the Owner Participant) copies of invoices of the Transaction Expenses as they are received. The Owner Participant agrees to transfer to the Owner Trustee from time to time promptly upon receipt of invoices of Transaction Expenses such amount as shall be necessary in order to enable the Owner Trustee to pay such Transaction Expenses or to pay such amounts directly. To the extent of funds received by it, the Owner Trustee agrees to pay all invoices of Transaction Expenses that have been so approved promptly upon receipt thereof. Notwithstanding the foregoing, in the event that the transactions contemplated hereby shall not be consummated, Lessee shall pay all Transaction Expenses, except that the fees, expenses and disbursements of the Owner Participant (including those relating to its counsel) shall be borne by the Owner Participant if such failure to consummate the transactions results from the failure of the Owner Participant to adhere to the terms and conditions set forth in the letter dated March 2, 1995 addressed to Lessee and Capstar Partners and agreed to by Lessee or to close after all conditions precedent to the Owner Participant's funding of its Commitment set forth herein have been satisfied. To the extent Transaction Expenses exceed [_____%] of Lessor's Cost, the Lessee may, in lieu of electing an optimization pursuant to Section 18 hereof, promptly reimburse the Owner Trustee or Owner Participant, as appropriate, for all or a portion of the Transaction Expenses described in clause (i)(5) and/or clause (vi) (excluding any debt placement fees included in said clause (vi)) of the definition of Transaction Expenses.

          SECTION 17.  Optional Redemption of Certificates.  (a)  Subject to the
                       -----------------------------------
terms of this Section 17, in the event that at any time Lessee shall have given written notice to the Owner Trustee, the Indenture Trustee and the Owner Participant that there be effected a voluntary redemption of all of the outstanding Loan Certificates by the Owner Trustee as part of a refunding or refinancing transaction, the Owner Participant agrees to negotiate promptly in a commercially reasonable manner to conclude an agreement with Lessee as to the terms of such refunding or refinancing transaction (including the terms of any debt to be issued in connection with such refunding or refinancing transaction and the documentation to be executed in connection therewith), and if after such negotiation Lessee and the Owner Participant shall have concluded an agreement with respect to such terms:

               (1) within ten Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Refinancing Certificate") setting forth (i) the proposed date on which the outstanding Loan Certificates will be redeemed, describing the new debt to be issued and the other aspects of such refunding or refinancing transaction to be consummated (such date, the "Refinancing Date") and (ii) the following information: (A) the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, and (B) the proposed revised schedules of Basic Rent, Excess Amount, debt amortization, Stipulated Loss Value percentages, Termination

     Value percentages, Special Termination Value percentages and EBO Percentage. Within ten Business Days of its receipt of the Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit E to the Lease of the information set forth in the Refinancing Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate or the determination pursuant to such verification procedures of the revised Basic Rent, Excess Amount, debt amortization, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage and the Debt/Equity Ratio (such information, the "Refinancing Information") the appropriate parties will take the actions specified in paragraphs (2) through (6) below;

               (2) the appropriate parties will enter into a financing or loan agreement in form and substance reasonably satisfactory to the Owner Participant, the Owner Trustee and the Lessee (which may involve an underwriting agreement in connection with a public offering of such debt or the purchase of such debt by a publicly funded entity (or entities) or the sale of the Owner Trustee's interest in the Trust Estate and/or the Aircraft and its resale to the Owner Trustee) with the institution or institutions to be named therein (A) providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information, which amount shall be at least equal to the aggregate principal amount of all Loan Certificates outstanding on the Refinancing Date (such debt securities, the "New Debt") and (ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Loan Certificates on the Refinancing Date and (B) pursuant to which the parties to the refinancing transaction (including the Owner Participant and Lessee but excluding any public holders of debt) make such representations, warranties and covenants as the Owner Participant or Lessee may reasonably require;

               (3) Lessee and the Owner Trustee will amend the Lease to provide that (i) Basic Rent, Excess Amount and the EBO Percentage in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information and (ii) amounts payable in respect of Stipulated Loss Value percentages, Special Termination Value Percentages and Termination Value percentages from and after the Refinancing Date shall be as provided in the Refinancing Information;

               (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Loan Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refunding or refinancing (which agreements, amendments and supplements shall be reasonably satisfactory to the Owner Participant);

               (5) unless otherwise agreed or required by the Owner Participant, and whether or not such refunding or refinancing transaction is consummated, Lessee, on behalf of Lessor, shall pay on an after-tax basis all of the reasonable Expenses of all parties to such refunding or refinancing, including without limitation, the reasonable fees and expenses of such parties' counsel and any related loan or commitment fees; and

               (6) subject to compliance by the Owner Trustee with all applicable terms and conditions for voluntary prepayment under the Trust Indenture and this Agreement, each Certificate Holder of a Loan Certificate being refinanced or refunded will transfer to the Owner Trustee the Loan Certificates held by it immediately prior to such refunding or refinancing for cancellation (and the Owner Trustee shall cancel the same), against receipt by such Certificate Holder of the then outstanding principal amount of such Loan Certificates, accrued and unpaid interest thereon, plus Premium, if any, together with payment in full of all other amounts then payable to such Certificate Holder and the Indenture Trustee hereunder or under the Trust Indenture.

          (b) In the case of a refunding or refinancing involving a public offering of the New Debt, the Owner Participant shall have the right (but not the obligation) to review and approve (which approval shall not be unreasonably withheld) all offering materials to be employed in connection therewith. It is expressly understood that the Owner Participant shall have no obligation hereunder to consent thereto if, in its good faith judgment, such refunding or refinancing (A) increases its, any of its Affiliates (other than any Affiliate which is acting as an underwriter) or the Owner Trustee's exposure to (i) liabilities under federal or state securities laws, (ii) regulation under state or federal securities laws, (iii) the need to publicly disclose information that is not generally available to the public, or (iv) being adversely affected in its respective ability to engage in any other financing transaction, in each case to a level unacceptable to it in its reasonable, good faith, judgment, or
(B) requires the identity of the Owner Participant to be disclosed in any offering materials. Lessee shall have the right to purchase such debt securities and apply such securities as a credit against its obligations to pay Rent, provided that (x) in connection with such refunding or refinancing Lessee shall have agreed to indemnify the Owner Participant with respect to such right in a manner satisfactory to the Owner Participant, and (y) Lessee may not, at any one time hold in the aggregate any such debt securities having a face value in excess of that portion of the two next succeeding installments of Basic Rent which is required to be paid to the holders of such debt securities on account of principal and interest. Any trustee of public debt shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York, Chicago, Illinois, Hartford, Connecticut or Boston, Massachusetts and having, or having a parent willing to guarantee the obligations of such bank or trust company and having, a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of trustee upon reasonable or customary terms.

          (c) Lessee shall give the Indenture Trustee at least twenty-five (25) days irrevocable written notice of the proposed date of the optional redemption.

          (d) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any refunding or refinancing transaction as contemplated by this Section 17:

               (i) if in the Owner Participant's good faith judgment, such transaction would have an adverse impact (including, without limitation the risk of adverse tax consequences) on it;

              (ii) unless a third party or parties, unaffiliated with Lessee and Owner Participant, shall have committed to (and shall) provide the entire financing needed to consummate the proposed refunding or refinancing transaction, it being understood that Owner Participant shall have no obligation to locate any such party or parties;

             (iii) unless Lessee indemnifies Owner Trustee and Owner Participant by agreement in form and substance reasonably satisfactory to each of them, for any liability, obligation (other than the obligation to pay principal and interest and related payments in respect of the New
     Debt), cost or expense (including, without limitation, reasonable attorneys' fees) related to or arising out of any such refunding or refinancing transaction;

              (iv) unless the New Debt is denominated in Dollars; or

               (v) if the refinancing would increase or decrease the Owner Participant's Commitment.

          (e) There shall be no more than one redemption permitted under this
Section 17.

          (f) No voluntary redemption shall occur pursuant to this Section 17 prior to the fifth anniversary of the Delivery Date.

          SECTION 18.  Optimization.  (a)  In the event that:  (i) the Delivery
                       ------------
Date occurs other than on May 15, 1995 or (ii) Transaction Expenses paid by Lessor are determined to be other than [____%] of Lessor's Cost, the Lessee may, pursuant to this Section 18 and in accordance with the requirements of Section 3(c) of the Lease, optimize the Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage subject to the proviso set forth in Section 3(c)(i) of the Lease. The Owner Participant shall deliver to Lessee and the Indenture Trustee a certificate of an authorized representative of the Owner Participant (the "Optimization Certificate") setting forth the proposed revised schedules of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage. Within fifteen days of its receipt of the Optimization Certificate, Lessee may demand a verification, pursuant to Exhibit E of the Lease, of the information set forth in the Optimization Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Optimization Certificate or the determination pursuant to such verification procedures of such information, the Owner Participant will cause the Lessor (A) to execute an amendment to the Lease setting forth the optimized Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage, and (B) the Lessee will execute such amended Lease necessary to effectuate the foregoing.

          (b) In connection with optimization adjustments of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage pursuant to this
Section 18 and Section 3(c) of the Lease, none of the principal amount, amortization schedules or interest rate of the Loan Certificates shall be altered.

          (c) Lessee shall pay on an after-tax basis all of the reasonable Expenses of all parties to such optimization, including, without limitation, the reasonable fees and expenses of such parties' counsel.

          SECTION 19.    Nondisclosure.  Each party hereto (other than the Owner
                         -------------
Participant) agrees that it will use its best efforts not to disclose the identity of the Owner Participant and the terms of the Operative Documents in connection with the issuance or release for external publication of any article or advertising or publicity matter relating to the terms or conditions of any of the Operative Documents or the transactions contemplated thereby without the prior written consent of the Owner Participant (except as expressly permitted by the Operative Documents or (t) with respect to the terms of the Operative Documents to the extent required in connection with a public placement of the debt pursuant to Section 17 hereof or (u) to the extent required in connection with a private placement of the debt pursuant to Section 17 hereof or (v) to the extent required to appropriate regulatory authorities or in response to subpoena or other legal process or as otherwise required by law or (w) to such party's insurance agents, auditors and counsel or other agents or (x) in the case of any Pass Through Trustee, the Indenture Trustee, the Owner Participant or the Owner Trustee (as the case may be), to prospective transferees or to any successor Owner Trustee (as the case may be), who in turn agree to use their best efforts not to make such disclosure in breach of this Section 19 or (y) as may be necessary or desirable in connection with the enforcement by such party of any Operative Document).



                                 *     *     *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              UNITED AIR LINES, INC.,
                                Lessee


                              By:_______________________________
                                 Vice President and Treasurer

                              _____________________________,
                                Owner Participant


                              By: ______________________________
                              Title:____________________________

                              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                                 Indenture Trustee


                              By: ______________________________
                              Title:____________________________

                              STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee,
                                Owner Trustee


                              By: ______________________________
                              Title:____________________________

                              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, in its capacity as Pass Through Trustee under each of the Pass Through Trust Agreements

                              By:_______________________________
                              Title:____________________________

                                   SCHEDULE I

                              Names and Addresses


Lessee:
- ------

U.S. Mail
- ---------
United Air Lines, Inc.
P.O. Box 66100
Chicago, Illinois  60666

Attn:  Vice President and
Treasurer

Telecopy:  (708) 952-7117


Owner Participant:
- -----------------

_______________________
_______________________
_______________________

Attn:  ___________________
Telecopy:  _______________


Pass Through Trustee:
- --------------------

First Security Bank of Utah,
National Association
79 South Main Street
Salt Lake City, Utah  84111

Attn:  Corporate Trust Department
Telecopy:  (801) 246-5053


Overnight Delivery Service
- --------------------------
United Air Lines, Inc.
1200 East Algonquin Road
Elk Grove Township, IL 60007

Attn:  Vice President and
Treasurer


Payment Address
- ---------------

The Chase Manhattan Bank, N.A.
New York, N.Y.
ABA #: 021000021

Account #: 910-2-499093
Account Name:
Reference:  UAL/1995 777 A

Indenture Trustee:
- -----------------

First Security Bank of Utah,
National Association
79 South Main Street
Salt Lake City, Utah  84111

Attn:  Corporate Trust Department
Telecopy:  (801) 246-5053


Owner Trustee:
- --------------

State Street Bank and Trust
Company
225 Franklin Street
Boston, Massachusetts  02110
(or, if given by overnight
delivery service)
Two International Place
Boston, Massachusetts  02110

Attn:  _________________________
Telecopy:  (617) 664-5367

                                  SCHEDULE II

                                  Commitments
                                  -----------

                                 Percentage of
Certificate Holder               Lessor's Cost       Dollar Amount
- ------------------               -------------       -------------
First Security Bank of Utah,
National Association, in
its capacity as Pass Through
Trustee under Pass
Through Trust Agreement 1995-A1

First Security Bank of Utah,
National Association, in its
capacity as Pass Through
Trustee under Pass Through
Trust Agreement 1995-A2


Owner Participant:
- -----------------

[__________________________]                         $

Total Commitments:                100.00%            $
=================                 =======            =


                                 Doc. No. 1.01
                                Aircraft N766UA

- --------------------------------------------------------------------------------

                            PARTICIPATION AGREEMENT
                                 (1995 777 B)

                            Dated as of May 1, 1995

                                     Among

                            UNITED AIR LINES, INC.,
                                    Lessee,


                            ______________________,
                              Owner Participant,


              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                              in its capacity as
                    Pass Through Trustee under each of the
                        Pass Through Trust Agreements,


                     STATE STREET BANK AND TRUST COMPANY,
                        Not in its Individual Capacity,
                     except as expressly provided herein,
                         but solely as Owner Trustee,

                                      and

              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
              In its Individual Capacity and as Indenture Trustee

                          ---------------------------

                            United Air Lines, Inc.
                          1995 777 B Equipment Trust
                          One Boeing 777-222 Aircraft

                          ---------------------------


- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SECTION 1.  Certain Definitions; Participations in
               Lessor's Cost of the Aircraft...............................   3

SECTION 2.  Lessee's Notice of Delivery Date...............................   4

SECTION 3.  Instructions to the Owner Trustee and
               Indenture Trustee...........................................   5

SECTION 4.  Conditions.....................................................   6
               (a)  Conditions Precedent to the
                    Participations in the
                    Aircraft...............................................   6
               (b)  Conditions Precedent to the
                    Obligations of Lessee..................................  15

SECTION 5.  Confidentiality of Purchase Agreement..........................  16

SECTION 6.  Extent of Interest of Certificate
               Holders.....................................................  17

SECTION 7.  Lessee's Representations, Warranties
               and Indemnities.............................................  17
               (a)  In General.............................................  17
               (b)  General Tax Indemnity..................................  22
               (c)  General Indemnity......................................  34
               (d)  Withholding............................................  40

SECTION 8.  Representations, Warranties and
               Covenants...................................................  40

SECTION 9.  [Intentionally Omitted]........................................  63

SECTION 10. Other Documents; Amendment.....................................  63

SECTION 11. Certain Covenants of Lessee....................................  64

SECTION 12. Owner for Income Tax Purposes..................................  65

SECTION 13. Notices; Consent to Jurisdiction...............................  65

SECTION 14. Change of Situs of Owner Trust.................................  66

SECTION 15. Miscellaneous..................................................  67

SECTION 16. Invoices and Payment of Expenses...............................  69

SECTION 17. Optional Redemption of Certificates............................  70

                                                                           Page
                                                                           ----
SECTION 18.  Optimization..................................................  74

SECTION 19.  Nondisclosure.................................................  75

                                   SCHEDULE


SCHEDULE I      --   Names and Addresses

SCHEDULE II     --   Commitments

SCHEDULE III    --   Legal Opinions

EXHIBIT A-1     --   Form of Transferor Opinion Re: Transfer of
                        Owner Participant's Interest

EXHIBIT A-2     --   Form of Transferee Opinion Re: Transfer of
                        Owner Participant's Interest

EXHIBIT B       --   Form of Assignment and Assumption Agreement

EXHIBIT C       --   Form of Guaranty Agreement

                                      iii

                            PARTICIPATION AGREEMENT
                                  (1995 777 B)


          THIS PARTICIPATION AGREEMENT (1995 777 B) dated as of May 1, 1995 among (i) United Air Lines, Inc., a Delaware corporation (the "Lessee"), (ii) [____________], a corporation organized under the laws of Delaware (the "Owner Participant"), (iii) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"),
(iv) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise provided herein, but solely as trustee under the Pass Through Trust Agreement (the "Pass Through Trustee"), dated as of February 1, 1992, as amended and restated as of May 1, 1995 (the "Basic Agreement"), in each case between the Lessee and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, as supplemented by Trust Supplements Nos. 1995-A1 and 1995-A2, each dated as of May __, 1995 between the Lessee and the Pass Through Trustee creating the 1995-A1 Pass Through Trust and the 1995-A2 Pass Through Trust, respectively (the Basic Agreement as so supplemented being the "1995-A1 Pass Through Trust Agreement" and the "1995-A2 Pass Through Trust Agreement", respectively, each of the 1995-A1 Pass Through Trust Agreement and the 1995-A2 Pass Through Trust Agreement being a "Pass Through Trust Agreement") and (v) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, in its individual capacity and as Indenture Trustee under the Trust Indenture (the "Indenture Trustee").


                                  WITNESSETH:

          WHEREAS, pursuant to the Purchase Agreement between Lessee and the Manufacturer, the Manufacturer has agreed to sell to Lessee, among other things, certain Boeing Model 777-222 aircraft, one of which has been recently purchased from the Manufacturer by Lessee and is the subject of this Agreement; and

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant is entering into the Trust Agreement pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the Trust Estate defined in Section 1.01 thereof (the "Trust Estate") for the use and benefit of the Owner Participant; and

          WHEREAS, concurrently with the execution and delivery of this Agreement,

                                          [Participation Agreement (1995 777 B)]

          (i) Lessee and the Owner Trustee are entering into the Owner Trustee's Purchase Agreement and Assignment (1995 777 B) dated as of May 1, 1995 (the "Owner Trustee's Purchase Agreement"), whereby Lessee agrees to sell the Aircraft to the Owner Trustee and assigns to the Owner Trustee certain rights and interests of Lessee under the Purchase Agreement with respect to the Aircraft; and

          (ii) the Manufacturer has executed the Consent and Agreement (1995 777 B) dated as of May 1, 1995 substantially in the form attached to the Owner Trustee's Purchase Agreement, with respect to the Owner Trustee's Purchase Agreement; and

          WHEREAS, the Indenture Trustee and the Owner Trustee concurrently with the execution and delivery of this Agreement are entering into the Trust Indenture and Mortgage (1995 777 B) dated as of May 1, 1995 pursuant to which the Owner Trustee agrees, among other things, to issue one or more Loan Certificates in the form set forth in Exhibit A-1 or Exhibit A-2 to the Trust Indenture to each Pass Through Trustee on behalf of the related grantor trusts created by the applicable Pass Through Trust Agreement as evidence of the Owner Trustee's indebtedness to each Pass Through Trustee, which Loan Certificates are to be secured by the mortgage and security interest in the Aircraft created pursuant to the Trust Indenture by the Owner Trustee in favor of the Indenture Trustee, and the Owner Trustee shall execute and deliver the Trust Supplement covering the Aircraft, supplementing the Trust Agreement and the Trust Indenture; and

          WHEREAS, as described in Section 2 hereof, the Owner Trustee and Lessee are entering into a Lease Agreement (1995 777 B) dated as of May 1, 1995 whereby, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to Lessee, and Lessee agrees to lease from the Owner Trustee, the Aircraft on the Delivery Date; and

          WHEREAS, in connection with the foregoing, each Pass Through Trustee will issue the Pass Through Certificates substantially in the form of Exhibit A to each Pass Through Trust Agreement; and

          WHEREAS, to facilitate the Owner Trustee's issuance of the Loan Certificates to the applicable Pass Through Trustee and the purchase of the Loan Certificates by each such Pass Through Trustee, the Lessee has duly authorized the execution and delivery of each of the two Pass Through Trust Agreements as the "issuer" thereunder, as such term is defined in and solely for purposes of the Securities Act of 1933, as amended, and of the Pass Through Certificates being issued thereunder as the

                                          [Participation Agreement (1995 777 B)]

"obligor" thereunder, as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended, with respect to the Pass Through Certificates and is undertaking to perform certain administrative and ministerial duties thereunder and is also undertaking to pay the fees and expenses of the Pass Through Trustees; and

          WHEREAS, certain terms are used herein as defined in Section 1(a) hereof.

          NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

          SECTION 1. Certain Definitions; Participations in Lessor's Cost of the Aircraft. (a) The terms "Lessee," "Owner Participant," "Pass Through Trustee," "Owner Trustee" and "Indenture Trustee" shall have the further meanings attributed thereto in the Lease Agreement referred to above and, except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings attributed thereto in the Lease Agreement referred to above. Unless the context otherwise requires, any reference herein to any of the Operative Documents refers to such document as it may be amended from time to time in accordance with its terms and the terms of each other agreement restricting the amendment thereof.

          (b) Subject to the terms and conditions of this Agreement, (i) each of the Pass Through Trustees agrees to finance in part, the Owner Trustee's payment of Lessor's Cost for the Aircraft by making a secured loan to the Owner Trustee (herein called a "Loan" and collectively, the "Loans") on a date to be designated pursuant to Section 2 hereof, but in no event later than May 31, 1995, in the amount in Dollars equal to the amount set forth opposite its name on Schedule II hereto and (ii) the Owner Participant hereby agrees, in connection with its equity investment in the beneficial ownership of the Aircraft and the sale of the Aircraft by the Lessee to the Owner Trustee pursuant to the Owner Trustee's Bill of Sale, as contemplated hereby and by the Owner Trustee's Purchase Agreement, to make its equity investment in the beneficial ownership of the Aircraft on a date to be designated as set forth above, but in no event later than May 31, 1995, in an amount in Dollars equal to the amount set forth opposite its name on Schedule II hereto. To fund its obligations set out in (i) above, each Pass Through Trustee shall, in accordance with Section 2.01 of the applicable Pass Through Trust Agreement, execute, authenticate and deliver Pass Through Certificates, dated a date not later than the Delivery Date and of the maturities, in the principal amounts, bearing the interest rates and of the other economic terms specified in the request of the Company (as defined in the Basic Agreement)

                                          [Participation Agreement (1995 777 B)]

delivered pursuant to such Section 2.01, and deliver such Pass Through Certificates to the Underwriters (as defined in Section 4(a)(xvii) as specified in such request against payment by the Underwriters of an amount equal to the aggregate principal amount of its Loan. In the case of the Owner Participant, the amount of its participation to be made as provided above in the payment of Lessor's Cost and, in the case of each Pass Through Trustee, the amount of its Loan, is hereinafter called such Participant's "Commitment" for the Aircraft.
In case any Participant shall default in its obligation to make the amount of its Commitment available pursuant to Section 2 hereof in respect of the Aircraft, the other Participants shall have no obligation to make any portion of such amount available or to increase the amount of its Commitment and the obligation of the nondefaulting Participants shall remain subject to the terms and conditions set forth in this Agreement.

          SECTION 2. Lessee's Notice of Delivery Date. Lessee agrees to give the Owner Participant, the Owner Trustee, the Pass Through Trustees and the Indenture Trustee at least two Business Days' prior written notice of the Delivery Date for the Aircraft, which Delivery Date shall be a Business Day not later than May 31, 1995, which notice shall specify the amount of Lessor's Cost and the amount of each Participant's Commitment for the Aircraft. As to each Participant, the making of its Commitment for such Aircraft available in the manner required by this Section 2 shall constitute a waiver of such notice. The Owner Trustee and the Indenture Trustee shall be deemed to have waived such notice if the Indenture Trustee shall have received from the Owner Participant funds in the full amount of the Owner Participant's Commitment and the proceeds of the sale of the Loan Certificates in the full amount of the Pass Through Trustees' Commitments.

          Subject to the terms and conditions of this Agreement, and simultaneously with receipt by the parties hereto of all amounts to be paid to them on the Delivery Date pursuant to this Section 2, the Lessee shall transfer title to and deliver the Aircraft to the Owner Trustee, the Owner Trustee shall purchase and take title to, and accept delivery of, the Aircraft, and the Owner Trustee shall lease the Aircraft to Lessee, it being understood that the transactions described in this Section 2 are simultaneous and mutually dependent. On the Delivery Date, subject to the terms and conditions of this Agreement, and in consideration for the transfer of title to the Aircraft to the Owner Trustee, the Owner Trustee and the Indenture Trustee (on behalf of the Owner Trustee) shall pay over the funds made available to it equal to Lessor's Cost to Lessee's account no. ____________ at First Security Bank of Utah, National Association. In addition, subject to the terms and conditions of this Agreement, the Owner Trustee shall, on the Delivery Date,

                                          [Participation Agreement (1995 777 B)]

issue to the Pass Through Trustees the Loan Certificates to evidence the Loans

          The Owner Participant agrees, subject to the terms and conditions of this Agreement, to make its Commitment available to the Owner Trustee at the Owner Trustee's account no. ________ at First Security Bank of Utah, National Association, and the Pass Through Trustees agree to make their Commitment available to the Indenture Trustee at the Indenture Trustee's account no. _________ at First Security Bank of Utah, National Association, at or before 10:00 a.m., New York City time, on the Delivery Date specified in Lessee's notice referred to in the first paragraph of this Section 2 (such specified Delivery Date being herein called the "Scheduled Delivery Date").

          SECTION 3. Instructions to the Owner Trustee and Indenture Trustee. Subject to the terms and conditions of this Agreement, the Owner Trustee and the Indenture Trustee, upon their respective receipts in full of the Owner Participant's and the Pass Through Trustees' Commitments for the Aircraft, as provided in Section 2 hereof, together with instructions from such Participant or its special counsel to release such funds to Lessee, shall transfer such funds to the Lessee and the Owner Trustee shall purchase the Aircraft from the Lessee and lease the Aircraft to Lessee and such action shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee and the Indenture Trustee acting on behalf of the Owner Participant (in regard to item (a) below) and to the Owner Trustee (in regard to items (b) - (f) below):

          (a) to pay to Lessee the Lessor's Cost in the manner set forth in
Section 2;

          (b) to the extent not previously accomplished by a prior authorization, to authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees, or an agent or agents, of Lessee designated by Lessee) to accept delivery of the Aircraft on the Delivery Date pursuant to the Owner Trustee's Bill of Sale;

          (c) to accept from the Lessee the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale;

          (d) to execute an Aircraft Registration Application, a Lease Supplement and a Trust Supplement, in each case covering the Aircraft;

          (e) to borrow from the Pass Through Trustees amounts equal to their respective Loans to finance a portion of Lessor's

                                          [Participation Agreement (1995 777 B)]

Cost and to issue to the Pass Through Trustees Loan Certificates in the amounts specified herein; and

          (f) to take such other action as may be required to be taken by the Owner Trustee on the Delivery Date by the terms of any Operative Document.

          SECTION 4. Conditions. (a) Conditions Precedent to the Participations in the Aircraft. It is agreed that the respective obligations of the Participants to participate in the payments of Lessor's Cost are subject to the satisfaction prior to or on the Delivery Date of the following conditions precedent, except that paragraphs (iii), (xx), (xxiv) (insofar as it relates to the Pass Through Trustees), (xxv), (xxvi) and (xxviii) shall not be a condition precedent to the obligation of the Pass Through Trustees, and paragraphs (iv),
(x) (insofar as it relates to the Owner Participant), (xiv), (xix) and (xxvii) shall not be a condition precedent to the obligation of the Owner Participant:

               (i) The Participants shall have received due notice with respect to such participation pursuant to Section 2 hereof (or shall have waived such notice either in writing or as provided in Section 2).

              (ii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory or judicial authorities which, in the opinion of the Owner Participant or the Pass Through Trustees, as the case may be, would make it a violation of law or regulations for (x) the Lessee, the Indenture Trustee, any Participant or the Owner Trustee to execute, deliver and perform the Operative Documents to which any of them is a party or (y) the Pass Through Trustees or the Owner Participant to make their respective Commitments available or, in the case of any Pass Through Trustee, to acquire a Loan Certificate or to realize the benefits of the security afforded by the Trust Indenture.

             (iii) In the case of the Owner Participant, the Pass Through Trustees shall have made available the amount of their respective Commitments for the Aircraft in accordance with Section 1 hereof.

              (iv) In the case of the Pass Through Trustees, the Owner Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

                                          [Participation Agreement (1995 777 B)]

               (v) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Participants and shall be in full force and effect and executed counterparts shall have been delivered to the Participants, and their respective counsel, provided that only the applicable Pass Through Trustee shall receive an executed original of its Loan Certificate, only the Indenture Trustee, acting on behalf of the Certificate Holders, shall receive the original counterparts of the Lease and the Lease Supplement, only the Owner Participant shall receive a copy of the Purchase Agreement which shall be delivered to and retained by the Owner Trustee (the Owner Trustee and the Owner Participant and their respective counsel may inspect the Purchase Agreement prior to the Delivery Date but thereafter shall not have access to the same until the return of the Aircraft to Lessor (but only to the extent the Purchase Agreement has any continued effectiveness on such return date) or unless a Lease Default or Event of Default shall have occurred and be continuing) and provided further that only the Lessee and the Owner Participant shall receive copies of the Tax Indemnity Agreement:

                    (1)  the Lease;

                    (2) a Lease Supplement covering the Aircraft and dated the Delivery Date;

                    (3)  the Tax Indemnity Agreement;

                    (4)  the Trust Agreement;

                    (5) a Trust Supplement covering the Aircraft and dated the Delivery Date;

                    (6) the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale;

                    (7) the Owner Trustee's Purchase Agreement;

                    (8) an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee (the "Acceptance Certificate") duly completed and executed by the Owner Trustee or its agent, which shall be a representative of Lessee, and by such representative on behalf of Lessee;

                    (9)  the Trust Indenture;

                                          [Participation Agreement (1995 777 B)]

                    (10)  the Loan Certificates;

                    (11)  the Consent and Agreement;

                    (12)  the Purchase Agreement;

                    (13) the Owner Participant Parent Guaranty; and

                    (14) the Pass Through Trust Agreements.

              (vi) A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to the Granting Clause of the Trust Indenture shall have been executed and delivered by the Owner Trustee and the Indenture Trustee, and such financing statement or statements shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Owner Participant or the Pass Through Trustees shall have been executed and delivered by Lessee, the Indenture Trustee or the Owner Trustee and duly filed.

             (vii) Each Participant and the Indenture Trustee shall have received the following, in each case in form and substance satisfactory to it, provided that only the Owner Participant shall receive a copy of the Purchase Agreement which shall be delivered to and retained by the Owner Trustee (the Owner Trustee and the Owner Participant and their respective counsel may inspect the Purchase Agreement prior to the Delivery Date but thereafter shall not have access to the same until the return of the Aircraft to Lessor (but only to the extent the Purchase Agreement has any continued effectiveness on such return date) or unless a Lease Default or Event of Default shall have occurred and be continuing):

                    (1) a certified copy of the Certificate of Incorporation and By-Laws of Lessee and a copy of resolutions of the board of directors of Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance by Lessee of this Agreement, the Lease, the Owner Trustee's Purchase Agreement, the Owner Trustee's Bill of Sale, the Owner Trustee's FAA Bill of Sale, the Tax Indemnity Agreement and each other document required to be executed and delivered by Lessee on the Delivery Date in accordance with the provisions hereof and thereof;

                                          [Participation Agreement (1995 777 B)]

                    (2) such other documents and evidence with respect to Lessee, the Manufacturer, the Owner Trustee, the Indenture Trustee and the Participants, as the Pass Through Trustees or the Owner Participant, or their respective counsel, may reasonably request in order to establish the authority of such parties to consummate the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and the compliance with the conditions herein set forth;

                    (3) a certificate of Lessee (i) as to the Person or Persons authorized to execute and deliver this Agreement, the other Lessee Documents, and any other documents to be executed on behalf of Lessee in connection with the transactions contemplated hereby and as to the signature of such person or persons, and (ii) to the effect that the application of the proceeds from the Pass Through Certificates as provided for herein will not be inconsistent with any of the provisions of the Pass Through Trust Agreements;

                    (4) a copy of the Purchase Agreement certified by the Secretary or an Assistant Secretary of Lessee as being a true and accurate copy of the same with all amendments attached thereto that relate to the Manufacturer's warranties or related obligations or any right in such Agreement assigned by the Lessee to the Owner Trustee pursuant to the Owner Trustee's Purchase Agreement;

                    (5) a copy of the general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent, respectively, which authorize the execution, delivery and performance by the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent of all of the Operative Documents to which it is a party, together with such other documents and evidence with respect to the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent as either the Pass Through

                                          [Participation Agreement (1995 777 B)]

          Trustees (or their counsel) or the Owner Participant (or its counsel) may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth; provided, this clause shall not be a condition precedent as to any Participant as to documents to be provided by that Participant; and

                    (6) a copy of the excerpts the "United Air Lines 777 Maintenance Program" referred to in Section 5 of the Lease.

            (viii) All appropriate action required to have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, on or prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

              (ix) On the Delivery Date, the following statements shall be true, and the Participants and the Indenture Trustee shall have received evidence satisfactory to each of them to the effect that:

                    (1) the Owner Trustee has good and marketable title (subject to filing and recording of the Owner Trustee's FAA Bill of Sale with the Federal Aviation Administration) to the Aircraft, free and clear of Liens other than the rights of Lessee under the Lease and Lease Supplement covering the Aircraft, the mortgage and security interest created by the Trust Indenture, the rights of the Owner Participant under the Trust Agreement and the Trust Supplement and Liens permitted by clause (iii) (solely for Taxes not yet due) of Section 6 of the Lease;

                    (2) application for registration of the Aircraft in the name of the Owner Trustee (together with any required affidavits) and the Owner Trustee's FAA Bill of Sale have been duly filed with the FAA;

                                          [Participation Agreement (1995 777 B)]

                    (3) the Trust Agreement, the Trust Indenture and the Trust Supplement and the Lease and the Lease Supplement have been duly filed with the FAA for recordation;

                    (4) the Owner Trustee, as lessor under the Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease Agreement pursuant to the Trust Indenture, are entitled to the protection of Section 1110 of the Bankruptcy Code in connection with the Owner Trustee's and the Indenture Trustee's right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the Bankruptcy Code in which the Lessee is a debtor; and

                    (5) the Aircraft has been duly certified by the FAA as to type and airworthiness in accordance with the terms of the Lease and has a current, valid U.S. standard certificate of airworthiness issued by the FAA.

               (x) On the Delivery Date, (A) the representations and warranties of Lessee, the Owner Participant and the Owner Trustee contained in Sections 7 and 8 of this Agreement and in the Tax Indemnity Agreement and the Owner Participant Parent contained in the Owner Participant Parent Guaranty shall be true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), (B) no event shall have occurred and be continuing, or would result from the purchase, sale, lease or mortgage of the Aircraft, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Lease or the Trust Indenture, and (C) no event shall have occurred that might have the effect of materially and adversely affecting the ability of Lessee to carry on its business as conducted on December 31, 1994 or to perform its obligations under the Operative Documents.

              (xi) The Participants shall have received an opinion addressed to the Participants, the Indenture Trustee, and the Owner Trustee from (a) Francesca M. Maher, Vice President-Law, Deputy General Counsel and Corporate Secretary for Lessee, in substantially the form of Schedule III-1(a) hereto and (b) Vedder, Price, Kaufman & Kammholz, special counsel to the Lessee, in substantially the form of Schedule III-1(b) hereto.

                                          [Participation Agreement (1995 777 B)]

             (xii) The Participants shall have received an opinion addressed to the Participants, the Owner Trustee, the Indenture Trustee and Lessee from counsel to the Manufacturer, in substantially the form of Schedule III-2 hereto.

            (xiii) The Participants shall have received an opinion addressed to the Participants, the Indenture Trustee, the Owner Trustee and Lessee, from Bingham, Dana & Gould, special counsel for the Owner Trustee, in substantially the form of Schedule III-3 hereto.

             (xiv) The Pass Through Trustees shall have received an opinion addressed to the Indenture Trustee, the Pass Through Trustees, the Owner Trustee and Lessee from (a) Dewey Ballantine, special counsel to the Owner Participant and the Owner Participant Parent, in substantially the form of
     Schedule III-4(a) hereto and (b) Michael Flynn, Vice President-General Counsel and Secretary to the Owner Participant and the Owner Participant Parent in substantially the form of Schedule III-4(b) hereto.

              (xv) The Participants shall have received an opinion addressed to the Participants, the Indenture Trustee, the Owner Trustee and Lessee, from Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, in substantially the form of Schedule III-5 hereto.

             (xvi) The Participants shall have received an opinion addressed to the Participants, the Owner Trustee and Lessee from Ray, Quinney & Nebeker, special counsel for the Indenture Trustee and the Pass Through Trustees, in substantially the form of Schedule III-6 hereto.

            (xvii) The Owner Participant shall have received an opinion addressed to it from Vedder, Price, Kaufman & Kammholz, special counsel to the Lessee, substantially to the same effect as the opinion delivered pursuant to Section 5(b)(1) of the Purchase Agreement dated ____________ (the "Underwriting Agreement") among Lessee, Merrill Lynch & Co. and Lehman Brothers (the "Underwriter").

           (xviii) The Participants and the Indenture Trustee shall have received a certificate signed by the President or any Vice President of Lessee, dated the Delivery Date, addressed to the Participants and the Indenture Trustee and certifying as to the fulfillment of all conditions in this Section 4(a) insofar as they relate to Lessee and as to the matters stated in paragraphs (viii), (x) (insofar as it relates to Lessee), (xxii) and (xxiii) (to the knowledge of

                                          [Participation Agreement (1995 777 B)]

     Lessee, except in regard to matters relating to the Participants, Indenture Trustee or the Owner Trustee, in which event such representation shall be to the knowledge of Lessee without any investigation whatsoever) of this
     Section 4(a).

             (xix) (a) The Owner Participant shall, by making its Commitment available as provided in Section 1(b)(ii) of this Agreement, (b) the Indenture Trustee shall by authenticating the Loan Certificates issued on the Delivery Date, (c) the Owner Trustee shall, by accepting the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale and (d) the Pass Through Trustees shall, by making their respective Commitments available as provided in Section 1(b)(i) of this Agreement, be respectively deemed to have reaffirmed as of the Delivery Date the representations and warranties made by it in Section 8 of this Agreement.

              (xx) The Owner Participant shall have received an opinion, in form and substance reasonably satisfactory to the Owner Participant, from BK Associates, independent aircraft appraisers, or such other recognized aircraft appraiser selected by the Owner Participant, to the effect that
     (A) on the Delivery Date, the fair market value of the Aircraft is equal to Lessor's Cost; (B) on the Delivery Date, the Aircraft is expected to have an economic useful life of at least 125% of the aggregate of the Interim Term and the Basic Term; (C) on the Delivery Date, the Aircraft is expected to have a residual value at the end of the Basic Term of at least 20% of Lessor's Cost (without considering the effects of inflation or deflation and assuming the Aircraft is in compliance with Section 5 of the Lease);
     (D) on the Delivery Date, the Aircraft is expected to have a fair market value on the EBO Date that does not exceed an amount equal to the EBO Price; (E) the fair market value of each Engine is at least equal to Engine Cost; and (F) the Aircraft is not limited use property.

             (xxi) The Participants and the Indenture Trustee shall have received an independent insurance broker's report, and certificates of insurance, in form and substance reasonably satisfactory to the Participants, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

            (xxii) On the Delivery Date it shall be true that no Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine has occurred.

                                          [Participation Agreement (1995 777 B)]

           (xxiii) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

            (xxiv) The respective representations and warranties of the Indenture Trustee and the Pass Through Trustees contained in Section 8 hereof shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and the Lessee and each Participant shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President of the Indenture Trustee and the Pass Through Trustees certifying as to the foregoing matters with respect to the Indenture Trustee and the Pass Through Trustees, as applicable.

             (xxv) The Owner Participant shall have received from Dewey Ballantine, special counsel to the Owner Participant, a favorable opinion, in form and substance satisfactory to the Owner Participant, with respect to certain income tax aspects of the transactions contemplated by the Operative Documents.

            (xxvi) In the opinion of the Owner Participant and its special counsel, no law (including tax laws), regulation or regulatory order or holding applicable to the Owner Participant or the Owner Participant's participation in the transactions contemplated hereby, shall have been enacted, issued or proposed prior to the Delivery Date that would have a material adverse impact on the Owner Participant.

           (xxvii) The Pass Through Trustees shall have received a letter from BK Associates to the effect that the fair market value of the Aircraft on the Delivery Date is not less than 125% of the aggregate amount of the Loans.

           (xxviii) The Lessee shall have executed and delivered to Owner Participant a letter relating to Lessee's average cost of capital together with appropriate supporting documentation.

                                          [Participation Agreement (1995 777 B)]

          Promptly upon the registration of the Aircraft and the recording of the Lease, the Trust Indenture, the Trust Agreement, the Lease Supplement and the Trust Supplement covering the Aircraft pursuant to the Federal Aviation Act, Lessee will cause Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to deliver to the Owner Participant, the Indenture Trustee, the Pass Through Trustees, the Owner Trustee and Lessee an opinion as to the due and valid registration of the Aircraft in the name of the Owner Trustee, the due recording of the Owner Trustee's FAA Bill of Sale, the Trust Indenture, the Lease Supplement, the Trust Supplement, the Lease and the Trust Agreement and the lack of filing of any intervening documents with respect to the Aircraft.

          (b) Conditions Precedent to the Obligations of Lessee. It is agreed that the obligations of Lessee (A) to sell the Aircraft to the Owner Trustee,
(B) to accept delivery of the Aircraft under the Lease and (C) to enter into its other Operative Documents, are all subject to the fulfillment to the satisfaction of Lessee prior to or on the Delivery Date of the following conditions precedent:

               (i) The conditions specified in Section 4(a)(iii), 4(a)(iv), 4(a)(viii), 4(a)(xxii) and 4(a)(xxiii) hereof shall have been satisfied, unless such nonsatisfaction is the result of the actions of Lessee.

              (ii) Those documents described in Section 4(a)(v) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee) in the manner specified in Section 4(a)(v), shall each be satisfactory in form and substance to Lessee, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof (other than the Loan Certificates) shall have been delivered to Lessee or its counsel.

             (iii) Lessee shall have received a copy of the general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent, respectively, which authorize the execution, delivery and performance by the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent of all the Operative Documents to which

                                          [Participation Agreement (1995 777 B)]

     it is a party, together with such other documents and evidence with respect to the Indenture Trustee, the Owner Trustee, the Pass Through Trustees, the Owner Participant and the Owner Participant Parent as Lessee or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

              (iv) The representations and warranties of the Participants, the Indenture Trustee and the Owner Trustee contained in Section 8 hereof and the Owner Participant Parent in the Owner Participant Parent Guaranty shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and Lessee shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President or other authorized representative of the Indenture Trustee, the Owner Participant, the Pass Through Trustees and the Owner Trustee, respectively, certifying as to the foregoing matters with respect to the Indenture Trustee, the Owner Participant and the Owner Trustee, respectively.

               (v) Lessee shall have received the opinions set forth in Sections 4(a)(xii), 4(a)(xiii), 4(a)(xiv), 4(a)(xv), and 4(a)(xvi), in each case addressed to Lessee and dated the Delivery Date.

              (vi) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of Lessee, would make it a violation of law or regulations for Lessee to enter into any transaction contemplated by the Operative Documents.

             (vii) No law (including tax laws), regulation or regulatory order or holding applicable to the Lessee or Lessee's participation in the transactions contemplated hereby, shall have been enacted, issued, or proposed prior to the Delivery Date that would have a material adverse impact on Lessee.

          SECTION 5. Confidentiality of Purchase Agreement. Lessor, the Participants, and the Indenture Trustee shall keep

                                          [Participation Agreement (1995 777 B)]

the Purchase Agreement confidential and shall not disclose the same to any Person, except (A) to prospective and permitted transferees of Lessor's, a Pass Through Trustee's, the Owner Participant's or the Indenture Trustee's interest who agree to hold such information confidential, (B) to the aforementioned prospective and permitted transferees', Lessor's, Pass Through Trustees', the Owner Participant's or the Indenture Trustee's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, including Federal or state banking examiners or tax auditors or (D) as may be necessary or desirable for purposes of protecting the interest of any such Person or for enforcement of the Lease by Owner Trustee, the Participants or the Indenture Trustee; provided, however, that any and all disclosures of all or any part of the Purchase Agreement which are permitted by (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted.

     SECTION 6. Extent of Interest of Certificate Holders. No Certificate Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the Original Amount of, Premium, if any, and interest on all Loan Certificates held by such Certificate Holder and all other sums payable to such Certificate Holder hereunder, under the Trust Indenture and under such Loan Certificates shall have been paid in full. Each Certificate Holder by its acceptance of a Loan Certificate, agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Certificate Holder as provided in Section 2.09 of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to any Certificate Holder for any amounts payable under the Loan Certificates, the Trust Indenture, hereunder, or under any other Operative Documents (including, without limitation, amounts payable as Premium), except as expressly provided in this Agreement or (in the case of the Owner Trustee) in the Trust Indenture.

     SECTION 7. Lessee's Representations, Warranties and Indemnities. (a) In General. Lessee represents and warrants that as of the Delivery Date:

               (i) Lessee is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is duly qualified to do business as a foreign corporation in each jurisdiction in which its

                                          [Participation Agreement (1995 777 B)]

     operations or the nature of its business requires, except where the failure to be so qualified would not have a material adverse effect on Lessee or its business; is a Citizen of the United States and a Certificated Air Carrier; holds all material licenses, certificates, permits and franchises from the appropriate agencies of the United States of America and/or all other governmental authorities having jurisdiction, necessary to authorize Lessee to engage in air transport and to carry on scheduled passenger service, in each case as presently conducted; has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial
     Code) in Elk Grove Township, Illinois; and has the corporate power and authority to conduct its business as it is presently being conducted, to hold under lease the Aircraft and to enter into and perform its obligations under the Lessee Documents;

              (ii) the execution, delivery and performance by Lessee of the Lessee Documents have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained, and none of such Lessee Documents contravenes any law, judgment, governmental rule, regulation or order binding on Lessee or the certificate of incorporation or by-laws of Lessee or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens) upon the property of Lessee under, its certificate of incorporation or bylaws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which Lessee is a party or by which it or its properties may be bound or affected;

             (iii) neither the execution and delivery by Lessee of the Lessee Documents nor the performance by Lessee of its obligations thereunder require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any federal, state or foreign government authority or agency, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained, and are in full force and effect, (B) the registration of the Aircraft referred to in Section 4(a)(ix)(2), (C) any normal periodic and other reporting requirements under the applicable rules and regulations of the FAA to the extent required to be given or obtained only

                                          [Participation Agreement (1995 777 B)]

     after the Delivery Date, (D) the recordings with the FAA described in the opinion referred to in Section 4(a)(xv) and (E) any normal periodic and other reporting requirements under the applicable rules and regulations of the FAA to the extent required to be given or obtained only after the Delivery Date, it being understood that the registration of the issuance and sale of the Pass Through Certificates to be issued pursuant to the provisions of the Pass Through Trust Agreements under the Securities Act of 1933, as amended, and under the securities laws of any state in which the Pass Through Certificates may be offered for sale if the laws of such state require such action has been duly accomplished and the qualification of each Pass Through Trust Agreement under the Trust Indenture Act of 1939, as amended, has been duly obtained;

              (iv) each of the Lessee Documents has been duly executed and delivered by Lessee and constitutes legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof;

               (v) there are no pending or threatened actions or proceedings before any court or administrative agency involving any Lessee Document or the transactions contemplated hereby or which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of Lessee or the ability of Lessee to perform its obligations under the Lessee Documents;

              (vi) except for (A) the registration of the Aircraft pursuant to the Federal Aviation Act, (B) the filing for recording pursuant to said Act of the Trust Agreement, the Lease with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached thereto and made a part thereof, and the Owner Trustee's FAA Bill of Sale, (C) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created by such documents under the Uniform Commercial Code of Illinois (which financing statement Lessee has caused to be presented in due form for filing with the appropriate filing office in the State of Illinois) and such other states as may be specified in the opinions furnished pursuant to Section 4(a)(xi) hereof and (D) the taking of possession by the Indenture Trustee of the original counterparts of the Lease and the Lease Supplement covering the Aircraft, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial

                                          [Participation Agreement (1995 777 B)]

     Code of any applicable jurisdiction), is necessary or advisable in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against the Lessee and the Indenture Trustee's security interest in the Aircraft as against the Owner Trustee, and in each case as against any third parties in any applicable jurisdictions in the United States;

             (vii) there has not occurred any event which constitutes a Default or an Event of Default under the Lease which is presently continuing and there has not occurred any event which constitutes or would, with the passage of time or the giving of notice, or both, constitute an Event of Loss;

            (viii) the statements of financial position of Lessee as of December 31, 1994 and the related statements of earnings and cash flow of Lessee for the year then ended, copies of which have been furnished to the Participants, fairly present the financial condition of Lessee as at such date and the results of operations and cash flow of Lessee for the period ended on such date, in accordance with generally accepted accounting principles consistently applied (except as may be stated in the notes thereto), and since December 31, 1994, there has been no material adverse change in such condition or operations, except for such matters timely disclosed in press releases issued by UAL Corporation or Lessee or in public filings, effective as of the date hereof, with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, by UAL Corporation or Lessee;

              (ix) the Owner Trustee will have received good and marketable title to the Aircraft free and clear of all Liens, except the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, the Lien of the Trust Indenture, the beneficial interest of the Owner Participant in the Aircraft, and the Liens permitted by clause (iii) (solely for Taxes not yet due) of Section 6 of the Lease;

               (x) none of the proceeds from the issuance of the Loan Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee to purchase or carry any "margin stock" as such term is defined in Regulation G or U of the Board of Governors of the Federal Reserve System;

                                          [Participation Agreement (1995 777 B)]

              (xi) neither Lessee nor anyone acting on behalf of Lessee has (A) directly or indirectly offered any interest in the Trust Estate for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant, and not more than ____________ (__) other institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby, or (B) offered any interest in the Trust Estate or any Pass Through Certificate or any Loan Certificate in a manner which would violate the Securities Act of 1933, as amended, the regulations thereunder, administrative and judicial interpretation thereof or the securities laws, rules or regulations of any state;

              (xii) Lessee is not in default in the performance of any term or condition of the Owner Trustee's Purchase Agreement, and is not in default in the performance of any term or condition of the Purchase Agreement which materially adversely impairs the transactions contemplated hereby;

              (xiii) no governmental approval of any kind is required of the Owner Participant, any Pass Through Trustee, the Owner Trustee or the Indenture Trustee for their respective execution of or performance under this Agreement, the Pass Through Trust Agreements or any agreement contemplated hereby solely by reason of any fact or circumstance peculiar to: (a) Lessee, (b) the nature of the Aircraft, or (c) Lessee's proposed operations or use of the Aircraft;

              (xiv) all sales or use tax then due and for which Lessee is responsible pursuant to Section 7(b)(i) hereof shall have been paid, other than such taxes which are being contested by Lessee in good faith and by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft or any interest therein;

              (xv) The Aircraft has been duly certified by the FAA as to type and airworthiness and such certification remains in full force and effect;

              (xvi) Owner Trustee, as lessor under the Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease pursuant to the Trust Indenture, are entitled to the protection of Section 1110 of the Bankruptcy Code in connection with the Owner Trustee's and the Indenture Trustee's right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor; and

                                          [Participation Agreement (1995 777 B)]

              (xvii) neither Lessee nor any subsidiary of Lessee is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (b) General Tax Indemnity.  (i)  Indemnity.  Except as provided in
Section 7(b)(ii) hereof, whether or not any of the transactions contemplated herein are consummated, Lessee shall pay when due and assume liability for, and protect, save and shall indemnify and hold harmless each Indemnitee (except that, for purposes of this Section 7(b)(i), an Indemnitee shall not include any Certificate Holder) from and against (x) any and all Taxes howsoever imposed against any Indemnitee, Lessee or all or any part of the Aircraft, the Airframe, the Engines, the Parts or any part thereof or otherwise by any federal, state or local government or other taxing authority in the United States or by any foreign government or any political subdivision or taxing authority thereof or by any territory or possession of the United States or by any international authority upon or in connection with, relating to, or measured by (A) the assembly, manufacture, construction, substitution, improvement, location, conditioning, installation, financing, refinancing, purchase, acquisition, acceptance, delivery, nondelivery, transport, ownership, registration, reregistration, possession, repossession, control, operation, use, maintenance, repair, replacement, insuring, sale, return, abandonment, storage, redelivery, leasing, subleasing, modification, rebuilding of, transfer of title to, transfer of registration of, rejection, importation, mortgaging, exportation or disposition of, or the imposition of any Lien (or the incurrence of any liability to refund or pay over any amount as the result of any Lien) on, the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (B) the rentals, receipts or earnings from the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (C) any amount paid or payable pursuant to any Operative Documents or any Pass Through Trust Agreement or any document related thereto or the property or the income or other proceeds with respect to any of the property held in the Trust Estate or the Trust Indenture Estate or the property held by each Pass Through Trustee under the respective Pass Through Trust Agreement, (D) the Aircraft, the Airframe, the Engines, the Parts or any part thereof or any contract relating to the manufacture, construction, acquisition or delivery thereof, (E) any or all of the Operative Documents, the Pass Through Trust Agreements, or the issuance of the Loan Certificates or the Pass Through Certificates (or the refinancing thereof) and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto which have been approved by Lessee or the execution, delivery, recording or performance of any thereof or the issuance, acquisition, holding or subsequent transfer thereof, (F) the payment of the Original

                                          [Participation Agreement (1995 777 B)]

Amount of, or interest or Premium on, or other amounts payable with respect to, the Loan Certificates or the payment of principal of, interest on or any other amounts payable with respect to the Pass Through Certificates, (G) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents, or (H) any change in the Owner Trustee or the situs of the Trust Estate made pursuant to Sections 8(c) or 14 hereof; and (y) any reasonable out-of-pocket costs and expenses fairly attributed to any of the foregoing incurred by any Indemnitee.

              (ii) Exclusions from General Tax Indemnity.  The provisions of
     Section 7(b)(i) shall not apply:

                    (1) in the case of an Indemnitee which is the Owner Participant, the Owner Trustee, the Trust Estate, or a successor, assign, or Affiliate of any thereof, to any Income Tax (as defined in Section 7(b)(xii) hereof) imposed by (A) the United States Federal government, (B) any state or local taxing jurisdiction or authority in the United States to the extent such Income Taxes would not have been imposed if (I) the use, location or operation of the Aircraft, or (II) the activities of the Lessee, to or in such state or local jurisdiction, had been the only connection between the Indemnitee and such jurisdiction, or (C) any foreign government or any political subdivision or taxing authority thereof or by any territory or possession of the United States or by any international authority, except to the extent such Income Taxes are attributable to (I) the use, location or operation of the Aircraft, or (II) the activities of the Lessee, to or in such jurisdiction;

                    (2) to any Tax imposed on an Indemnitee which is the Owner Participant, the Owner Trustee, or the Trust Estate, or any successor, assign or Affiliate of any thereof, as a result of a voluntary transfer or disposition by such Indemnitee including, without limitation, the revocation of the trust created by the Trust Agreement or an involuntary transfer or disposition relating to bankruptcy or similar proceedings of all or any portion of its respective equitable or legal ownership interest in the Aircraft, the Airframe, the Engines, the Parts or any part thereof, the Trust Estate or the Operative Documents and each Pass Through Trust Agreement, unless such transfer or disposition, whether or not voluntary or involuntary, shall occur, (A) during a period when an Event of Default has occurred and is continuing under

                                          [Participation Agreement (1995 777 B)]

          the Lease at the time of transfer or disposition and such transfer is as a result of such Event of Default, or (B) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Sections 7, 8, 9, 10 or 19 thereof;

                    (3) to any Tax imposed on any Indemnitee which is the Indenture Trustee, the Trust Indenture Estate or a Pass Through Trustee or any successor, assign or Affiliate of any thereof, as a result of a voluntary or involuntary transfer or other disposition of all or any portion of its respective equitable or legal interests in the Trust Estate or the Trust Indenture Estate or the Operative Documents and each Pass Through Trust Agreement unless, in each case, such transfer or disposition shall occur (A) during a period when an Event of Default has occurred and is continuing under the Lease at the time of transfer or disposition and such transfer or disposition is a result of such Event of Default, or (B) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Sections 9, 10 or 19 thereof;

                    (4) to any Tax imposed on the Owner Participant, Trust Estate or Owner Trustee which results from the willful misconduct or gross negligence of (i) the Owner Participant, to the extent imposed on the Owner Participant, Trust Estate or Owner Trustee, or (ii) to the extent imposed on the Owner Trustee, the Owner Trustee;

                    (5) to any Tax imposed on an Indemnitee which is the Indenture Trustee, the Trust Indenture Estate or a Pass Through Trustee which results from the willful misconduct or gross negligence of such Indemnitee;

                    (6) to any Tax based on or measured by any fees received by the Owner Trustee, the Indenture Trustee or a Pass Through Trustee in connection with any transaction contemplated by the Operative Documents;

                    (7) so long as no Event of Default or event which, with the passage of time or the giving of notice or both, would become an Event of Default, shall be continuing, to any Tax imposed with respect to
          (A) any period after the expiration of the Term and, unless purchased by the Lessee, return of the Aircraft, (B) the earlier discharge in full of Lessee's obligation to

                                          [Participation Agreement (1995 777 B)]

          pay the Stipulated Loss Value or the Termination Value and all other amounts due under the Lease or (C) placement in storage or parking of the Aircraft pursuant to Section 5(d) of the Lease; provided, however, that this Section 7(b)(ii)(8) shall not apply to any Tax (x) relating to events or conditions occurring or matters arising upon or prior to such expiration, discharge, storage or parking, or (y) imposed on or with respect to any payments of Tax indemnified hereunder which are due after such expiration, discharge, storage or parking until after such payments have been made;

                    (8) in the case of an Indemnitee which is the Trust Indenture Estate or any successor, assign or Affiliate thereof, to any Tax in the nature of an intangible or similar tax upon or with respect to the value of the interest of the Trust Indenture Estate or the Pass Through Certificates, as the case may be, in any of the Loan Certificates imposed by any government or taxing authority;

                    (9) to any Tax which Lessee or an Indemnitee is contesting in good faith under the provisions of Section 7(b)(iv) hereof until the conclusion of such contest;

                    (10) to any Tax imposed on the Owner Trustee or an Owner Participant resulting from, or which would not have occurred but for, a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens);

                    (11) in the case of an Indemnitee which is the Owner Participant or the Owner Trustee, to any Taxes to the extent of the amount of such Taxes that are imposed by any jurisdiction on and with respect to any activities of such Indemnitee in such jurisdiction which activities are unrelated to the transactions contemplated by the Operative Documents and each Pass Through Trust Agreement; and

                    (12) to any Tax which has been properly included in the Lessor's Cost.

               The provisions of this Section 7(b)(ii) shall not apply to any Tax imposed in respect of the receipt or accrual of any indemnity payment made by Lessee pursuant to this Section 7(b) or Section 7(c) hereof or pursuant to the Tax Indemnity Agreement; provided, however, that this clause

                                          [Participation Agreement (1995 777 B)]

     shall not result in any duplication of any amounts of any gross-up payable under Section 7(b)(iii) or Section 7(c) hereof or the Tax Indemnity Agreement.

               Notwithstanding the exclusions set forth in this Section 7(b) or any other provision of the Operative Documents or the Pass Through Trust Agreements, the Lessee hereby agrees to indemnify and hold harmless on a net after-tax basis the Trust Estate, the Owner Trustee and the Owner Participant for any failure to withhold U.S. Federal Income Taxes upon payments of principal, interest, Premium or discount on the Loan Certificates or the Pass Through Certificates, including interest and penalties, unless the Owner Participant has been timely advised by the Lessee in writing that such withholding is required.

             (iii) Calculation of General Tax Indemnity Payments. Any payment which Lessee shall be required to make to or for the account of any Indemnitee in connection with any Tax which is subject to indemnification under this Section 7(b) shall be in an amount which, after reduction by the amount of all Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amount and after consideration of any current savings of such Indemnitee resulting by way of any deduction, credit or other tax benefit attributable to such indemnified Tax that actually reduces any taxes for which Lessee is not actually required to indemnify such Indemnitee pursuant to Section 7(b) hereof or the Tax Indemnity Agreement shall be equal to the payment otherwise required hereunder.

               If, by reason of any Tax payment made to or for the account of an Indemnitee by Lessee pursuant to this Section 7(b), such Indemnitee subsequently realizes a tax deduction, savings or credit (including any foreign tax credit and any reduction in Taxes) not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Lessee an amount equal to the sum of (I) the actual reduction in Taxes, if any, realized by such Indemnitee which is attributable to such deduction, savings or credit and (II) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided, however, that in the case of an Indemnitee which is the Owner Participant or the Owner Trustee, such Indemnitee shall not be obligated to make any payment pursuant to this Section 7(b)(iii) to the extent that the amount calculated pursuant to (I) above would exceed (x) the amount of all prior payments (determined without regard to any amount paid in respect of Taxes required to be paid by such Indemnitee in

                                          [Participation Agreement (1995 777 B)]

     respect of the receipt or accrual of such amounts received by such Indemnitee) from Lessee pursuant to this Section 7(b), less (y) the portion of all prior payments computed pursuant to (I) above by such Indemnitee to Lessee hereunder.

               For purposes of this Section 7(b)(iii), items of foreign Tax of any Indemnitee shall be deemed to be utilized by such Indemnitee as credits or deductions for any taxable year in accordance with the following priorities:

                    First, all available foreign Taxes other than those described below in Second; and

                    Second, all available foreign Taxes arising out of any equipment leasing transaction to the extent that such Indemnitee was indemnified or held harmless for such Taxes by a lessee on a pari passu basis.

               Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of any tax benefit referred to in this subsection as to which such Indemnitee has made in full the payment to Lessee required hereby (or as to which such Indemnitee would have made its payment but for Section 7(b)(vii) hereof) or which is otherwise taken into account in calculating Lessee's indemnity obligation, in a taxable year subsequent to the utilization by such Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be treated as a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of this Section 7(b) without regard to the provisions of Section 7(b)(ii), 7(b)(iv) or the third paragraph of this Section 7(b)(iii).

              (iv) General Tax Indemnity -- Contests. If a written claim shall be made against any Indemnitee for any Tax for which Lessee is obligated pursuant to this Section 7(b), such Indemnitee shall notify Lessee in writing promptly after receipt thereof (as well as the name of independent tax counsel for purposes of this Section 7(b)(iv)) and, in any event, within 30 days of receipt of such notice and shall provide Lessee such information regarding such claim as Lessee may reasonably request, but the failure to give such notice or to provide such information when required shall not diminish Lessee's obligation hereunder unless such failure effectively precludes Lessee's ability to (A) require such Indemnitee to contest the Tax or (B) contest the Tax itself (in a case

                                          [Participation Agreement (1995 777 B)]

     where Lessee cannot require the Indemnitee to contest such Tax).

               If a written claim shall be made for any Tax, other than an Income Tax, for which Lessee is obligated pursuant to this Section 7(b), and under applicable law of the taxing jurisdiction Lessee is allowed to directly contest such Tax and the Tax to be contested is not reflected in a report or return with other Taxes of any Indemnitee and if the Indemnitee determines in good faith that it will not suffer any adverse consequences as a result, then the Lessee shall be permitted, at its expense and in its own name, or, if consented to by the Indemnitee, in the name of such Indemnitee, to contest the imposition of such Tax; provided, however, that Lessee shall not be permitted or entitled to contest any Tax (A) if such contest will result in the risk of an imposition of criminal penalties or a material risk of a sale, forfeiture or loss of the Aircraft, the Airframe, the Engines, the Parts or any part thereof or the creation of any Lien other than Liens for Taxes of Lessee (x) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft, and
     (y) for the payment of which such reserves, if any, as required to be provided under generally accepted accounting principles have been provided and, to the extent permitted by law, Lessee shall be entitled to withhold payment during pendency of such contest, (B) if an Event of Default shall have occurred and be continuing, unless the Lessee shall have, at the option of the Owner Participant, either (i) provided security for its obligations hereunder reasonably satisfactory to the Owner Participant by placing in escrow sufficient funds to cover any such contested Tax or (ii) paid such Tax, (C) unless in Lessee's request to the Indemnitee to contest such Tax, Lessee shall have agreed to pay such Indemnitee on demand all costs and expenses that such Indemnitee actually incurs in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax) or (D) unless in the case of an Indemnitee which is the Owner Participant or the Owner Trustee, or a successor, assign or Affiliate of the Owner Participant or the Owner Trustee, prior to the commencement of a contest Lessee shall have delivered to such Indemnitee a written acknowledgement of Lessee's obligation to indemnify fully such Indemnitee to the extent that the contest is not successful; provided, however, that Lessee will not be bound by its acknowledgement of liability if and

                                          [Participation Agreement (1995 777 B)]

     to the extent that the contest results in a determination which clearly and unambiguously demonstrates that Lessee is not otherwise liable under this
     Section 7(b) with respect to such Tax.

               If requested by Lessee in writing (A) within 30 days of Lessee's receipt of notice from an Indemnitee under the first paragraph of this
     Section 7(b)(iv) and (B) with respect to a Tax for which Lessee is obligated to indemnify pursuant to this Section 7(b) which is not described in the previous paragraph exclusive of the proviso thereto, such Indemnitee shall in good faith at Lessee's expense contest the imposition of any such Tax. After consulting with Lessee and Lessee's counsel concerning the forum in which the adjustment is most likely to be favorably resolved, such Indemnitee shall, in its sole discretion, select the forum for such contest and determine whether any such contest shall be by (A) resisting payment of such Tax, (B) paying such Tax under protest or (C) paying such Tax and seeking a refund or other repayment thereof. In no event shall such Indemnitee be requested or required to contest the imposition of any Tax for which Lessee is liable under this Section 7(b) unless (I) in Lessee's request to the Indemnitee to contest such Tax, Lessee shall have agreed to pay such Indemnitee on demand all reasonable costs and expenses that such Indemnitee actually incurs in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax), (II) such action to be taken will not result in the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft, or the creation of any Lien other than Liens for Taxes of Lessee (x) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft and (y) for the payment of which such reserves, if any, as are required to be provided under generally accepted accounting principles have been provided by Lessee, (III) if such contest shall be conducted in a manner requiring the payment of the claim, Lessee shall have paid the amount required directly to the appropriate authority or made an advance of the amount thereof to such Indemnitee on an interest-free basis and agreed to indemnify the Indemnitee against any additional net after-tax cost to such Indemnitee with respect to such advance or payment, (IV) with regard to an Income Tax on an Indemnitee which is the Owner Participant or the Owner Trustee, or a successor, assign or Affiliate of the Owner Participant or the Owner Trustee,

                                          [Participation Agreement (1995 777 B)]

     independent tax counsel selected by such Indemnitee and reasonably satisfactory to the Lessee shall furnish an opinion, prepared at the Lessee's expense, to the effect that there is a reasonable basis to contest such claim and with respect to appeal, to the effect that it is more likely than not such appeal will be successful, (V) in the case of an Indemnitee which is the Owner Participant or the Owner Trustee, or a successor, assign or Affiliate of the Owner Participant or the Owner Trustee, prior to the commencement of a contest Lessee shall have delivered to such Indemnitee a written acknowledgment of Lessee's obligation to indemnify fully such Indemnitee to the extent that the contest is not successful; provided, however, that Lessee will not be bound by its acknowledgment of liability if and to the extent that the contest results in a determination which clearly and unambiguously demonstrates that Lessee is not otherwise liable under this Section 7(b) with respect to such Tax, (VI) if an Event of Default shall have occurred and be continuing, the Lessee shall have, at the option of the Owner Participant, either (i) provided security for its obligations hereunder reasonably satisfactory to the Owner Participant by placing in escrow sufficient funds to cover any such contested Tax or (ii) paid such Tax, and (VII) the amount of the indemnity computed under Section 7(b) arising from a claim for Tax exceeds $10,000. In no event shall an Indemnitee be required to appeal or to seek leave to appeal an adverse determination with respect to Taxes contested by, or in the name of, the Indemnitee to the United States Supreme Court.

               If any Indemnitee shall obtain a refund of all or any part of any Tax paid by Lessee such Indemnitee shall pay Lessee an amount equal to the sum of (I) the amount of such refund, including interest received attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any refund and/or interest received and (II) any tax benefit realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that in the case of any Indemnitee which is the Owner Participant or any successor, assign or Affiliate of the Owner Participant such amount attributable to (I) above shall not be in excess of the amount of such Tax payment (determined without regard to any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such payment or advance made by Lessee to such Indemnitee) plus interest received, if any, from the relevant taxing authority with respect to such Tax payment (net of Taxes required to be paid by such Indemnitee in connection with the receipt of such interest), it being intended that such Indemnitee shall realize a net

                                          [Participation Agreement (1995 777 B)]

     benefit pursuant to this Section 7(b) only if Lessee shall first have been reimbursed for any payments by it to such Indemnitee pursuant to this
     Section 7(b) arising from the same Loss. If any Indemnitee shall have paid Lessee any refund of all or part of any Tax paid by Lessee and it is subsequently determined that such Indemnitee was not entitled to the refund, such determination shall be treated as the imposition of a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of this Section 7(b) without regard to Section 7(b)(ii) or
     Section 7(b)(iv).

               Nothing contained in this Section 7(b)(iv) shall require any Indemnitee to contest, or permit Lessee to contest, a claim with respect to the imposition of any Tax if such Indemnitee shall waive its right to indemnification under this Section 7 with respect to such claim or a claim with respect to which a previous contest pursuant to the provision of this
     Section 7(b)(iv) shall have been determined adversely to the taxpayer.

               (v) General Tax Indemnity -- Reports. Lessee will provide such information (including information on the routes and operations of the Aircraft) as may be reasonably requested by an Indemnitee or required to enable an Indemnitee to fulfill its tax filing or audit requirements with respect to the transactions contemplated by the Operative Documents. In the event any return, statement or report is required to be made or filed with respect to any Tax imposed on or indemnified against by Lessee under this Section 7(b) (other than with respect to Income Taxes), Lessee shall notify the Indemnitee of such requirement and (i) to the extent permitted by law, and not otherwise requested by the Indemnitee, or required by law, Lessee shall make and file in its own name (and pay the tax shown due on) such return, statement or report in such manner as will show the ownership of the Aircraft in the Owner Trustee and furnish the Indemnitee with a copy of such return, statement or report; provided, however, that Lessee shall have no obligation under this clause (i) to the extent such Indemnitee after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is peculiarly within such Indemnitee's control and is necessary to file such returns, statements or reports, and
     (ii) in the case of a return, statement or report required (or requested by the Indemnitee) to be in the name of or filed by such Indemnitee, Lessee shall prepare and furnish such return, statement or report for filing by such Indemnitee in such manner as shall be reasonably satisfactory to such Indemnitee and send the same to such Indemnitee for filing

                                          [Participation Agreement (1995 777 B)]

     no later than 10 Business Days prior to the due date; provided, however, that Lessee shall have no obligation under this clause (ii) to the extent such Indemnitee after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is peculiarly within such Indemnitee's control and is necessary to prepare such return, statement or report. Lessee shall hold each Indemnitee harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such return, statement, report or information if such insufficiency or inaccuracy is attributable to Lessee.

              (vi) General Tax Indemnity -- Payment.  Except as provided in
     Section 7(b)(iv) or (v) hereof, Lessee shall pay any Tax directly to the appropriate taxing authority if legally permissible and upon demand of an Indemnitee shall pay such Tax and any other amounts due hereunder to such Indemnitee within 20 Business Days of such demand, but in no event shall any such payments be made more than 10 Business Days prior to the date the Tax to which any such payment hereunder relates is due (unless Lessee has not received such demand at least 15 Business Days prior to such date in which case within five Business Days after receipt of such demand), in immediately available funds. Any such demand for payment from an Indemnitee shall specify in reasonable detail, the payment and the facts upon which the right to payment is based. Each Indemnitee shall promptly forward to Lessee any notice, bill or advice received by it concerning any Tax indemnified against hereunder. As soon as practicable after each payment by Lessee of any Tax indemnified against hereunder, Lessee shall furnish the appropriate Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is acceptable to such Indemnitee. Lessee shall also furnish promptly upon request such data as any Indemnitee may reasonably require to enable such Indemnitee to comply with the requirements of any taxing jurisdiction.

              (vii) Application of Payments During Existence of Default or Event of Default. Any amount payable to Lessee pursuant to the terms of this
     Section 7(b) shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing under the Lease. At such time as there shall not be continuing any Default or Event of Default, such amount shall be paid to the Lessee to the extent not previously applied against Lessee's obligations

                                          [Participation Agreement (1995 777 B)]

     hereunder as and when due after the Owner Trustee shall have declared the Lease in default pursuant to Section 15 thereof.

              (viii) Reimbursements by Indemnitees Generally. If, for any reason, Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Operative Documents or on the Aircraft, the Airframe, the Engines, the Parts or any part thereof, which Taxes are not the responsibility of Lessee under this Section 7(b), then such Indemnitee shall pay to Lessee an amount which equals the amount paid by Lessee with respect to such Taxes plus interest thereon, computed from the date of payment by Lessee, at the Base Rate.

              (ix) Forms, etc. Each Indemnitee agrees to furnish to Lessee from time to time, at the Lessee's request and expense, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding tax imposed by any taxing authority in respect of any payments otherwise required to be made by Lessee pursuant to the Operative Documents and each Pass Through Trust Agreement, which reduction or exemption may be available to such Indemnitee. In addition, any Indemnitee shall, at Lessee's expense, execute and deliver any forms or documents which Lessee reasonably requests and which are reasonably related to any indemnified Taxes. Notwithstanding the foregoing, an Indemnitee shall not be required to (A) make available any Income Tax returns; or to (B) execute and deliver any forms or documents which would in the good faith determination of such Indemnitee disadvantage such Indemnitee in the context of its overall filing position or with regard to other Taxes not indemnified under this Agreement or the Tax Indemnity Agreement.

              (x) Non-Parties. If an Indemnitee is not a party to this Agreement, Lessee may require the Indemnitee to agree to the terms of this
     Section 7(b) prior to making any payment to such Indemnitee under this
     Section 7(b).

              (xi) Owner Participant. For the purposes of this Section 7(b), the term "Owner Participant" shall mean and include [__________________] (and its permitted successors and assigns) and where appropriate the affiliated group of corporations (and each member thereof) making a consolidated or combined return of which [_____________] (and its permitted successors and assigns) is a member.

                                          [Participation Agreement (1995 777 B)]

              (xii) Income Tax. For purposes of this Section 7, the term Income Tax means any Tax based on or measured by or with respect to net income (including, without limitation, capital gains taxes, minimum taxes, income taxes collected by withholding, and taxes on tax preference items) or net receipts and taxes imposed on gross income or gross receipts which are expressly in lieu of a net income tax (provided, however, that sales, use, value added, rental, license, ad valorem or property Taxes shall not constitute an Income Tax) and Taxes which are capital, doing business, franchise, excess profits, net worth taxes and interest, additions to tax, penalties, or other charges in respect thereof.

          (c) General Indemnity. Lessee hereby agrees to indemnify, on an after-tax basis, each Indemnitee against, and agrees to protect, save and keep harmless each of them from (whether or not the transactions contemplated herein or in any of the other Operative Documents or the Pass Through Trust Agreements are consummated), any and all Expenses imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of (A) the Operative Documents and each Pass Through Trust Agreement (and any amendments thereto), the negotiation and the consummation of the transactions contemplated thereby or any sublease under the Lease Agreement or the enforcement of any of the terms of any thereof; or (B) the manufacture, design, purchase, resale, acceptance or rejection of the Airframe or any Engine or Parts; or (C) the Aircraft (or any portion thereof) or any Engine whether or not installed on the Airframe or any airframe on which an Engine is installed whether or not arising out of the finance, refinance, ownership, delivery, nondelivery, storage, lease, sublease, possession, use, non-use, operation, maintenance, modification, alteration, condition, sale, replacement, substitution, return or other disposition, registration, reregistration or airworthiness of the Aircraft (or any portion thereof) including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any damage to property or the environment, death or injury to any person and any claim for patent, trademark or copyright infringement; or (D) the offer, sale, holding, transfer or delivery of the Loan Certificates or the Pass Through Certificates, whether before, on or after the Delivery Date (the indemnity in this clause (D) to extend also to any person who controls an Indemnitee, its successors, assigns, employees, directors, officers, servants and agents within the meaning of
Section 15 of the Securities Act of 1933, as amended); or (E) the offer, holding, transfer or sale of any interest in the Trust Estate or the Trust Agreement or any similar interest (a) on or prior to the Delivery Date, or (b) subsequent to the Delivery Date during the continuation of an Event of Default under the Lease or in connection with the exercise by the Lessee of its

                                          [Participation Agreement (1995 777 B)]

purchase options under the Lease or in connection with a refinancing pursuant to
Section 17 hereof or in connection with the termination of the Lease or action or direction of Lessee pursuant to Sections 7, 8, 9, 10, or 19 thereof; provided, that the foregoing indemnity shall not extend to any Expense to the extent resulting from or arising out of one or more of the following: (1) any representation or warranty by such Indemnitee in the Operative Documents or in any Pass Through Trust Agreement being incorrect, or (2) the failure by such Indemnitee to perform or observe any agreement, covenant or condition in any of the Operative Documents or in any Pass Through Trust Agreement including, without limitation, the creation or existence of a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), or (3) the willful misconduct or the gross negligence of such Indemnitee (other than gross negligence imputed to such Indemnitee solely by reason of its interest in the Aircraft), or (4) (A) in the case of such Indemnitee a disposition (voluntary or involuntary) of all or any part of its interest in the Airframe or any Engine, (B) in the case of a Certificate Holder a disposition (voluntary or involuntary) by such Certificate Holder of all or any part of its interest in any Loan Certificate or (C) in the case of any Indemnitee a disposition by such Indemnitee of all or any part of such Indemnitee's interest in the Operative Documents or the Pass Through Trust Agreements other than in each of (A), (B) and (C) during the continuance of an Event of Default under the Lease or pursuant to the exercise by the Lessee of its purchase options under the Lease or in connection with a refinancing pursuant to Section 17 hereof or in connection with the termination of the Lease or action or direction of Lessee pursuant to Sections 7, 8, 9, 10 or 19 thereof, or (5) other than to the extent provided in the succeeding paragraph, any Tax (as defined in Section 7(b) hereof) whether or not Lessee is required to indemnify for such Tax pursuant to Section 7(b) hereof (it being understood that Section 7(b) hereof and the Tax Indemnity Agreement and provisions requiring payments to be made on an after-tax basis or expressly providing for additional indemnification by Lessee exclusively provide for Lessee's liability with respect to Taxes), or (6) the offer or sale by the Owner Participant after the Delivery Date of any interest in the Trust Estate or the Trust Agreement or any similar interest, unless such offer or sale shall occur (A) during a period when an Event of Default has occurred and is continuing under the Lease at the time of such offer or sale or (B) in connection with the exercise by Lessee of its purchase options under the Lease or, (7) in the case of the Owner Participant, a failure on the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder or, in the case of a Certificate Holder, a failure on the part of the Indenture Trustee to distribute in accordance with the Trust

                                          [Participation Agreement (1995 777 B)]

Indenture any amounts received and distributable by it thereunder to such Certificate Holder or a failure on the part of any Pass Through Trustee to distribute in accordance with the applicable Pass Through Trust Agreement any amounts received and distributable by such Pass Through Trustee under such Pass Through Trust Agreement, or (8) other than during the continuation of a Default or an Event of Default under the Lease the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Documents or any Pass Through Trust Agreement unless such amendments, supplements, waivers or consents (a) are requested by Lessee or (b) are required or permitted pursuant to the terms of the Operative Documents (unless the same results from the actions of an Indemnitee) (provided if Lessee is not responsible for the Expense associated with such amendment, supplement, waiver or consent, the party requesting the execution of the same shall be responsible for such expense), or (9) other than to the extent provided in the succeeding paragraph any loss of tax benefits or increase in tax liability under any tax law whether or not Lessee is required to indemnify therefor pursuant to this Agreement or the Tax Indemnity Agreement (it being understood that Section 7(b) hereof and the Tax Indemnity Agreement and provisions requiring payments to be made on an after-tax basis or expressly providing for additional indemnification by Lessee exclusively provide for Lessee's liability with respect to Taxes), or (10) except to the extent fairly attributable to acts or events occurring on or prior thereto, acts or events which occur after the earlier of: (I) the return of possession of the Airframe or any Engine or any Part to the Owner Trustee or its designee pursuant to the terms of the Lease (other than pursuant to Section 15 thereof, in which case Lessee's liability under this Section 7(c) shall survive for so long as Owner Trustee shall be entitled to exercise remedies under such Section 15), (II) the termination of the Term in accordance with Sections 5, 9 or 19 of the Lease,
(III) the last day of the Term if Owner Trustee shall have furnished the notice referred to in Section 10(d) of the Lease and Lessee shall have failed to return possession to Owner Trustee on such day or (IV) the payment by Lessee of all amounts required to be paid under the Lease following an Event of Loss (but excluding from the terms of this subsection (IV) an Event of Loss followed by the replacement of the Aircraft).

          Notwithstanding clause 7(c)(5) or (9) above, Lessee further agrees that any payment or indemnity pursuant to this Section 7(c) in respect of any "Expenses" shall be in an amount which, after deduction of all Taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any federal, state or local government or taxing authority in the United States, or under the laws of any taxing

                                          [Participation Agreement (1995 777 B)]

authority or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be equal to the excess, if any, of (A) the amount of such Expense over (B) the current net reduction in Taxes actually required to be paid by such recipient resulting from the accrual or payment of such Expense.

          Nothing in this Section 7(c) shall be construed as a guaranty by Lessee of payments due pursuant to the Loan Certificates or the Pass Through Certificates or of the residual value of the Aircraft.

          If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Lessee; provided that the failure to provide such notice shall not release Lessee from any of its obligations to indemnify hereunder or from any other obligation that the Lessee may have to such Indemnitee at law or in equity, and no payment by Lessee to an Indemnitee pursuant to this Section 7(c) shall be deemed to constitute a waiver or release of any right or remedy which the Lessee may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give Lessee such notice. So long as Lessee has acknowledged its obligation to indemnify pursuant to this Section 7(c), Lessee shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use reasonable efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Lessee's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if (i) any Default under Section 14(a), (b), (f) or
(g) of the Lease or an Event of Default under the Lease shall have occurred and be continuing, (ii) if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted
Lien) on, the Aircraft, the Trust Indenture Estate or the Trust Estate or any part thereof unless Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitees in respect to such risk

                                          [Participation Agreement (1995 777 B)]

or (iii) if such proceedings could, in the good faith opinion of the Indemnitee entail any risk of criminal liability or any material risk of civil liability (unless, in the case of such civil liability, Lessee has agreed to indemnify against such civil liability in a manner reasonably acceptable to such Indemnitee). The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Lessee pursuant to the preceding provisions; provided, however, that if in the written opinion of counsel to such Indemnitee (which opinion and counsel shall be reasonably acceptable to Lessee) an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel, the reasonable fees and expenses of such separate counsel shall be borne by Lessee.

          The Indemnitee shall supply Lessee, at Lessee's expense, with such information reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 7(c). Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense as to which Lessee has acknowledged its obligation to indemnify (and if Lessee has not so acknowledged only upon 5 Business Days' prior written notice to Lessee) without the prior written consent of Lessee (except during the continuance of any Default under Section 14(a), (b), (f) or (g) of the Lease or an Event of Default under the Lease when such consent shall not be required if such Indemnitee gives 30 days' prior written notice to Lessee describing the proposed settlement or compromise), which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this
Section 7(c).

          The Lessee shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 7(c).

          Upon payment of any Expense pursuant to this Section 7(c), Lessee, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto other than claims under Section 9.06 of the Trust Indenture or Section 5.03 or 7.01 of the Trust Agreement. The Indemnitee agrees to give such further assurances or agreements and to cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee.

          In the event that Lessee shall have paid an amount to an Indemnitee pursuant to this Section 7(c), and such Indemnitee

                                          [Participation Agreement (1995 777 B)]

subsequently shall be reimbursed in respect of such indemnified amount from any other person, such Indemnitee shall, unless a Default under Section 14(a), (b),
(d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) of the Lease or Section 8 of the Lease), (f) or (g) of the Lease or an Event of Default under the Lease shall have occurred and be continuing, promptly pay Lessee but not before Lessee shall have made all payments then due to such Indemnitee pursuant to this Section 7(c) and any other payments then due under any of the Operative Documents, an amount equal to the sum of (I) the amount of such reimbursement, including interest received attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any reimbursement including interest received attributable thereto and (II) any tax benefit actually realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that in the case of any Indemnitee which is the Owner Participant or any successor, assign or Affiliate of the Owner Participant such amount attributable to (I) above shall not be in excess of the amount of such Expense payment net of any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such payment or advance made by Lessee to such Indemnitee plus interest received, if any, from the relevant taxing authority with respect to any such Expense payment, it being intended that such Indemnitee shall realize a net benefit pursuant to this Section 7(c) only if Lessee shall first have been reimbursed for any payments by it to such Indemnitee pursuant to this
Section 7(c).

          Lessee agrees to pay the reasonable and continuing fees and expenses of the Indenture Trustee (including, but not limited to, the reasonable fees and expenses of its counsel and any agent appointed in accordance with Section 9.02(c) of the Trust Indenture) and each Pass Through Trustee (including, but not limited to, the reasonable fees and expenses of its counsel) and, as provided in Section 6.07 of the Trust Agreement, the Owner Trustee (including, but not limited to, the reasonable fees and expenses of its counsel), in each case without cost, on a net after-tax basis, to the Owner Participant, for acting as such, other than such fees and expenses which constitute Transaction Expenses.

          Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person seeking indemnification from Lessee pursuant to any provision of this Agreement may proceed directly against Lessee without first seeking to enforce any other right of indemnification.

                                          [Participation Agreement (1995 777 B)]

          To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 7 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

          Any amount which is payable to Lessee by any Person pursuant to this
Section 7 shall not be paid to Lessee if a Default under Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) of the Lease or Section 8 of the Lease), (f) or (g) of the Lease or an Event of Default under the Lease shall have occurred and be continuing or if any payment is due and owing by Lessee under the Lease or to such Person under any other Operative Document. Any such amount shall be held by such Person and, if such Default or an Event of Default under the Lease shall have occurred and be continuing, shall be applied against Lessee's obligations hereunder to such Person as and when due (and, to the extent that Lessee has no obligations hereunder to such Person, such amount shall be paid to Lessee). At such time as there shall not be continuing any such Default or an Event of Default or there shall not be due and owing any such payment, such amount shall be paid to Lessee to the extent not previously applied in accordance with the immediately preceding sentence.

          (d) Withholding. If Lessee advises the Owner Trustee, the Indenture Trustee and the relevant Certificate Holder in writing that interest on its Loan Certificates is subject to United States withholding tax, then the Owner Trustee shall instruct the Indenture Trustee to, and Indenture Trustee shall, withhold as provided in Section 9.11 of the Trust Indenture.

          SECTION 8. Representations, Warranties and Covenants. (a) The Owner Participant represents that it is acquiring its interest in the Trust Estate for investment purposes only and not with a present intent as to any resale or distribution thereof (subject nonetheless to any requirement of law that the disposition of its properties shall at all times be and remain within its control) and that neither it nor anyone acting on its behalf (other than for purposes of this paragraph, Lessee and the Underwriter) has directly or indirectly offered any interest in the Trust Estate or any Loan Certificates or Pass Through Certificates or any similar securities for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of the Securities Act of 1933, as amended or the securities laws, rules and regulations of any state.

                                          [Participation Agreement (1995 777 B)]

          (b) Each of the Owner Participant and State Street Bank and Trust Company, in its individual capacity, represents and warrants to the other parties to this Agreement that it is, and on the Delivery Date will be, a Citizen of the United States. The Owner Participant agrees, solely for the benefit of Lessee and the Certificate Holders, that if during such time as the Aircraft is registered in the United States (or if Lessee desires to register the Aircraft in the United States) (i) it shall not be a Citizen of the United States and (ii) the Aircraft shall be, or would therefore become, ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) as soon as is reasonably practicable but in any event within 30 days after obtaining Actual Knowledge of such ineligibility and of such loss of citizenship
(A) effect voting trust or other similar arrangements or take any other action as may be necessary to prevent any deregistration or to maintain the United States registration of the Aircraft, or (B) transfer its beneficial interest in the Trust Estate in accordance with Section 8(l) hereof. It is understood that:
(1) the Owner Participant shall be liable to any of the other parties hereto for any damages suffered by any such other party as the result of the representation and warranty of the Owner Participant in the first sentence of this Section 8(b) proving to be untrue as of the Delivery Date; and (2) the Owner Participant shall be liable to Lessee, any Sublessee and any Certificate Holder for any damages which may be incurred by Lessee, any Sublessee or such Certificate Holder as a result of the Owner Participant's failure to immediately comply with its obligations pursuant to the second sentence of this Section 8(b) unless such failure is a result of such party's breach of its obligations to cooperate set forth in the following sentence (including any damages suffered by any such party (other than damages suffered by Lessee which Lessee could have mitigated by taking reasonable steps (Lessee having no obligation to restrict the use of the Aircraft to so mitigate)) at any time after the fifth Business Day following the Owner Participant's having obtained Actual Knowledge of such ineligibility or loss of citizenship). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to reasonably cooperate with the Owner Participant in complying with its obligations under the provisions of the second sentence of this Section 8(b) and such request shall not be subject to the indemnity contained in Section 7(c) hereof. State Street Bank and Trust Company in its individual capacity, agrees that if at any time a responsible officer of State Street Bank and Trust Company, shall obtain Actual Knowledge that State Street Bank and Trust Company has ceased to be a Citizen of the United States, it will promptly resign as Owner Trustee (if and

                                          [Participation Agreement (1995 777 B)]

so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on a Certificate Holder, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. If the Owner Participant or State Street Bank and Trust Company, in its individual capacity, does not comply with the requirements of this Section 8(b), the Owner Trustee, the Indenture Trustee, the Owner Participant and the Certificate Holders hereby agree that a Default or an Event of Default shall not have occurred and be continuing under the Lease due to noncompliance by Lessee with the registration requirements in the Lease.

          (c) State Street Bank and Trust Company, in its individual capacity represents and warrants that both the principal place of business of the Owner Trustee and the place where the Owner Trustee's records concerning the Aircraft and all of its interest in, to and under the Operative Documents to which it is a party are or will be kept is Boston, Massachusetts (other than such as may be maintained or held by the Indenture Trustee pursuant to the Trust Indenture) and has its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) in the Commonwealth of Massachusetts. State Street Bank and Trust Company, in its individual capacity agrees that it will not change the location of such office to a location outside of Boston, Massachusetts, without prior written notice to Lessee, Indenture Trustee and the Owner Participant.

          (d)  [Intentionally omitted.]

          (e) The Owner Participant agrees that, if, at any time after the Restricted Period and so long as no Default under Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(vii) of the Lease or Section 8 of the Lease), (f) or (g) of the Lease or Event of Default under the Lease shall have occurred or be continuing, Lessee has requested its consent to the registration of the Aircraft, in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"), at Lessee's expense, (i) upon 30 days' prior written notice in a country listed on Exhibit G to the Lease, with which the United States maintains diplomatic relations at the time of such request, provided that with respect to any country listed on Exhibit G to the Lease as a "Restricted Country" such country must at the time of such registration impose and enforce aircraft maintenance standards not materially less stringent than those of the FAA, or the central civil aviation authority of any of Canada, France, Germany, Japan or

                                          [Participation Agreement (1995 777 B)]

the United Kingdom, or (ii) upon 30 days' prior written notice in any other country with which the United States maintains diplomatic relations at the time of such request and the Owner Participant has not determined, acting reasonably, that such other country would not provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States laws, the Owner Participant will not, in the case of either (i) or (ii), unreasonably withhold its consent to such change of registration. In addition, such change of registration to a country listed on Exhibit G shall be permitted only if such change will not result in the imposition of, or increase the amount of, any Tax for which Lessee is not required to indemnify or is not then willing to enter into a binding agreement to indemnify, in a manner satisfactory in form and substance to the indemnified party, each party referred to in clause (E) of paragraph (i) below. The Owner Participant further agrees that the inability of Lessee to deliver to the Owner Participant and, so long as the Lien of the Trust Indenture has not been released, the Indenture Trustee, an opinion (reasonably satisfactory in form and substance to the Owner Participant) of counsel reasonably acceptable to the Owner Participant in such country listed on Exhibit G to the Lease to the effect that the courts of such country would give effect to the Owner Trustee's title to the Aircraft, to the registry of the Aircraft in the name of the Owner Trustee, and to the priority of the lien under the Trust Indenture substantially to the same extent as provided under United States law, shall constitute the sole reasonable grounds to withhold such consent in regard to a country listed in Exhibit G, and if said opinion is delivered, the Owner Participant will instruct the Owner Trustee, and the Indenture Trustee, subject only to compliance with the provisions of Section 7.02 of the Indenture, shall cooperate, to make such change of registration.

          It is further agreed, however, that prior to any such change in the country of registry of the Aircraft to a country not listed on Exhibit G to the Lease, the Owner Participant, the Owner Trustee in its individual capacity and, so long as the Lien of the Trust Indenture has not been released, the Indenture Trustee shall have received:

              (i) assurances reasonably satisfactory to the Owner Participant and the Owner Trustee in its individual capacity (A) to the effect that the insurance or self-insurance provisions of the Lease have been compiled with after giving effect to such change of registry, (B) of the payment by Lessee on an after-tax basis of any expenses of the Owner Participant, the Owner Trustee and the Indenture Trustee in connection with such change of registry, (C) to the effect that the original indemnities (and any additional

                                          [Participation Agreement (1995 777 B)]

     indemnities for which Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement) and the Indenture Trustee, under this Agreement, the Trust Indenture and the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry, (D) as to the continuation of the Trust Indenture as a first priority lien on the Aircraft, (E) that such change will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify in a manner satisfactory in form and substance to the indemnified party, the Owner Participant, the Indenture Trustee, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), or any successor, assign or Affiliate of any thereof, or the Trust Estate pursuant to Section 7(b) hereof; and (F) that such new country of registry imposes and enforces aircraft maintenance standards not materially less stringent than those of the FAA or the central civil aviation authority of Canada, France, Germany, Japan or the United Kingdom; and

              (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee, in its individual capacity, and to the Owner Participant) in the new jurisdiction of registry to the effect (A) that the terms (including, without limitation, the governing-law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Trust Indenture are legal, valid, binding and enforceable in such jurisdiction, (B) that it is not necessary for the Owner Participant, the Owner Trustee or the Indenture Trustee to register or qualify to do business in such jurisdiction, (C) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability which might have been imposed on such owner under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to Owner Participant and the Owner Trustee, in its individual capacity, is provided, at Lessee's expense, to cover such risk), (D) (unless Lessee shall have agreed to provide insurance covering the risk of requisition of use or title of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction

                                          [Participation Agreement (1995 777 B)]

     payable in currency freely convertible into Dollars for the loss of use or title of the Aircraft in the event of the requisition by such government of such use or title, and (E) to such further effect with respect to such other matters as the Owner Trustee, in its individual capacity, or the Owner Participant may reasonably request.

               Upon receipt by the Owner Participant and the Indenture Trustee of an opinion of counsel meeting the foregoing requirements, Exhibit F and Exhibit G to the Lease shall be amended to add such country.

               If, at any time, the Owner Participant delivers an opinion (a "Delisting Opinion") from a law firm (such opinion and counsel to be reasonably satisfactory to Lessee) in a country then listed on Exhibit F or G to the Lease to the effect that a reputable law firm located in such jurisdiction would not as of the date of such opinion be able to deliver an opinion of counsel as to the matters listed in subsections (A) through (D) of subparagraph (ii) above (provided that in regard to (C) and (D), Lessee is not willing at the time of registration to provide the insurance required by such subsection (C) or (D)), then Exhibits F and G to the Lease shall be amended to delete such country. Lessee shall pay the reasonable costs of the Owner Participant in obtaining the Delisting Opinion provided such opinion is in fact obtained in connection with Lessee's request to change the registry of the Aircraft to, or to sublease the Aircraft in, a country listed on Exhibit F or G to the Lease.

               Lessee shall pay all reasonable fees and expenses on an after-tax basis of the Owner Participant, the Owner Trustee and the Indenture Trustee in connection with any change of registry of the Aircraft.

          (f) The Owner Participant represents and warrants as follows:

              (i) the Owner Participant is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Owner Participant Documents;

              (ii) the Owner Participant Documents have been duly authorized by all necessary corporate action on the part of the Owner Participant, do not require any approval

                                          [Participation Agreement (1995 777 B)]

     not already obtained of stockholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Owner Participant, and have been duly executed and delivered by the Owner Participant, and neither the execution and delivery thereof by the Owner Participant, nor the consummation of the transactions contemplated thereby by the Owner Participant, nor compliance by the Owner Participant with any of the terms and provisions thereof will contravene any United States federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Liens provided for or otherwise permitted in the Operative Documents) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Owner Participant is a party or by which it or its properties may be bound or affected (it being understood that no representation or warranty is made in this subsection (f)(ii) with respect to ERISA);

             (iii) each of the Owner Participant Documents constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with the terms thereof, and the trust intended to be formed by the Trust Agreement has been duly and validly formed;

              (iv) Neither the execution and delivery by the Owner Participant of this Agreement or any other Owner Participant Document, nor the consummation by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any federal or other governmental authority or agency, except those contemplated by the Operative Documents (it being understood that no representation or warranty is made with respect to the laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations

                                          [Participation Agreement (1995 777 B)]

     relating to the citizenship requirements of the Owner Participant under applicable aviation law);

              (v) there are no pending or, to the knowledge of the Owner Participant, threatened actions or proceedings against the Owner Participant before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) purports to affect the legality, validity or enforceability of, or which is reasonably likely to materially adversely affect the ability of the Owner Participant to perform its obligations under any of, the Owner Participant Documents; and

               (vi) on the Delivery Date, the Aircraft will be free of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to the Owner Participant.

          (g) Each of State Street Bank and Trust Company in its individual capacity and the Owner Participant severally covenants and agrees (i) that it shall not cause or permit to exist any Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate, (ii) that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it and (iii) to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it. The Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from any Taxes or Expenses (as such terms are defined in Section 7 hereof) imposed on the Trust Estate against which Lessee is not required to indemnify the Trust Estate pursuant to Section 7 hereof, but excluding Taxes or Expenses referred to in Section 7(b)(ii)(5) and 7(b)(ii)(7) and excluding any diminution of the Trust Estate attributable to or caused by State Street Bank and Trust Company in its individual capacity; provided that if the Owner Participant shall make restitution to the Trust Estate on account of any diminution of the Trust Estate attributable to or caused by State Street Bank and Trust Company in its individual capacity, then State Street Bank and Trust Company, in its individual capacity, shall reimburse the Owner Participant for such amount together with interest thereon at the Past Due Rate.

          (h) First Security Bank of Utah, National Association, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Lien, arising as a result of (i) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate

                                          [Participation Agreement (1995 777 B)]

pursuant to the Trust Indenture, (ii) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (iii) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 pursuant to said Section 7, or (iv) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than (A) a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article 5 or 8 of the Trust Indenture, (B) any borrowing pursuant to Section 17 hereof or (C) a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

          (i)  [Intentionally omitted.]

          (j) The Indenture Trustee, and by the acceptance of a Loan Certificate each Certificate Holder (and each Pass Through Trustee, so long as the relevant Pass Through Trust Agreement is in effect), each hereby waives to the fullest extent permitted by law the benefit of the provisions of Section 1111(b) of Title 11 of the United States Code with respect to recourse against the Owner Trustee (in its individual capacity) and the Owner Participant on account of any amount payable as principal of, Premium, if any, and interest on the Loan Certificates. If (i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code or any successor provision, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to a Certificate Holder, a Pass Through Trustee or the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under this Participation Agreement), to make payment on account of any amount payable as principal, Premium, if any, or interest on the Loan Certificates and (iii) such Certificate Holder, such Pass Through Trustee or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of clause (ii) above, then such Certificate Holder, such Pass Through Trustee or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such

                                          [Participation Agreement (1995 777 B)]

payment) such Excess Payment. For purposes of this Section 8(j), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by such Certificate Holder, such Pass Through Trustee or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 8(j) shall prevent any Certificate Holder, any Pass Through Trustee or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Participation Agreement or the Trust Indenture (and any exhibits or annexes thereto).

          (k) First Security Bank of Utah, National Association, in its individual capacity ("FSBU") and as Indenture Trustee and Pass Through Trustee as provided below, represents as follows:

               (i) it is a Citizen of the United States, that it will notify promptly all parties to this Agreement if in its reasonable opinion its status as a Citizen of the United States is likely to change and that it will resign as Indenture Trustee as provided in Section 9.07 of the Trust Indenture if it should cease to be a Citizen of the United States;

              (ii) it is a national banking association and has the full corporate power, authority and legal right under the laws of the United States of America to enter into and perform its obligations under the Trust Indenture, this Agreement, the Basic Agreement and each Pass Through Trust Agreement and, in its capacity as Indenture Trustee and Pass Through Trustee, respectively, to authenticate the Loan Certificates and the Pass Through Certificates;

             (iii) the Indenture Trustee Documents, and the authentication of the Loan Certificates and the Pass Through Certificates have been duly authorized by all necessary corporate action on the part of FSBU, the Indenture Trustee and the relevant Pass Through Trustee, as it shall be a party thereto in any such capacity, and neither the execution (or, in the case of the Loan Certificates and the Pass Through Certificates, the authentication) and delivery thereof in any such capacity nor the performance by it in any such capacity of any of the terms and provisions thereof will violate any federal or Utah law or regulation relating to the banking or trust powers of FSBU or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which FSBU, the

                                          [Participation Agreement (1995 777 B)]

     Indenture Trustee or the Pass Through Trustee is a party or by which it or its properties may be bound or affected;

              (iv) each of the Indenture Trustee Documents has been duly executed (or, in the case of the Loan Certificates and the Pass Through Certificates, authenticated) and delivered by FSBU, the Indenture Trustee and the relevant Pass Through Trustee, as it shall be a party thereto in any such capacity, and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto (other than FSBU, the Indenture Trustee and the relevant Pass Through Trustee), is the legal, valid and binding obligation of FSBU, the Indenture Trustee and the relevant Pass Through Trustee, as it shall be a party thereto in any such capacity, enforceable against it in accordance with its terms;

               (v) neither the execution (or, in the case of the Loan Certificates and the Pass Through Certificates, the authentication) and delivery by FSBU, the Indenture Trustee or any Pass Through Trustee, as it is a party in any such capacity to any of the Indenture Trustee Documents, nor the consummation by it in any such capacity of any of the transactions contemplated hereby, by the Trust Indenture, by the Pass Through Trust Agreements, by the Loan Certificates or by the Pass Through Certificates requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any Utah state or federal governmental authority or agency regulating the banking, trust or fiduciary powers of FSBU;

              (vi) there are no Taxes payable by FSBU, the Indenture Trustee or any Pass Through Trustee imposed by the State of Utah or any political subdivision or taxing authority thereof in connection with the execution (or, in the case of the Loan Certificates and the Pass Through Certificates, the authentication) and delivery by it as a party in any such capacity to any Indenture Trustee Document or the performance by it as a party in any such capacity of any Indenture Trustee Document (other than franchise or other taxes based on or measured by any fees or compensation received by FSBU, the Indenture Trustee or any Pass Through Trustee, as the case may be, for services rendered in connection with the transactions contemplated thereby), and there are no Taxes payable by FSBU, the Indenture Trustee or any Pass Through Trustee imposed by the State of Utah or any political subdivision thereof in connection with the acquisition, possession or ownership by any Pass Through Trustee of any of the Loan Certificates (other than franchise or other taxes based on or measured by any fees or

                                          [Participation Agreement (1995 777 B)]

     compensation received by a Pass Through Trustee for services rendered in connection with the transactions contemplated by the respective Pass Through Trust Agreement) and, assuming that the trust created by the respective Pass Through Trust Agreement will not be taxable as a corporation, but, rather, will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code, such trust will not be subject to any Taxes imposed by the State of Utah or any political subdivision thereof;

         (vii) there are no pending or threatened actions or proceedings against any of FSBU, the Indenture Trustee, or the Pass Through Trustees before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) purports to affect the legality, validity or enforceability of, or which is reasonably likely to materially adversely affect the ability of FSBU, the Indenture Trustee, or the Pass Through Trustees to perform its obligations as a party in any such capacity under any Indenture Trustee Document; and

         (viii) except for the issuance and sale pursuant to the respective Pass Through Trust Agreement of the Pass Through Certificates contemplated hereby, neither FSBU nor any Pass Through Trustee has directly or indirectly offered any Loan Certificate for sale to any Person, or solicited any offer to acquire any Loan Certificate from any Person other than the Owner Trustee and the Owner Participant, and neither FSBU nor any Pass Through Trustee has authorized anyone to act on its behalf to offer directly or indirectly any Loan Certificate for sale to any Person, or to solicit any offer to acquire any Loan Certificate from any Person other than the Owner Trustee and the Owner Participant, and no Pass Through Trustee is in default under any respective Pass Through Trust Agreement.

         (l) So long as the Aircraft shall be leased to Lessee under the Lease and so long as the Loan Certificates are outstanding, the Owner Participant will not sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement to any person or entity, unless (i) the proposed transferee is a "Transferee" (as defined below) and (ii) the Owner Participant and the Transferee shall have delivered to the Owner Trustee, the Lessee and the Indenture Trustee opinions substantially in the form of Exhibits A-1 and A-2, respectively, hereto (or otherwise in form and substance reasonably satisfactory to Lessee and the Indenture Trustee) of counsel reasonably satisfactory to the Indenture Trustee and Lessee. A "Transferee" shall mean either (A) a bank or other financial institution with a combined

                                          [Participation Agreement (1995 777 B)]

capital, surplus and undivided profits of at least $75,000,000 or a corporation whose net worth is at least $75,000,000, (B) any subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes to the Owner Trustee, the Indenture Trustee and Lessee a guaranty substantially in the form of Exhibit C hereto with respect to the Owner Participant's obligations, in the case of the Owner Trustee, under the Trust Agreement and, in the case of the Indenture Trustee and Lessee, the Owner Participant's obligations hereunder, or (C) any other entity, provided such obligations are guaranteed by the transferor Owner Participant; provided, however, that unless otherwise consented to by Lessee no Transferee shall be an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person or a corporation or other entity controlling, controlled by or under common control with such an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person. Each such transfer to a Transferee shall be subject to the conditions that (M) upon giving effect to such transfer, the Transferee is a Citizen of the United States or the Transferee, at its sole cost and expense on an after-tax basis (including any continuing costs of the voting trust), shall have entered into a voting trust or similar arrangement which permits the registration of the Aircraft under the Federal Aviation Act in the name of the Owner Trustee, (N) the Transferee has the full power and authority to enter into and carry out the transactions contemplated hereby, (O) the Transferee enters into an agreement substantially in the form of Exhibit B hereto (or otherwise in form and substance reasonably satisfactory to Lessee and the Indenture Trustee), (P) such transfer does not violate any applicable law including, without limitation, the Federal Aviation Act, or any rules or regulations promulgated thereunder, the Securities Act of 1933 or the Trust Indenture Act of 1939 (but not including ERISA), (Q) the transferor Owner Participant assumes the risk of any loss of Interest Deductions, MACRS Deductions, FSC Benefits or any Inclusion Event (each as defined in the Tax Indemnity Agreement) resulting from such transfer, (R) after giving effect to such transfer, there shall be no more than three Owner Participants of record at that time, (S) such transfer will not give rise to a Default or Event of Default under the Trust Indenture and (T) if such transfer will result in there being more than one Owner Participant, it shall be a condition precedent to such transfer that all such Owner Participants shall have agreed in a manner reasonably satisfactory to Lessee that if the provisions of the Operative Documents require or contemplate the waiver, consent or direction of Owner Participant, such provisions shall be deemed satisfied by the waiver, direction or consent of Owner Participants holding a majority of the beneficial interests in

                                          [Participation Agreement (1995 777 B)]

the Trust Estate. Upon any such transfer by the Owner Participant as above provided, (i) the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to the transferor Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferring Owner Participant under the Owner Participant Documents arising after the date of such transfer except to the extent fairly attributable to acts or events occurring prior thereto and not assumed by the transferee Owner Participant (in each case, to the extent of the participation so transferred) and (ii) Lessee shall acknowledge its consent to such transfer to the Transferee, shall represent to the Transferee that no Event of Default or Event of Loss, or circumstance which with the passage of time or the giving of notice or both would constitute an Event of Default or Event of Loss, then exists and Lessee shall promptly obtain new insurance certificates (consistent with the provisions of Section 11 of the Lease) that reflect the interests of the Transferee in the Aircraft. If the Owner Participant intends to transfer any of its interests hereunder, it shall give prior written notice thereof as soon as practicable, but in no event less than 10 days prior thereto, to the Indenture Trustee, the Owner Trustee and Lessee, specifying the name and address of the proposed Transferee. The Owner Participant shall pay all of the reasonable costs of the other parties hereto, on a net after-tax basis, of any such transfer. For purposes of this paragraph, "net worth" shall mean the excess of total tangible assets over total liabilities, each to be determined in accordance with generally accepted accounting principles consistently applied. Notwithstanding anything contained in this Section 8(l) to the contrary, each of Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustees and, by its acceptance of a Loan Certificate, each Certificate Holder agrees that the Owner Participant may pledge its beneficial interest in the Trust Estate created pursuant to the Trust Agreement to First Security Bank of Utah, National Association, as indenture trustee (the "777B Indenture Trustee") pursuant to that certain Trust Indenture and Mortgage (1995 777 B) dated as of May 1, 1995, pursuant to a certain letter agreement to be entered into between [____________] and the 777B Indenture Trustee.

          (m) Notwithstanding the provisions of Section 8(r) hereof, unless waived by each Certificate Holder, Lessee shall not be entitled to terminate the Lease or assume the Loan Certificates on a Purchase Option Date if on such Purchase Option Date an Event of Default under the Lease shall have occurred and be continuing.

                                          [Participation Agreement (1995 777 B)]

          (n) State Street Bank and Trust Company and First Security Bank of Utah, National Association, each in its individual capacity, agrees for the benefit of Lessee to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

          (o) The Owner Participant represents and warrants that no part of the funds used by it to acquire its interest in the Trust Estate constitutes assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of any "plan" within the meaning of Section 4975(e)(1) of the Code (such employee benefit plans and plans hereinafter referred to as "ERISA Plans").

          (p) State Street Bank and Trust Company (A) in its individual capacity ("SSBTC") represents and warrants that:

              (i) the Trust Agreement and, assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the other Owner Trustee Documents has been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of the Owner Trustee;

              (ii) the Trust Estate is free and clear of Lessor Liens attributable to SSBTC, and there are no Liens affecting the title of the Owner Trustee to the Aircraft or resulting from any act or claim against SSBTC arising out of any event or condition not related to the ownership, leasing, use or operation of the Aircraft or to any other transaction contemplated by this Agreement or any of the other Operative Documents, including any Lien resulting from the nonpayment by SSBTC of any Taxes imposed or measured by its net income;

              (iii) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Trust Indenture which has been caused by or relates to SSBTC and which is presently continuing;

              (iv) it is a Massachusetts trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has the corporate power and authority to enter into and perform its obligations under the Trust Agreement, and (assuming due authorization,

                                          [Participation Agreement (1995 777 B)]

     execution and delivery of the Trust Agreement by the Owner Participant) has full right, power and authority to enter into and perform its obligations as Owner Trustee pursuant to the Trust Agreement under each of the other Owner Trustee Documents;

              (v) each of the Owner Trustee Documents has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Massachusetts Commonwealth law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

              (vi) assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Owner Trustee Documents has been duly executed and delivered by it, and each of the Trust Agreement and the Participation Agreement (to the extent executed by the Owner Trustee in its individual capacity) is a legal, valid and binding obligation of SSBTC and as Owner Trustee, as the case may be, enforceable against such party in accordance with the terms thereof;

              (vii) on the Delivery Date, the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by the Lessee;

              (viii) it has not offered any interest in the Trust Estate or any Loan Certificates or Pass Through Certificates or any similar securities for sale to, or solicited any offer to acquire the same from, anyone other than the Indenture Trustee, the Pass Through Trustees and the Owner Participant, and no responsible officer or responsible employee of SSBTC has knowledge of any such offer or solicitation, except as set forth in
     Section 7(a)(xi) hereof;

              (ix) assuming due authorization, execution and delivery of each of the Owner Trustee Documents by each of the parties thereto (other than the Owner Trustee), each of the Owner Trustee Documents is a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its respective terms;

                                          [Participation Agreement (1995 777 B)]

              (x) neither the due execution and delivery of the Owner Trustee Documents by SSBTC, in its individual capacity or as Owner Trustee under the Trust Agreement, as the case may be, nor the consummation by it of any of the transactions contemplated thereby require the consent or approval of, the giving of notice to, or the registration with, any federal or Massachusetts Commonwealth governmental authority or agency pursuant to any federal or Massachusetts Commonwealth law governing the banking or trust powers of SSBTC; and

          (B) SSBT solely in its capacity as Owner Trustee further represents and warrants that:

              (i) SSBT is a trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

              (ii) assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Trust Agreement, this Agreement, the Trust Indenture, the Lease and the Loan Certificates has been, or on the Delivery Date will have been, duly executed and delivered by it, and each of this Agreement, the Trust Agreement, the Lease and the Trust Indenture, on the Delivery Date, will constitute a legal, valid and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms thereof;

              (iii) the Owner Trustee has never directly or indirectly offered any Loan Certificate or any interest in or to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, any Person other than the Indenture Trustee, each of the Pass Through Trustees and the Owner Participant; and it has not authorized any Person to act on its behalf (other than for purposes of this paragrpah, the Lessee and the Underwriters) to offer directly or indirectly any Loan Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest for sale to, or to solicit any offer to acquire any of the same from, any Person; and

              (iv) there are no pending or threatened actions or proceedings against SSBTC or the Owner Trustee before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of SSBTC or the Owner Trustee, as the case may be,

                                          [Participation Agreement (1995 777 B)]

     to perform its obligations under any of the Owner Trustee Documents or any other documents executed by the Owner Trustee or SSBTC in connection with the transactions contemplated by the Operative Documents.

          (q) The Owner Participant agrees, solely for the benefit of Lessee, that it will comply with any obligation expressly required of it under Section 9(c) of the Lease. The Owner Participant further covenants and agrees to pay or cause the Owner Trustee to pay those costs and expenses specified to be paid by the Owner Participant pursuant to the Lease and all costs and expenses that are for the account of the Lessor pursuant to Sections 5(a), 5(c), 5(d), 5(e) and 5(f), 12 and 19(c) of the Lease.

          (r) Subject to compliance by Lessee with all of its obligations under the Lessee Documents, each of the Owner Trustee, the Indenture Trustee, each Certificate Holder and the Owner Participant covenants and agrees that, at Lessee's expense on a net after-tax basis (including, without limitation, reasonable attorney's fees and expenses of each of such parties), (i) Lessee may elect to terminate the Lease and to purchase the Aircraft pursuant to Section 19(b) of the Lease and that each of such parties will execute and deliver appropriate documentation transferring all right, title and interest in the Aircraft to Lessee (without recourse or warranty except as to Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) with respect to the Owner Participant) (including without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all right, title and interest in and to the Aircraft in Lessee), and (ii) Lessee, in connection with such purchase and subject to the provisions of the second paragraph of this Section 8(r), may assume (and receive a credit in an amount equal to the principal amount of the debt assumed against the purchase price payable by Lessee pursuant to Section 19(b) of the Lease) the obligations of the Owner Trustee pursuant to
Section 7.03 of the Trust Indenture and the Loan Certificates (and the Lease, to the extent that the Owner Trustee's obligations thereunder are incorporated into the Trust Indenture or the Loan Certificates), and Lessee shall confirm that its obligations under the Lease shall be direct obligations to the Indenture Trustee as if set forth in the Trust Indenture, and that each of the parties shall execute and deliver appropriate documentation in form and substance reasonably satisfactory to such parties under which Lessee will assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Trust Indenture, releasing the Owner Participant and the Owner Trustee

                                          [Participation Agreement (1995 777 B)]

from all future obligations in respect of the Loan Certificates, the Trust Indenture and all other Operative Documents and all such other actions (including the furnishing of legal opinions reasonably requested by any party) as are reasonably necessary to permit such assumption by Lessee.

     If Lessee elects to assume the rights and obligations of the Owner Trustee in accordance with Section 7.03 of the Trust Indenture in connection with the purchase by the Lessee of the Aircraft pursuant to Section 19(b) of the Lease and to pay the EBO Price in installments as permitted thereby, then:

          (A) in addition to the provisions contemplated above, the Trust Indenture shall be amended (a) to provide for an additional series of loan certificates (the "EBO Certificates") to be issued to the Owner Participant on the EBO Date to evidence the payment of the EBO Price in installments on the dates specified in Exhibit H to the Lease (taking into account the credit provided for above), (2) to provide that the Indenture Trustee will make no distributions to the Owner Participant or the Owner Trustee or otherwise in respect of the EBO Certificates prior to the payment in full of all amounts then due and payable to the other Holders or, if an "Event of Default" under the Trust Indenture (an "Indenture Event of Default") or any payment Default under the Trust Indenture shall have occurred and be continuing, prior (unless such Loan Certificates shall have been purchased by the Owner Trustee) to the payment in full of the principal amount of, and interest accrued on, the Loan Certificates other than the EBO Certificates, (3) to include the failure to pay any installments of the EBO Certificates within 10 calendar days of when due as an Event of Default,
     (4) to include a right so long as the EBO Certificates shall be outstanding for the Owner Participant to purchase the other Loan Certificates under circumstances similar to, and on the same terms as provided in, Section 8.03(e)(ii) of the Trust Indenture (it being understood that upon any assumption pursuant to Section 7.03 of the Trust Indenture, the provisions of the Trust Indenture intended for the benefit of the Owner Participant (other than provisions concerning, but only to the extent applicable to, Excluded Payments), including, without limitation, Sections 8.03(e)(i) and 8.03(e)(iii) of the Trust Indenture providing the Owner Trustee or the Owner Participant with certain rights, shall be of no further force and effect), (5) to provide that the Owner Participant and the Owner Trustee shall have no voting or consent rights under the Trust Indenture by reason of being the holder of the EBO Certificates or otherwise until all other Loan Certificates have either been paid in full or been purchased by the Owner

                                          [Participation Agreement (1995 777 B)]

     Participant (pursuant to the provisions contemplated by clause (A)(4) of this Section 8(r) by the reference therein to Section 8.03(e)(ii) of the Trust Indenture), except that without the consent of the Owner Participant the Trust Indenture could not be amended, modified or supplemented to reduce the amount or extend the time of payment of any amount owing or payable under the EBO Certificates, and (6) to confirm that, although the Owner Participant cannot participate in the exercise of remedies under the Trust Indenture, it shall not be precluded form demanding, collecting, suing for or otherwise receiving and enforcing payment of the EBO Certificates by demand upon Lessee; and

          (B) upon Lessee's payment in full of all amounts due on or prior to the EBO Date in accordance with Section 19(b) of the Lease and compliance with all of the conditions to such assumption in accordance with this
     Section 8(r) and Section 7.03 of the Trust Indenture, (1) the Owner Trustee shall assign the right to the remaining installments of the EBO Price to the Owner Participant, (2) the EBO Certificates shall be issued to the Owner Participant in aggregate amount of such remaining installments of the EBO Price and (3) the Owner Trustee (AA) shall transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens) and on an "as is" basis, all right, title and interest of the Owner Trustee in and to the Aircraft and (BB) shall furnish to or at the direction of Lessee one or more bills of sale in form and substance reasonably satisfactory to Lessee evidencing such transfer.

          (s) Lessee will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets to any Person unless:

              (i) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall be a Citizen of the United States and shall be a Certificated Air Carrier;

              (ii) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall execute and deliver to the Owner Trustee, the Indenture Trustee, the Owner Participant and the Pass Through Trustees a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Owner Participant containing an assumption by such successor corporation or Person of the due and punctual performance and observance of

                                          [Participation Agreement (1995 777 B)]

     each covenant and condition of the Operative Documents and the Pass Through Trust Agreements to be performed or observed by Lessee;

              (iii) immediately after giving effect to such transaction, no Event of Default under the Lease shall have occurred and be continuing;

              (iv) Lessee shall have delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustees and the Owner Participant a certificate signed by the President or any Vice President and by the Secretary or an Assistant Secretary of Lessee, and an opinion of counsel (which may be Lessee's General Counsel) reasonably satisfactory to the Owner Participant, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 8(s) and that all conditions precedent herein provided for relating to such transaction have been complied with; and

              (v) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee, shall make such filings and recordings with the FAA pursuant to the Federal Aviation Act, as shall be necessary or desirable to evidence such consolidation, merger, conveyance, transfer or lease with or to such entity.

          Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Section 8(s), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement and under the Pass Through Trust Agreements with the same effect as if such successor corporation or Person had been named as Lessee herein and therein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 8(s) from its liability in respect of any Operative Document to which it is a party or any Pass Through Trust Agreement. Nothing contained herein shall permit any lease, sublease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

                                          [Participation Agreement (1995 777 B)]

          (t) Lessee, at its expense, will, at the request of any party hereto, take, or cause to be taken, such action with respect to the recording, filing, rerecording and refiling of the Trust Agreement, the Lease, the Lease Supplement, the Trust Indenture, the Trust Supplement and any financing statements or other instruments as are necessary to maintain, so long as the Trust Indenture or the Lease is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease and the ownership interest of the Owner Trustee in the Aircraft.

          (u) Section 3 of the Lease contemplates that, under certain circumstances, the Owner Participant will make certain recalculations of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and the EBO Percentage, and the Owner Participant hereby agrees to make such recalculations as and when contemplated by the Lease and subject to all the terms and conditions of the Lease and promptly to take such further actions as may be necessary or desirable to give effect to and to cause the Owner Trustee to give effect to the provisions of Section 3 of the Lease.

          (v) The Owner Participant hereby agrees not to revoke the Trust Agreement or the trusts created thereunder without the prior written consent of
(i) the Lessee so long as the Lease shall remain in effect and no Event of Default under the Lease shall have occurred and be continuing and (ii) the Indenture Trustee so long as the Trust Indenture shall be in effect.

          (w) Lessee covenants and agrees with the Owner Participant, the Indenture Trustee and the Owner Trustee that at all times during the Term it will be a Certificated Air Carrier

          (x) (i) Each Pass Through Trustee hereby agrees that, except as otherwise required by applicable law (including, without limitation, any law which requires such Pass Through Trustee to act within its own discretion), it shall not, without the prior written consent of the Owner Trustee, direct the Indenture Trustee to take or refrain from taking any action under the Trust Indenture that requires the approval, waiver, authorization, direction or consent of, or notice from, the Certificate Holders holding a specified percentage in principal amount of Outstanding (as defined in the Trust Indenture) Loan Certificates unless such Pass Through Trustee receives a Direction (as defined in the relevant Pass Through Trust Agreement) to so direct the Indenture Trustee from Certificate Holders (as defined in the relevant Pass Through Trust Agreement) holding the same percentage of Certificates (as defined in the

                                          [Participation Agreement (1995 777 B)]

relevant Pass Through Trust Agreement) evidencing Fractional Undivided Interests (as defined in the relevant Pass Through Trust Agreement) in the Trust (as defined in the relevant Pass Through Trust Agreement) holding the Loan Certificates.

          (ii) Lessee and each Pass Through Trustee hereby agree that Article X of each Pass Through Trust Agreement (to the extent relating to the Certificates) shall not be amended without the prior written consent of the Owner Participant.

          (iii) Each Pass Through Trustee hereby agrees that, except as otherwise required by applicable law (including, without limitation, any law which requires such Pass Through Trustee to act within its own discretion), if requested to do so by the Owner Trustee or the Owner Participant, such Pass Through Trustee shall request a Direction from the relevant Certificate Holders to establish whether such Pass Through Trustee, in its capacity as a Certificate Holder, may direct the Indenture Trustee to take or refrain from taking any action under the Operative Documents.

          (y) The Owner Trustee agrees that any profit, income, interest, dividend or gain realized upon the maturity, sale or other disposition of any Permitted Investment made by the Indenture Trustee pursuant to Section 9.04 of the Trust Indenture, and paid to Lessee on behalf of the Owner Trustee by the Indenture Trustee in accordance with the terms of such Section 9.04, shall be entirely for the account of, and the sole property of, Lessee who, for such purposes, shall not be deemed to be acting as agent of the Owner Trustee, and Lessee shall have no obligation to pay over such income, interest, dividend or gain to the Owner Trustee, except to the extent the Owner Trustee or Owner Participant are owed any amounts under the Operative Documents by Lessee and such amounts are not paid when due, in which event the Owner Participant may cause the Owner Trustee to distribute and apply such income, interest, dividend or gain in satisfaction or partial satisfaction of the amounts so due.

          (z) The Owner Participant hereby agrees to instruct the Owner Trustee to promptly distribute any money received by it pursuant to Section 7.01 or
10.04 of the Trust Indenture to Lessee to the extent such amounts were paid by Lessee or on behalf of Lessee and the Owner Trustee or the Owner Participant is not owed any amounts under any of the Operative Documents by Lessee (and if the Owner Trustee or Owner Participant is owed any such amount, the monies received under Section 7.01 or 10.04 of the Trust Indenture may be applied in satisfaction or partial satisfaction thereof). Lessee agrees to hold any money received by it pursuant to the foregoing sentence in trust for the benefit of the Owner Participant and may, in its discretion, invest and

                                          [Participation Agreement (1995 777 B)]

reinvest all money so held by it in such Permitted Investments as Lessee deems appropriate. Lessee will apply such money to the payment of previously unclaimed payments with respect to the Loan Certificates when and as claims for payment are made by the Holders of such Loan Certificates. As compensation for its services pursuant to this Section 8(z), Lessee shall be entitled to an annual fee from the Owner Participant in an amount to be agreed to at the time by Lessee and the Owner Participant but in no event shall such fee exceed at any time the amount of earnings on the monies so held in trust distributable at such time to the Owner Participant. Any net losses on such investment shall be for the account of Lessee. Any net earnings on such investment shall be distributed from time to time by Lessee to the Owner Participant after deducting therefrom any portion of such fee then due and unpaid. Upon the date required by applicable law dealing with unclaimed property, Lessee will distribute to the Owner Participant any amount held by it pursuant to this Section 8(z) and not previously applied to the payment of the Loan Certificates, after deducting therefrom any portion of such fee then due and unpaid.

          (aa) The Owner Participant agrees that, at Lessee's expense (including, without limitation, reasonable attorneys fees and other out-of-pocket expense of the Owner Trustee and Owner Participant), upon request of the Lessee, the Owner Participant will negotiate promptly in good faith with respect to any arrangements pursuant to which the Trust Indenture may be satisfied and discharged in respect of the Loan Certificates in accordance with subsection
(a)(ii) or (a)(iii) of Section 10.01 of the Trust Indenture, provided, that there shall be no adverse impact upon the rights or interests of the Owner Participant or Owner Trustee, and the Owner Trustee agrees to act upon the instructions of the Owner Participant in connection therewith. The Owner Trustee agrees that it will not, and the Owner Participant agrees that during such time as an Event of Default has not occurred under the Lease it will not cause the Owner Trustee to take any action to effect such satisfaction and discharge except upon the request of the Lessee made pursuant to this Section 8(aa).

          SECTION 9.  [Intentionally Omitted].

          SECTION 10. Other Documents; Amendment. Each of the Owner Participant and the Owner Trustee hereby (A) agrees with Lessee, the Certificate Holders and the Indenture Trustee to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it, to the extent such non-compliance would be adverse to such party; and (B) agrees with Lessee, the Certificate Holders and the Indenture

                                          [Participation Agreement (1995 777 B)]

Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party. Notwithstanding the foregoing, unless an Event of Default shall have occurred and be continuing and so long as the Lease has not been terminated, the Indenture Trustee and the Owner Participant hereby agree for the benefit of Lessee that without the consent of Lessee they will not (and the Owner Participant agrees that it will not cause the Owner Trustee to) amend, supplement or otherwise modify any provision of the Trust Indenture in a manner adversely affecting Lessee. The Indenture Trustee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Documents to which Lessee is not a party. Each Certificate Holder agrees that it will not take any action in respect of the Trust Indenture Estate except through the Indenture Trustee pursuant to the Trust Indenture or as otherwise permitted by the Trust Indenture.

          SECTION 11. Certain Covenants of Lessee. Lessee covenants and agrees with the Participants, the Indenture Trustee and the Owner Trustee, in its capacity as such and in its individual capacity as follows:

          (a) Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Documents. Lessee, forthwith upon delivery of the Aircraft under the Lease shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Federal Aviation Act or under the applicable law of another permitted government of registry, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration (at the expense of Lessee, including, without limitation, reasonable attorney's fees and expenses), and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the lessor under the Lease or as the owner of the Aircraft with any governmental authority (including tax authorities).

                                          [Participation Agreement (1995 777 B)]

          (b) Lessee, at its expense, will cause the Trust Agreement, the Lease, all Lease Supplements, all amendments to the Lease, the Trust Indenture, and all supplements and amendments to the Trust Indenture to be promptly filed and recorded, or filed for recording, to the extent permitted under the Federal Aviation Act, or required under any other applicable law. Upon the execution and delivery of the Owner Trustee's FAA Bill of Sale, the Lease Supplement covering the Aircraft and the Trust Supplement, the Lease and the Trust Indenture shall be filed for recording with the Federal Aviation Administration in the following order of priority; first, the Owner Trustee's FAA Bill of Sale, second, the FAA registration application, third, the Trust Indenture, with the Trust Agreement and the Trust Supplement attached, and fourth, the Lease, with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached. Lessee agrees to furnish the Owner Participant, the Owner Trustee and the Indenture Trustee with copies of the foregoing documents with recording data as promptly as practicable following the issuance of same by the FAA.

          SECTION 12. Owner for Income Tax Purposes. It is hereby agreed among Lessee, the Owner Participant and the Owner Trustee that for income tax purposes the Owner Participant will be the owner of the Aircraft to be delivered under the Lease and Lessee will be the lessee thereof, and each party hereto agrees to characterize the Lease as a lease for income tax purposes.

          SECTION 13. Notices; Consent to Jurisdiction. (a) All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier (with a copy of such notice to follow by registered or certified mail or by prepaid courier), or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or received or if given by certified mail, three Business Days after being deposited in the mails, in accordance with the provisions of this Section 13(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustees or the Owner Participant, to the respective addresses set forth on Schedule I hereto (and in the case of Owner Trustee a copy shall be sent to the Owner Participant) or

                                          [Participation Agreement (1995 777 B)]

(B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Certificate Holder, addressed to such Certificate Holder at its address set forth in the Loan Certificate Register maintained pursuant to Section 2.03 of the Trust Indenture.

          (b) Each party to this Agreement including each Certificate Holder (individually a "Party" and collectively "Parties") irrevocably agrees that any legal suit, action or proceeding brought by any other Party, which arises solely out of or relates solely to the Operative Documents or any of the transactions contemplated hereby or thereby or any document referred to herein or therein, may be instituted in the Circuit Court of the State of Illinois, Cook County or the United States District Court for the Northern District of Illinois and that they hereby waive the right to trial by jury in any such proceeding; provided, however, that the foregoing provisions shall not apply to third party tort claims (but shall apply to an indemnity claim with respect to such tort claim) and that the foregoing shall not apply to any right a Party may have to seek removal of such legal suit, action or proceeding to federal court or to seek consolidation of any separate legal suits, actions or proceedings brought by any one or more of the other Parties in the same or different jurisdictions. The agreement set forth in this Section 13(b) is given solely for the benefit of the Parties and such agreement is not intended to and shall not inure to the benefit of any other person.

          SECTION 14. Change of Situs of Owner Trust. The Owner Participant agrees that if, at any time, the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 7(b) hereof and if, as a consequence thereof, Lessee shall request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved with the written consent of the Owner Participant (which consent shall not be unreasonably withheld) and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided that (A) Lessee shall provide such additional tax indemnification, as the Owner Participant may reasonably request, (B) the rights and obligations under the Operative Documents of the Owner Participant shall not be altered as a result of the taking of such action, (C) the lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and the Lessee shall execute and deliver such documents as may be requested by the Indenture Trustee to continue the perfection of the lien on the Trust Indenture Estate and (D) the Owner Participant and the Indenture Trustee shall

                                          [Participation Agreement (1995 777 B)]

have received an opinion or opinions of counsel (reasonably satisfactory to the Owner Participant) in scope, form and substance reasonably satisfactory to the Owner Participant to the effect that (I) the trust, as thus removed, shall remain a validly established trust, (II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Owner Trustee or the Trust Estate pursuant to Section 7(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (IV) such removal will not, in the Owner Participant's judgment, result in any Loss of MACRS Deductions, FSC Benefits, Interest Deductions or an Inclusion Event (as defined in the Tax Indemnity Agreement) with respect to which Lessee is not required to indemnify the Owner Participant pursuant to Section 5 of the Tax Indemnity Agreement (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), and (V) covering such other matters as the Owner Participant may reasonably request, (E) if such removal involves the replacement of the Owner Trustee, the Owner Participant shall have received an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Owner Participant covering the matters set forth in the opinion provided pursuant to Section 4(a)(xiii) hereof and (F) Lessee shall indemnify and hold harmless the Owner Participant on a net after-tax basis against any and all reasonable and actual costs and expenses including attorneys' fees and disbursements, registration, recording or filing fees and Taxes incurred by the Owner Trustee or Owner Participant, in connection with such change of situs.

          SECTION 15. Miscellaneous. (a) Each of the Participants and the Certificate Holders covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, or the Indenture Trustee under the terms of the Lease, which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor, or by the Indenture Trustee.

          (b) The representations, warranties, indemnities and agreements of Lessee, the Owner Trustee, the Indenture Trustee, the Participants and the Certificate Holders provided for in this Agreement, and Lessee's, the Owner Trustee's, Indenture Trustee's, the Participants' and the Certificate Holders' obligations under any and all thereof, shall survive the making available of the respective Commitments by the Participants, the

                                          [Participation Agreement (1995 777 B)]

delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Certificate Holder in any Loan Certificate or the Trust Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document or any of the Pass Through Trust Agreements.

          (c) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Lessee, the Indenture Trustee and the Owner Trustee. The terms of this Agreement shall be binding upon, and inure to the benefit of and shall be enforceable by, Lessee, the Participants, the Indenture Trustee, the Certificate Holders and the Owner Trustee. This Agreement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Illinois, including all matters of construction, validity and performance. This Agreement is being delivered in the State of Illinois.

          (d) The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for or is acting in or making representations or agreements in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 15(d) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct; and provided, further, that nothing contained in this Section 15(d) shall be construed

                                          [Participation Agreement (1995 777 B)]

to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 15(d) shall survive the termination of this Agreement, the other Operative Documents and the Pass Through Trust Agreements.

          (e) No Participant shall have any obligation or duty to the Lessee, to any other Participant or to others with respect to the transactions contemplated hereby except those obligations or duties of such Participant expressly set forth in this Agreement and the other Operative Documents and no Participant shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall any Participant be liable to Lessee, nor shall any Participant be liable to any other Participant, for any action or inaction on the part of the Indenture Trustee or the Owner Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Indenture Trustee or the Owner Trustee.

          (f) This Agreement shall be binding upon and shall inure to the benefit of and shall be enforceable against, the parties hereto and their respective successors and permitted assigns including each successive holder of the Owner Participant's interest and each successive holder of any Loan Certificate issued and delivered pursuant to this Agreement or the Trust Indenture whether or not an express assignment to such holder of rights and obligations under this Agreement has been made.

          (g) The Owner Participant hereby consents to the Owner Trustee's appointment of Lessee as its exclusive agent pursuant to the terms of Section 7(a)(4) of the Lease.

          SECTION 16. Invoices and Payment of Expenses. Each of the Owner Trustee, the Indenture Trustee, Lessee and the Participants shall promptly submit to the Owner Participant and the Lessee for their joint prompt approval (except in the case of Transactions Expenses referred to in clauses (i)(6), (v) and (viii) of the definition thereof which shall be approved solely by the Owner Participant) copies of invoices of the Transaction Expenses as they are received. The Owner Participant agrees to transfer to the Owner Trustee from time to time promptly upon receipt of invoices of Transaction Expenses such amount as shall be necessary in order to enable the Owner Trustee to pay such Transaction Expenses or to pay such amounts directly. To the extent of funds received by it, the Owner Trustee agrees to pay

                                          [Participation Agreement (1995 777 B)]

all invoices of Transaction Expenses that have been so approved promptly upon receipt thereof. Notwithstanding the foregoing, in the event that the transactions contemplated hereby shall not be consummated, Lessee shall pay all Transaction Expenses, except that the fees, expenses and disbursements of the Owner Participant (including those relating to its counsel) shall be borne by the Owner Participant if such failure to consummate the transactions results from the failure of the Owner Participant to adhere to the terms and conditions set forth in the letter dated March 2, 1995 addressed to Lessee and Capstar Partners and agreed to by Lessee or to close after all conditions precedent to the Owner Participant's funding of its Commitment set forth herein have been satisfied. To the extent Transaction Expenses exceed [_____%] of Lessor's Cost, the Lessee may, in lieu of electing an optimization pursuant to Section 18 hereof, promptly reimburse the Owner Trustee or Owner Participant, as appropriate, for all or a portion of the Transaction Expenses described in clause (i)(5) and/or clause (vi) (excluding any debt placement fees included in said clause (vi)) of the definition of Transaction Expenses.

          SECTION 17. Optional Redemption of Certificates. (a) Subject to the terms of this Section 17, in the event that at any time Lessee shall have given written notice to the Owner Trustee, the Indenture Trustee and the Owner Participant that there be effected a voluntary redemption of all of the outstanding Loan Certificates by the Owner Trustee as part of a refunding or refinancing transaction, the Owner Participant agrees to negotiate promptly in a commercially reasonable manner to conclude an agreement with Lessee as to the terms of such refunding or refinancing transaction (including the terms of any debt to be issued in connection with such refunding or refinancing transaction and the documentation to be executed in connection therewith), and if after such negotiation Lessee and the Owner Participant shall have concluded an agreement with respect to such terms:

               (1) within ten Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Refinancing Certificate") setting forth (i) the proposed date on which the outstanding Loan Certificates will be redeemed, describing the new debt to be issued and the other aspects of such refunding or refinancing transaction to be consummated (such date, the "Refinancing Date") and (ii) the following information: (A) the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, and (B) the proposed revised schedules of Basic Rent, Excess Amount, debt amortization, Stipulated Loss Value percentages, Termination

                                          [Participation Agreement (1995 777 B)]

     Value percentages, Special Termination Value percentages and EBO Percentage. Within ten Business Days of its receipt of the Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit E to the Lease of the information set forth in the Refinancing Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate or the determination pursuant to such verification procedures of the revised Basic Rent, Excess Amount, debt amortization, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage and the Debt/Equity Ratio (such information, the "Refinancing Information") the appropriate parties will take the actions specified in paragraphs (2) through (6) below;

               (2) the appropriate parties will enter into a financing or loan agreement in form and substance reasonably satisfactory to the Owner Participant, the Owner Trustee and the Lessee (which may involve an underwriting agreement in connection with a public offering of such debt or the purchase of such debt by a publicly funded entity (or entities) or the sale of the Owner Trustee's interest in the Trust Estate and/or the Aircraft and its resale to the Owner Trustee) with the institution or institutions to be named therein (A) providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information, which amount shall be at least equal to the aggregate principal amount of all Loan Certificates outstanding on the Refinancing Date (such debt securities, the "New Debt") and (ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Loan Certificates on the Refinancing Date and (B) pursuant to which the parties to the refinancing transaction (including the Owner Participant and Lessee but excluding any public holders of debt) make such representations, warranties and covenants as the Owner Participant or Lessee may reasonably require;

               (3) Lessee and the Owner Trustee will amend the Lease to provide that (i) Basic Rent, Excess Amount and the EBO Percentage in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information and (ii) amounts payable in respect of Stipulated Loss Value percentages, Special Termination Value Percentages and Termination Value percentages from and after the Refinancing Date shall be as provided in the Refinancing Information;

                                          [Participation Agreement (1995 777 B)]

               (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Loan Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refunding or refinancing (which agreements, amendments and supplements shall be reasonably satisfactory to the Owner Participant);

               (5) unless otherwise agreed or required by the Owner Participant, and whether or not such refunding or refinancing transaction is consummated, Lessee, on behalf of Lessor, shall pay on an after-tax basis all of the reasonable Expenses of all parties to such refunding or refinancing, including without limitation, the reasonable fees and expenses of such parties' counsel and any related loan or commitment fees; and

               (6) subject to compliance by the Owner Trustee with all applicable terms and conditions for voluntary prepayment under the Trust Indenture and this Agreement, each Certificate Holder of a Loan Certificate being refinanced or refunded will transfer to the Owner Trustee the Loan Certificates held by it immediately prior to such refunding or refinancing for cancellation (and the Owner Trustee shall cancel the same), against receipt by such Certificate Holder of the then outstanding principal amount of such Loan Certificates, accrued and unpaid interest thereon, plus Premium, if any, together with payment in full of all other amounts then payable to such Certificate Holder and the Indenture Trustee hereunder or under the Trust Indenture.

          (b) In the case of a refunding or refinancing involving a public offering of the New Debt, the Owner Participant shall have the right (but not the obligation) to review and approve (which approval shall not be unreasonably withheld) all offering materials to be employed in connection therewith. It is expressly understood that the Owner Participant shall have no obligation hereunder to consent thereto if, in its good faith judgment, such refunding or refinancing (A) increases its, any of its Affiliates (other than any Affiliate which is acting as an underwriter) or the Owner Trustee's exposure to (i) liabilities under federal or state securities laws, (ii) regulation under state or federal securities laws, (iii) the need to publicly disclose information that is not generally available to the public, or (iv) being adversely affected in its respective ability to engage in any other financing transaction, in each case to a level unacceptable to it in its reasonable, good faith, judgment, or
(B) requires the identity of the Owner Participant

                                          [Participation Agreement (1995 777 B)]

to be disclosed in any offering materials. Lessee shall have the right to purchase such debt securities and apply such securities as a credit against its obligations to pay Rent, provided that (x) in connection with such refunding or refinancing Lessee shall have agreed to indemnify the Owner Participant with respect to such right in a manner satisfactory to the Owner Participant, and (y) Lessee may not, at any one time hold in the aggregate any such debt securities having a face value in excess of that portion of the two next succeeding installments of Basic Rent which is required to be paid to the holders of such debt securities on account of principal and interest. Any trustee of public debt shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York, Chicago, Illinois, Hartford, Connecticut or Boston, Massachusetts and having, or having a parent willing to guarantee the obligations of such bank or trust company and having, a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of trustee upon reasonable or customary terms.

          (c) Lessee shall give the Indenture Trustee at least twenty-five (25) days irrevocable written notice of the proposed date of the optional redemption.

          (d) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any refunding or refinancing transaction as contemplated by this Section 17:

               (i) if in the Owner Participant's good faith judgment, such transaction would have an adverse impact (including, without limitation the risk of adverse tax consequences) on it;

              (ii) unless a third party or parties, unaffiliated with Lessee and Owner Participant, shall have committed to (and shall) provide the entire financing needed to consummate the proposed refunding or refinancing transaction, it being understood that Owner Participant shall have no obligation to locate any such party or parties;

             (iii) unless Lessee indemnifies Owner Trustee and Owner Participant by agreement in form and substance reasonably satisfactory to each of them, for any liability, obligation (other than the obligation to pay principal and interest and related payments in respect of the New
     Debt), cost or expense (including, without limitation, reasonable attorneys' fees) related to or arising out of any such refunding or refinancing transaction;

                                          [Participation Agreement (1995 777 B)]

         (iv) unless the New Debt is denominated in Dollars; or

               (v) if the refinancing would increase or decrease the Owner Participant's Commitment.

          (e) There shall be no more than one redemption permitted under this
Section 17.

          (f) No voluntary redemption shall occur pursuant to this Section 17 prior to the fifth anniversary of the Delivery Date.

          SECTION 18. Optimization. (a) In the event that: (i) the Delivery Date occurs other than on May 15, 1995 or (ii) Transaction Expenses paid by Lessor are determined to be other than [____%] of Lessor's Cost, the Lessee may, pursuant to this Section 18 and in accordance with the requirements of Section 3(c) of the Lease, optimize the Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage subject to the proviso set forth in Section 3(c)(i) of the Lease. The Owner Participant shall deliver to Lessee and the Indenture Trustee a certificate of an authorized representative of the Owner Participant (the "Optimization Certificate") setting forth the proposed revised schedules of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage. Within fifteen days of its receipt of the Optimization Certificate, Lessee may demand a verification, pursuant to Exhibit E of the Lease, of the information set forth in the Optimization Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Optimization Certificate or the determination pursuant to such verification procedures of such information, the Owner Participant will cause the Lessor (A) to execute an amendment to the Lease setting forth the optimized Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage, and (B) the Lessee will execute such amended Lease necessary to effectuate the foregoing.

          (b) In connection with optimization adjustments of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage pursuant to this
Section 18 and Section 3(c) of the Lease, none of the principal amount, amortization schedules or interest rate of the Loan Certificates shall be altered.

                                          [Participation Agreement (1995 777 B)]

          (c) Lessee shall pay on an after-tax basis all of the reasonable Expenses of all parties to such optimization, including, without limitation, the reasonable fees and expenses of such parties' counsel.

          SECTION 19. Nondisclosure. Each party hereto (other than the Owner Participant) agrees that it will use its best efforts not to disclose the identity of the Owner Participant and the terms of the Operative Documents in connection with the issuance or release for external publication of any article or advertising or publicity matter relating to the terms or conditions of any of the Operative Documents or the transactions contemplated thereby without the prior written consent of the Owner Participant (except as expressly permitted by the Operative Documents or (t) with respect to the terms of the Operative Documents to the extent required in connection with a public placement of the debt pursuant to Section 17 hereof or (u) to the extent required in connection with a private placement of the debt pursuant to Section 17 hereof or (v) to the extent required to appropriate regulatory authorities or in response to subpoena or other legal process or as otherwise required by law or (w) to such party's insurance agents, auditors and counsel or other agents or (x) in the case of any Pass Through Trustee, the Indenture Trustee, the Owner Participant or the Owner Trustee (as the case may be), to prospective transferees or to any successor Owner Trustee (as the case may be), who in turn agree to use their best efforts not to make such disclosure in breach of this Section 19 or (y) as may be necessary or desirable in connection with the enforcement by such party of any Operative Document).



                                 *     *     *

                                          [Participation Agreement (1995 777 B)]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              UNITED AIR LINES, INC.,
                                Lessee


                              By:_______________________________
                                 Vice President and Treasurer

                              ______________________________,
                                Owner Participant


                              By: ______________________________
                              Title:____________________________

                              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                                 Indenture Trustee


                              By: ______________________________
                              Title:____________________________

                              STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee,
                                Owner Trustee


                              By: ______________________________
                              Title:____________________________

                              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, in its capacity as Pass Through Trustee under each of the Pass Through Trust Agreements

                              By:_______________________________
                              Title:____________________________

                                          [Participation Agreement (1995 777 B)]

                                   SCHEDULE I

                              Names and Addresses


Lessee:
- ------

U.S. Mail                                 Overnight Delivery Service
- ---------                                 --------------------------
United Air Lines, Inc.                    United Air Lines, Inc.
P.O. Box 66100                            1200 East Algonquin Road
Chicago, Illinois  60666                  Elk Grove Township, IL 60007

Attn:  Vice President and                 Attn:  Vice President and
Treasurer                                 Treasurer

Telecopy:  (708) 952-7117
                                          Payment Address
                                          ---------------
Owner Participant:
- -----------------                         The Chase Manhattan Bank, N.A.
                                          New York, N.Y.
_______________________                   ABA #: 021000021
_______________________
_______________________                   Account #: 910-2-499093
_______________________                   Account Name:
                                          Reference:  UAL/1995 777 B
Attn:  ______________________
Telecopy:  __________________


Pass Through Trustee:
- --------------------

First Security Bank of Utah,
National Association
79 South Main Street
Salt Lake City, Utah  84111

Attn:  Corporate Trust
Department
Telecopy:  (801) 246-5053

                                          [Participation Agreement (1995 777 B)]

Indenture Trustee:
- -----------------

First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, Utah  84111

Attn:  Corporate Trust Department
Telecopy:  (801) 246-5053


Owner Trustee:
- --------------

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110
(or, if given by overnight
delivery service)
Two International Place
Boston, Massachusetts  02110

Attn:  _________________________
Telecopy:  (617) 664-5367

                                          [Participation Agreement (1995 777 B)]

                                  SCHEDULE II

                                  Commitments
                                  -----------


                                 Percentage of
Certificate Holder               Lessor's Cost       Dollar Amount
- ------------------               -------------       -------------

First Security Bank of Utah,
National Association, in
its capacity as Pass Through
Trustee under Pass
Through Trust Agreement 1995-A1

First Security Bank of Utah,
National Association, in its
capacity as Pass Through
Trustee under Pass Through
Trust Agreement 1995-A2


Owner Participant:
- -----------------

[__________________________]                         $

Total Commitments:                100.00%            $
=================                 =======            =

                                 Doc. No. 1.01
                                Aircraft N189UA

- --------------------------------------------------------------------------------

               FIRST AMENDED AND RESTATED PARTICIPATION AGREEMENT
                                  (1993 747 A)

                            Dated as of May 1, 1995

                                     Among

                            UNITED AIR LINES, INC.,
                                    Lessee,


                              ___________________,
                               Owner Participant,


               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                               in its capacity as
                     Pass Through Trustee under each of the
                         Pass Through Trust Agreements,


                      STATE STREET BANK AND TRUST COMPANY,
                        Not in its Individual Capacity,
                      except as expressly provided herein,
                          but solely as Owner Trustee,

                                      and

               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
              In its Individual Capacity and as Indenture Trustee

                          ---------------------------

                             United Air Lines, Inc.
                           1993 747 A Equipment Trust
                          One Boeing 747-422 Aircraft

                          ---------------------------


- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                            Page
SECTION 1.  Certain Definitions; Participations in Lessor's
     Cost of the Aircraft...................................................  3

SECTION 2.  Lessee's Notice of Delivery Date................................  4

SECTION 3.  Instructions to the Owner Trustee and Indenture
     Trustee................................................................  4

SECTION 4.  Conditions......................................................  4
     (a)  Conditions Precedent to the Participations in the Aircraft........  4
     (b)  Conditions Precedent to the Obligations of Lessee.................  4

SECTION 5.  Confidentiality of Purchase Agreement...........................  5

SECTION 6.  Extent of Interest of Certificate Holders.......................  5

SECTION 7.  Lessee's Representations, Warranties and Indemnities............  6
     (a)  In General........................................................  6
     (b)  General Tax Indemnity............................................. 10
     (c)  General Indemnity................................................. 22
     (d)  Withholding....................................................... 28

SECTION 8. Representations, Warranties and Covenants........................ 29

SECTION 9.  [Intentionally Omitted]......................................... 51

SECTION 10.  Other Documents; Amendment..................................... 51

SECTION 11.  Certain Covenants of Lessee.................................... 51

SECTION 12.  Owner for Income Tax Purposes.................................. 52

SECTION 13.  Notices; Consent to Jurisdiction............................... 52

SECTION 14.  Change of Situs of Owner Trust................................. 53

SECTION 15.  Miscellaneous.................................................. 55

SECTION 16.  Invoices and Payment of Expenses............................... 57

SECTION 17.  Optional Redemption of Certificates............................ 57

SECTION 18.  Optimization................................................... 61

SECTION 19.  Nondisclosure.................................................. 62


                                   SCHEDULES


SCHEDULE I    -  Names and Addresses

SCHEDULE II   -  Commitments

SCHEDULE III  -  Legal Opinions

EXHIBIT A-1   -  Form of Transferor Opinion Re: Transfer of
                   Owner Participant's Interest

EXHIBIT A-2   -  Form of Transferee Opinion Re: Transfer of
                   Owner Participant's Interest

EXHIBIT B     -  Form of Assignment and Assumption Agreement

              FIRST AMENDED AND RESTATED PARTICIPATION AGREEMENT
                                 (1993 747 A)


          THIS FIRST AMENDED AND RESTATED PARTICIPATION AGREEMENT (1993 747 A) dated as of May 1, 1995 (this "Agreement") among (i) United Air Lines, Inc., a Delaware corporation (the "Lessee"), (ii) _________________, a corporation organized under the laws of Delaware (the "Owner Participant"), (iii) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee") as successor to the Original Owner Trustee (as defined below), (iv) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise provided herein, but solely as trustee under the Pass Through Trust Agreement (the "Pass Through Trustee"), dated as of February 1, 1992, as amended and restated as of May 1, 1995 (the "Basic Agreement"), in each case between the Lessee and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, as supplemented by Trust Supplements Nos. 1995-A1 and 1995-A2, each dated as of May __, 1995 between the Lessee and the Pass Through Trustee creating the 1995-A1 Pass Through Trust and the 1995-A2 Pass Through Trust, respectively (the Basic Agreement as so supplemented being the "1995-A1 Pass Through Trust Agreement" and the "1995-A2 Pass Through Trust Agreement", respectively, each of the 1995-A1 Pass Through Trust Agreement and the 1995-A2 Pass Through Trust Agreement being a "Pass Through Trust Agreement") and (v) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, in its individual capacity and as Indenture Trustee under the Trust Indenture (the "Indenture Trustee") as successor to the Original Indenture Trustee (as defined below), amends and restates that certain Participation Agreement (1993 747 A) dated as of April 1, 1993 among Lessee, the Owner Participant, Wilmington Trust Company, not in its individual capacity except as expressly provided therein (the "Original Owner Trustee"), State Street Bank and Trust Company of Connecticut, National Association, as Indenture Trustee (the "Original Indenture Trustee") and The Chase Manhattan Bank, N.A., as an Original Loan Participant, as amended by that certain First Amendment to Participation Agreement (1993 747 A) dated as of December 1, 1993 among Lessee, the Owner Participant, the Original Owner Trustee, the Original Indenture Trustee and The Chase Manhattan Bank. N.A., Berliner Handels Und Frankfurter Bank and NBD Bank, N.A., as Original Loan Participants (collectively, the "Original Loan Participants"), as further amended by that certain Second Amendment to Participation Agreement (1993 747 A) dated as of July 1, 1994 among Lessee, the Owner Participant, the Original Owner Trustee, the Original

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


Indenture Trustee and The Mitsubishi Trust and Banking Corporation, New York Branch (the "Successor Original Loan Participant") (such Participation Agreement, as amended as set forth above, being referred to herein as the "Original Participation Agreement").


                                  WITNESSETH:

          WHEREAS, except as otherwise defined in this Agreement, capitalized terms used herein shall have the meanings attributed thereto in Section 1 hereof;

          WHEREAS, as contemplated by Section 20 of the Original Participation Agreement, the outstanding Loan Certificates held by the Successor Original Loan Participant are, concurrently with the execution and delivery of this Amendment, being refinanced by the issuance to each Pass Through Trustee of new Loan Certificates in the aggregate principal amount of $_________ and the proceeds of such issuance are, concurrently with the execution and delivery of this Agreement, being applied to the payment of all the unpaid principal on such outstanding Loan Certificates in an amount equal to $____________; and

          WHEREAS, the parties hereto desire to amend and restate the Original Participation Agreement in its entirety and the parties hereto desire and intend that the terms, provisions and agreements herein set forth shall have the same force and effect as though originally executed and delivered in the place of the Original Participation Agreement; and

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant is entering into the First Amended and Restated Trust Agreement (1993 747 A) (the "Trust Agreement") pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the Trust Estate defined in Section 1.01 thereof (the "Trust Estate") for the use and benefit of the Owner Participant; and

          WHEREAS, the Indenture Trustee and the Owner Trustee concurrently with the execution and delivery of this Agreement are entering into the Third Amended and Restated Trust Indenture and Mortgage (1993 747 A) dated as of May 1, 1995 (the "Trust Indenture") pursuant to which the Owner Trustee agrees, among other things, to issue one or more Loan Certificates in the form set forth in Exhibit A-1 or Exhibit A-2 to the Trust Indenture to each Pass Through Trustee on behalf of the related grantor trusts created by the applicable Pass Through Trust Agreement as evidence of the Owner Trustee's indebtedness to each Pass Through

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


Trustee, which Loan Certificates are to be secured by the mortgage and security interest in the Aircraft created pursuant to the Trust Indenture by the Owner Trustee in favor of the Indenture Trustee, and the Owner Trustee shall execute and deliver the Trust Supplement covering the Aircraft, supplementing the Trust Agreement and the Trust Indenture; and

          WHEREAS, as described in Section 2 hereof, the Owner Trustee and Lessee are entering into the Second Amended and Restated Lease Agreement (1993 747 A) dated as of May 1, 1995 (the "Lease Agreement") whereby, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to Lessee, and Lessee agrees to lease from the Owner Trustee, the Aircraft on the Delivery Date; and

          WHEREAS, in connection with the foregoing, each Pass Through Trustee will issue the Pass Through Certificates substantially in the form of Exhibit A to each Pass Through Trust Agreement; and

          WHEREAS, to facilitate the Owner Trustee's issuance of the Loan Certificates to the applicable Pass Through Trustee and the purchase of the Loan Certificates by each such Pass Through Trustee, the Lessee has duly authorized the execution and delivery of each of the two Pass Through Trust Agreements as the "issuer" thereunder, as such term is defined in and solely for purposes of the Securities Act of 1933, as amended, and of the Pass Through Certificates being issued thereunder as the "obligor" thereunder, as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended, with respect to the Pass Through Certificates and is undertaking to perform certain administrative and ministerial duties thereunder and is also undertaking to pay the fees and expenses of the Pass Through Trustees; and

          WHEREAS, certain terms are used herein as defined in Section 1(a) hereof.

          NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:


          SECTION 1. Certain Definitions; Participations in Lessor's Cost of the Aircraft. (a) The terms "Lessee," "Owner Participant," "Pass Through Trustee," "Owner Trustee" and "Indenture Trustee" shall have the further meanings attributed thereto in the Lease Agreement referred to above and, except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings attributed thereto in the Lease Agreement referred to above. Unless the context

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


otherwise requires, any reference herein to any of the Operative Documents refers to such document as it may be amended from time to time in accordance with its terms and the terms of each other agreement restricting the amendment thereof.

          (b) Subject to the terms and conditions of the Original Participation Agreement, (i) the Original Loan Participant agreed to finance, in part, the Owner Trustee's payment of Lessor's Cost for the Aircraft by making a secured loan to the Owner Trustee (herein called the "Loan") on a date designated pursuant to Section 2 thereof, but in no event later than May 15, 1993, in the amount in Dollars equal to the percentage of Lessor's Cost set forth opposite its name on Schedule II thereto and (ii) the Owner Participant agreed, in connection with its equity investment in the beneficial ownership of the Aircraft and the sale of the Aircraft by the Lessee to the Owner Trustee pursuant to the Owner Trustee's Bill of Sale, as contemplated thereby and by the Owner Trustee's Purchase Agreement, to make its equity investment in the beneficial ownership of the Aircraft on a date designated as set forth above, but in no event later than May 15, 1993, in an amount in Dollars equal to the percentage of Lessor's Cost set forth opposite its name on Schedule II thereto.


          SECTION 2.  Lessee's Notice of Delivery Date.

[Intentionally Omitted].


          SECTION 3.  Instructions to the Owner Trustee and Indenture Trustee.

[Intentionally Omitted].


          SECTION 4. Conditions. (a) Conditions Precedent to the Participations in the Aircraft. It is agreed that the respective obligations of the Original Loan Participant and the Owner Participant to participate in the payments of Lessor's Cost were subject to the satisfaction prior to or on the Delivery Date of the conditions precedent set forth in Section 4(a) of the Original Participation Agreement and the respective obligations of the OP and the Pass Through Trustees to enter into a refinancing are set forth in the Redemption and Refinancing Agreement.

          (b) Conditions Precedent to the Obligations of Lessee. It is agreed that the obligations of Lessee (A) to sell the Aircraft to the Owner Trustee,
(B) to accept delivery of the Aircraft under the Lease and (C) to enter into its other Operative Documents, were all subject to the fulfillment to the satisfaction of Lessee prior to or on the Delivery Date of the conditions precedent set forth in the Original Participation Agreement and the obligations of Lessee to enter into a

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


refinancing transaction are set forth in the Redemption and Refinancing
Agreement.


          SECTION 5. Confidentiality of Purchase Agreement. Lessor, the Participants, and the Indenture Trustee shall keep the Purchase Agreement confidential and shall not disclose the same to any Person, except (A) to prospective and permitted transferees of Lessor's, a Pass Through Trustee's, the Owner Participant's or the Indenture Trustee's interest who agree to hold such information confidential, (B) to the aforementioned prospective and permitted transferees', Lessor's, Pass Through Trustees', the Owner Participant's or the Indenture Trustee's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, including Federal or state banking examiners or tax auditors or (D) as may be necessary or desirable for purposes of protecting the interest of any such Person or for enforcement of the Lease by Owner Trustee, the Participants or the Indenture Trustee; provided, however, that any and all disclosures of all or any part of the Purchase Agreement which are permitted by
(C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted.


     SECTION 6. Extent of Interest of Certificate Holders. No Certificate Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the Original Amount of, Premium, if any, and interest on all Loan Certificates held by such Certificate Holder and all other sums payable to such Certificate Holder hereunder, under the Trust Indenture and under such Loan Certificates shall have been paid in full. Each Certificate Holder by its acceptance of a Loan Certificate, agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Certificate Holder as provided in Section 2.09 of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to any Certificate Holder for any amounts payable under the Loan Certificates, the Trust Indenture, hereunder, or under any other Operative Documents (including, without limitation, amounts payable as Premium), except as expressly provided in this Agreement or (in the case of the Owner Trustee) in the Trust Indenture.

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     SECTION 7.  Lessee's Representations, Warranties and Indemnities.

          (a) In General. Lessee represents and warrants that as of the Delivery Date:

               (i) Lessee is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, except where the failure to be so qualified would not have a material adverse effect on Lessee or its business; is a Citizen of the United States and a Certificated Air Carrier; holds all material licenses, certificates, permits and franchises from the appropriate agencies of the United States of America and/or all other governmental authorities having jurisdiction, necessary to authorize Lessee to engage in air transport and to carry on scheduled passenger service, in each case as presently conducted; has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code) in Elk Grove Township, Illinois; and has the corporate power and authority to conduct its business as it is presently being conducted, to hold under lease the Aircraft and to enter into and perform its obligations under the Lessee Documents;

              (ii) the execution, delivery and performance by Lessee of the Lessee Documents have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained, and none of such Lessee Documents contravenes any law, judgment, governmental rule, regulation or order binding on Lessee or the certificate of incorporation or by-laws of Lessee or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens) upon the property of Lessee under, its certificate of incorporation or bylaws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which Lessee is a party or by which it or its properties may be bound or affected;

             (iii) neither the execution and delivery by Lessee of the Lessee Documents nor the performance by Lessee of its obligations thereunder require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any federal, state or foreign government authority or agency, except for (A)

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained, and are in full force and effect, (B) the registration of the Aircraft referred to in Section 4(a)(ix)(2) and (C) any normal periodic and other reporting requirements under the applicable rules and regulations of the FAA to the extent required to be given or obtained only after the Delivery Date;

              (iv) each of the Lessee Documents has been duly executed and delivered by Lessee and constitutes legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof;

               (v) there are no pending or threatened actions or proceedings before any court or administrative agency involving any Lessee Document or the transactions contemplated hereby or which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of Lessee or the ability of Lessee to perform its obligations under the Lessee Documents;

              (vi) except for (A) the registration of the Aircraft pursuant to the Federal Aviation Act, (B) the filing for recording pursuant to said Act of the Trust Agreement, the Lease with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached thereto and made a part thereof, and the Owner Trustee's FAA Bill of Sale, (C) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created by such documents under the Uniform Commercial Code of Illinois (which financing statement Lessee has caused to be presented in due form for filing with the appropriate filing office in the State of Illinois) and such other states as may be specified in the opinions furnished pursuant to Section 4(a)(xi) hereof and (D) the taking of possession by the Indenture Trustee of the original counterparts of the Lease and the Lease Supplement covering the Aircraft, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against the Lessee and the Indenture Trustee's security interest in

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     the Aircraft as against the Owner Trustee, and in each case as against any third parties in any applicable jurisdictions in the United States;

             (vii) there has not occurred any event which constitutes a Default or an Event of Default under the Lease which is presently continuing and there has not occurred any event which constitutes or would, with the passage of time or the giving of notice, or both, constitute an Event of Loss;

            (viii) the statements of financial position of Lessee as of December 31, 1992 and the related statements of earnings and cash flow of Lessee for the year then ended, copies of which have been furnished to the Participants, fairly present the financial condition of Lessee as at such date and the results of operations and cash flow of Lessee for the period ended on such date, in accordance with generally accepted accounting principles consistently applied (except as may be stated in the notes thereto), and since December 31, 1992, there has been no material adverse change in such condition or operations, except for such matters timely disclosed in press releases issued by UAL Corporation or Lessee or in public filings, effective as of the date hereof, with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, by UAL Corporation or Lessee;

              (ix) the Owner Trustee will have received good and marketable title to the Aircraft free and clear of all Liens, except the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, the Lien of the Trust Indenture, the beneficial interest of the Owner Participant in the Aircraft, and the Liens permitted by clause (iii) (solely for Taxes not yet due) of Section 6 of the Lease;

               (x) none of the proceeds from the issuance of the Loan Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee to purchase or carry any "margin stock" as such term is defined in Regulation G or U of the Board of Governors of the Federal Reserve System;

              (xi) neither Lessee nor anyone acting on behalf of Lessee has (A) directly or indirectly offered any interest in the Trust Estate for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     Participant, and not more than twenty-five (25) other institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby, or (B) offered any interest in the Trust Estate or any Pass Through Certificate or any Loan Certificate in a manner which would violate the Securities Act of 1933, as amended, the regulations thereunder, administrative and judicial interpretation thereof or the securities laws, rules or regulations of any state;

             (xii) Lessee is not in default in the performance of any term or condition of the Owner Trustee's Purchase Agreement, and is not in default in the performance of any term or condition of the Purchase Agreement which materially adversely impairs the transactions contemplated hereby;

            (xiii) no governmental approval of any kind is required of the Owner Participant, the Original Loan Participant, the Owner Trustee or the Indenture Trustee for their respective execution of or performance under this Agreement, the Pass Through Trust Agreements or any agreement contemplated hereby solely by reason of any fact or circumstance peculiar to: (a) Lessee, (b) the nature of the Aircraft, or (c) Lessee's proposed operations or use of the Aircraft;

             (xiv) all sales or use tax then due and for which Lessee is responsible pursuant to Section 7(b)(i) hereof shall have been paid, other than such taxes which are being contested by Lessee in good faith and by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft or any interest therein;

              (xv) The Aircraft has been duly certified by the FAA as to type and airworthiness and such certification remains in full force and effect;

             (xvi) Owner Trustee, as lessor under the Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease pursuant to the Trust Indenture, are entitled to the protection of Section 1110 of the Bankruptcy Code in connection with the Owner Trustee's and the Indenture Trustee's right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor; and

            (xvii) neither Lessee nor any subsidiary of Lessee is an "investment company" or a company "controlled by an

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]

     investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (b) General Tax Indemnity.  (i)  Indemnity.  Except as provided in
Section 7(b)(ii) hereof, whether or not any of the transactions contemplated herein are consummated, Lessee shall pay when due and assume liability for, and protect, save and shall indemnify and hold harmless each Indemnitee (except that, for purposes of this Section 7(b)(i), an Indemnitee shall not include any Certificate Holder) from and against (x) any and all Taxes howsoever imposed against any Indemnitee, Lessee or all or any part of the Aircraft, the Airframe, the Engines, the Parts or any part thereof or otherwise by any federal, state or local government or other taxing authority in the United States or by any foreign government or any political subdivision or taxing authority thereof or by any territory or possession of the United States or by any international authority upon or in connection with, relating to, or measured by (A) the assembly, manufacture, construction, substitution, improvement, location, conditioning, installation, financing, refinancing, purchase, acquisition, acceptance, delivery, nondelivery, transport, ownership, registration, reregistration, possession, repossession, control, operation, use, maintenance, repair, replacement, insuring, sale, return, abandonment, storage, redelivery, leasing, subleasing, modification, rebuilding of, transfer of title to, transfer of registration of, rejection, importation, mortgaging, exportation or disposition of, or the imposition of any Lien (or the incurrence of any liability to refund or pay over any amount as the result of any Lien) on, the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (B) the rentals, receipts or earnings from the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (C) any amount paid or payable pursuant to any Operative Documents or any Pass Through Trust Agreement or any document related thereto or the property or the income or other proceeds with respect to any of the property held in the Trust Estate or the Trust Indenture Estate or the property held by each Pass Through Trustee under the respective Pass Through Trust Agreement, (D) the Aircraft, the Airframe, the Engines, the Parts or any part thereof or any contract relating to the manufacture, construction, acquisition or delivery thereof, (E) any or all of the Operative Documents, the Pass Through Trust Agreements, or the issuance of the Loan Certificates or the Pass Through Certificates (or the refinancing thereof) and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto which have been approved by Lessee or the execution, delivery, recording or performance of any thereof or the issuance, acquisition, holding or subsequent transfer thereof, (F) the payment of the Original Amount of, or interest or Premium on, or other amounts payable

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


with respect to, the Loan Certificates or the payment of principal of, interest on or any other amounts payable with respect to the Pass Through Certificates,
(G) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents, or (H) any change in the Owner Trustee or the situs of the Trust Estate made pursuant to Sections 8(c) or 14 hereof; and (y) any reasonable out-of-pocket costs and expenses fairly attributed to any of the foregoing incurred by any Indemnitee.

              (ii) Exclusions from General Tax Indemnity.  The provisions of
     Section 7(b)(i) shall not apply:

                    (1) in the case of an Indemnitee which is the Owner Participant, the Owner Trustee, the Trust Estate, or a successor, assign, or Affiliate of any thereof, to any Income Tax (as defined in Section 7(b)(xii) hereof) imposed by (A) the United States Federal government, (B) any state or local taxing jurisdiction or authority in the United States to the extent such Income Taxes would not have been imposed if (I) the use, location or operation of the Aircraft, or (II) the activities of the Lessee, to or in such state or local jurisdiction, had been the only connection between the Indemnitee and such jurisdiction, or (C) any foreign government or any political subdivision or taxing authority thereof or by any territory or possession of the United States or by any international authority, except to the extent such Income Taxes are attributable to (I) the use, location or operation of the Aircraft, or (II) the activities of the Lessee, to or in such jurisdiction;

                    (2) to any Tax imposed on an Indemnitee which is the Owner Participant, the Owner Trustee, or the Trust Estate, or any successor, assign or Affiliate of any thereof, as a result of a voluntary transfer or disposition by such Indemnitee including, without limitation, the revocation of the trust created by the Trust Agreement or an involuntary transfer or disposition relating to bankruptcy or similar proceedings of all or any portion of its respective equitable or legal ownership interest in the Aircraft, the Airframe, the Engines, the Parts or any part thereof, the Trust Estate or the Operative Documents and each Pass Through Trust Agreement, unless such transfer or disposition, whether or not voluntary or involuntary, shall occur, (A) during a period when an Event of Default has occurred and is continuing under

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


          the Lease at the time of transfer or disposition and such transfer is as a result of such Event of Default, or (B) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Sections 7, 8, 9, 10 or 19 thereof;

                    (3) to any Tax imposed on any Indemnitee which is the Indenture Trustee, the Trust Indenture Estate or a Pass Through Trustee or any successor, assign or Affiliate of any thereof, as a result of a voluntary or involuntary transfer or other disposition of all or any portion of its respective equitable or legal interests in the Trust Estate or the Trust Indenture Estate or the Operative Documents and each Pass Through Trust Agreement unless, in each case, such transfer or disposition shall occur (A) during a period when an Event of Default has occurred and is continuing under the Lease at the time of transfer or disposition and such transfer or disposition is a result of such Event of Default, or (B) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Sections 9, 10 or 19 thereof;

                    (4) to any Tax imposed on the Owner Participant, Trust Estate or Owner Trustee which results from the willful misconduct or gross negligence of (i) the Owner Participant, to the extent imposed on the Owner Participant, Trust Estate or Owner Trustee, or (ii) to the extent imposed on the Owner Trustee, the Owner Trustee;

                    (5) to any Tax imposed on an Indemnitee which is the Indenture Trustee, the Trust Indenture Estate or a Pass Through Trustee which results from the willful misconduct or gross negligence of such Indemnitee;

                    (6) to any Tax based on or measured by any fees received by the Owner Trustee, the Indenture Trustee or a Pass Through Trustee in connection with any transaction contemplated by the Operative Documents;

                    (7) so long as no Event of Default or event which, with the passage of time or the giving of notice or both, would become an Event of Default, shall be continuing, to any Tax imposed with respect to
          (A) any period after the expiration of the Term and, unless purchased by the Lessee, return of the Aircraft, (B)

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


          the earlier discharge in full of Lessee's obligation to pay the Stipulated Loss Value or the Termination Value and all other amounts due under the Lease or (C) placement in storage or parking of the Aircraft pursuant to Section 5(d) of the Lease; provided, however, that this Section 7(b)(ii)(8) shall not apply to any Tax (x) relating to events or conditions occurring or matters arising upon or prior to such expiration, discharge, storage or parking, or (y) imposed on or with respect to any payments of Tax indemnified hereunder which are due after such expiration, discharge, storage or parking until after such payments have been made;

                    (8) in the case of an Indemnitee which is the Trust Indenture Estate or any successor, assign or Affiliate thereof, to any Tax in the nature of an intangible or similar tax upon or with respect to the value of the interest of the Trust Indenture Estate or the Pass Through Certificates, as the case may be, in any of the Loan Certificates imposed by any government or taxing authority;

                    (9) to any Tax which Lessee or an Indemnitee is contesting in good faith under the provisions of Section 7(b)(iv) hereof until the conclusion of such contest;

                    (10) to any Tax imposed on the Owner Trustee or an Owner Participant resulting from, or which would not have occurred but for, a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens);

                    (11) in the case of an Indemnitee which is the Owner Participant or the Owner Trustee, to any Taxes to the extent of the amount of such Taxes that are imposed by any jurisdiction on and with respect to any activities of such Indemnitee in such jurisdiction which activities are unrelated to the transactions contemplated by the Operative Documents and each Pass Through Trust Agreement; and

                    (12) to any Tax which has been properly included in the Lessor's Cost.

               The provisions of this Section 7(b)(ii) shall not apply to any Tax imposed in respect of the receipt or accrual of any indemnity payment made by Lessee pursuant to

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     this Section 7(b) or Section 7(c) hereof or pursuant to the Tax Indemnity Agreement; provided, however, that this clause shall not result in any duplication of any amounts of any gross-up payable under Section 7(b)(iii) or Section 7(c) hereof or the Tax Indemnity Agreement.

               Notwithstanding the exclusions set forth in this Section 7(b) or any other provision of the Operative Documents or the Pass Through Trust Agreements, the Lessee hereby agrees to indemnify and hold harmless on a net after-tax basis the Trust Estate, the Owner Trustee and the Owner Participant for any failure to withhold U.S. Federal Income Taxes upon payments of principal, interest, Premium or discount on the Loan Certificates or the Pass Through Certificates, including interest and penalties, unless the Owner Participant has been timely advised by the Lessee in writing that such withholding is required.

             (iii) Calculation of General Tax Indemnity Payments. Any payment which Lessee shall be required to make to or for the account of any Indemnitee in connection with any Tax which is subject to indemnification under this Section 7(b) shall be in an amount which, after reduction by the amount of all Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amount and after consideration of any current savings of such Indemnitee resulting by way of any deduction, credit or other tax benefit attributable to such indemnified Tax that actually reduces any taxes for which Lessee is not actually required to indemnify such Indemnitee pursuant to Section 7(b) hereof or the Tax Indemnity Agreement shall be equal to the payment otherwise required hereunder.

               If, by reason of any Tax payment made to or for the account of an Indemnitee by Lessee pursuant to this Section 7(b), such Indemnitee subsequently realizes a tax deduction, savings or credit (including any foreign tax credit and any reduction in Taxes) not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Lessee an amount equal to the sum of (I) the actual reduction in Taxes, if any, realized by such Indemnitee which is attributable to such deduction, savings or credit and (II) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided, however, that in the case of an Indemnitee which is the Owner Participant or the Owner Trustee, such Indemnitee shall not be obligated to make any payment pursuant to this Section 7(b)(iii) to the extent that the amount calculated pursuant

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     to (I) above would exceed (x) the amount of all prior payments (determined without regard to any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amounts received by such Indemnitee) from Lessee pursuant to this Section 7(b), less (y) the portion of all prior payments computed pursuant to (I) above by such Indemnitee to Lessee hereunder.

               For purposes of this Section 7(b)(iii), items of foreign Tax of any Indemnitee shall be deemed to be utilized by such Indemnitee as credits or deductions for any taxable year in accordance with the following priorities:

                    First, all available foreign Taxes other than those described below in Second; and

                    Second, all available foreign Taxes arising out of any equipment leasing transaction to the extent that such Indemnitee was indemnified or held harmless for such Taxes by a lessee on a pari passu basis.

               Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of any tax benefit referred to in this subsection as to which such Indemnitee has made in full the payment to Lessee required hereby (or as to which such Indemnitee would have made its payment but for Section 7(b)(vii) hereof) or which is otherwise taken into account in calculating Lessee's indemnity obligation, in a taxable year subsequent to the utilization by such Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be treated as a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of this Section 7(b) without regard to the provisions of Section 7(b)(ii), 7(b)(iv) or the third paragraph of this Section 7(b)(iii).

              (iv) General Tax Indemnity -- Contests. If a written claim shall be made against any Indemnitee for any Tax for which Lessee is obligated pursuant to this Section 7(b), such Indemnitee shall notify Lessee in writing promptly after receipt thereof (as well as the name of independent tax counsel for purposes of this Section 7(b)(iv)) and, in any event, within 30 days of receipt of such notice and shall provide Lessee such information regarding such claim as Lessee may reasonably request, but the failure to give such notice or to provide such information when required shall not diminish Lessee's

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     obligation hereunder unless such failure effectively precludes Lessee's ability to (A) require such Indemnitee to contest the Tax or (B) contest the Tax itself (in a case where Lessee cannot require the Indemnitee to contest such Tax).

               If a written claim shall be made for any Tax, other than an Income Tax, for which Lessee is obligated pursuant to this Section 7(b), and under applicable law of the taxing jurisdiction Lessee is allowed to directly contest such Tax and the Tax to be contested is not reflected in a report or return with other Taxes of any Indemnitee and if the Indemnitee determines in good faith that it will not suffer any adverse consequences as a result, then the Lessee shall be permitted, at its expense and in its own name, or, if consented to by the Indemnitee, in the name of such Indemnitee, to contest the imposition of such Tax; provided, however, that Lessee shall not be permitted or entitled to contest any Tax (A) if such contest will result in the risk of an imposition of criminal penalties or a material risk of a sale, forfeiture or loss of the Aircraft, the Airframe, the Engines, the Parts or any part thereof or the creation of any Lien other than Liens for Taxes of Lessee (x) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft, and
     (y) for the payment of which such reserves, if any, as required to be provided under generally accepted accounting principles have been provided and, to the extent permitted by law, Lessee shall be entitled to withhold payment during pendency of such contest, (B) if an Event of Default shall have occurred and be continuing, unless the Lessee shall have, at the option of the Owner Participant, either (i) provided security for its obligations hereunder reasonably satisfactory to the Owner Participant by placing in escrow sufficient funds to cover any such contested Tax or (ii) paid such Tax, (C) unless in Lessee's request to the Indemnitee to contest such Tax, Lessee shall have agreed to pay such Indemnitee on demand all costs and expenses that such Indemnitee actually incurs in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax) or (D) unless in the case of an Indemnitee which is the Owner Participant or the Owner Trustee, or a successor, assign or Affiliate of the Owner Participant or the Owner Trustee, prior to the commencement of a contest Lessee shall have delivered to such Indemnitee

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     a written acknowledgement of Lessee's obligation to indemnify fully such Indemnitee to the extent that the contest is not successful; provided, however, that Lessee will not be bound by its acknowledgement of liability if and to the extent that the contest results in a determination which clearly and unambiguously demonstrates that Lessee is not otherwise liable under this Section 7(b) with respect to such Tax.

               If requested by Lessee in writing (A) within 30 days of Lessee's receipt of notice from an Indemnitee under the first paragraph of this
     Section 7(b)(iv) and (B) with respect to a Tax for which Lessee is obligated to indemnify pursuant to this Section 7(b) which is not described in the previous paragraph exclusive of the proviso thereto, such Indemnitee shall in good faith at Lessee's expense contest the imposition of any such Tax. After consulting with Lessee and Lessee's counsel concerning the forum in which the adjustment is most likely to be favorably resolved, such Indemnitee shall, in its sole discretion, select the forum for such contest and determine whether any such contest shall be by (A) resisting payment of such Tax, (B) paying such Tax under protest or (C) paying such Tax and seeking a refund or other repayment thereof. In no event shall such Indemnitee be requested or required to contest the imposition of any Tax for which Lessee is liable under this Section 7(b) unless (I) in Lessee's request to the Indemnitee to contest such Tax, Lessee shall have agreed to pay such Indemnitee on demand all reasonable costs and expenses that such Indemnitee actually incurs in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax), (II) such action to be taken will not result in the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft, or the creation of any Lien other than Liens for Taxes of Lessee (x) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft and (y) for the payment of which such reserves, if any, as are required to be provided under generally accepted accounting principles have been provided by Lessee, (III) if such contest shall be conducted in a manner requiring the payment of the claim, Lessee shall have paid the amount required directly to the appropriate authority or made an advance of the amount thereof to such Indemnitee on an interest-free basis and agreed to indemnify the Indemnitee

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     against any additional net after-tax cost to such Indemnitee with respect to such advance or payment, (IV) with regard to an Income Tax on an Indemnitee which is the Owner Participant or the Owner Trustee, or a successor, assign or Affiliate of the Owner Participant or the Owner Trustee, independent tax counsel selected by such Indemnitee and reasonably satisfactory to the Lessee shall furnish an opinion, prepared at the Lessee's expense, to the effect that there is a reasonable basis to contest such claim and with respect to appeal, to the effect that it is more likely than not such appeal will be successful, (V) in the case of an Indemnitee which is the Owner Participant or the Owner Trustee, or a successor, assign or Affiliate of the Owner Participant or the Owner Trustee, prior to the commencement of a contest Lessee shall have delivered to such Indemnitee a written acknowledgment of Lessee's obligation to indemnify fully such Indemnitee to the extent that the contest is not successful; provided, however, that Lessee will not be bound by its acknowledgment of liability if and to the extent that the contest results in a determination which clearly and unambiguously demonstrates that Lessee is not otherwise liable under this Section 7(b) with respect to such Tax, (VI) if an Event of Default shall have occurred and be continuing, the Lessee shall have, at the option of the Owner Participant, either (i) provided security for its obligations hereunder reasonably satisfactory to the Owner Participant by placing in escrow sufficient funds to cover any such contested Tax or (ii) paid such Tax, and (VII) the amount of the indemnity computed under Section 7(b) arising from a claim for Tax exceeds $10,000. In no event shall an Indemnitee be required to appeal or to seek leave to appeal an adverse determination with respect to Taxes contested by, or in the name of, the Indemnitee to the United States Supreme Court.

               If any Indemnitee shall obtain a refund of all or any part of any Tax paid by Lessee such Indemnitee shall pay Lessee an amount equal to the sum of (I) the amount of such refund, including interest received attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any refund and/or interest received and (II) any tax benefit realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that in the case of any Indemnitee which is the Owner Participant or any successor, assign or Affiliate of the Owner Participant such amount attributable to (I) above shall not be in excess of the amount of such Tax payment (determined without regard to any amount paid in respect of Taxes required to be paid by such Indemnitee in

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     respect of the receipt or accrual of such payment or advance made by Lessee to such Indemnitee) plus interest received, if any, from the relevant taxing authority with respect to such Tax payment (net of Taxes required to be paid by such Indemnitee in connection with the receipt of such interest), it being intended that such Indemnitee shall realize a net benefit pursuant to this Section 7(b) only if Lessee shall first have been reimbursed for any payments by it to such Indemnitee pursuant to this
     Section 7(b) arising from the same Loss. If any Indemnitee shall have paid Lessee any refund of all or part of any Tax paid by Lessee and it is subsequently determined that such Indemnitee was not entitled to the refund, such determination shall be treated as the imposition of a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of this Section 7(b) without regard to Section 7(b)(ii) or
     Section 7(b)(iv).

               Nothing contained in this Section 7(b)(iv) shall require any Indemnitee to contest, or permit Lessee to contest, a claim with respect to the imposition of any Tax if such Indemnitee shall waive its right to indemnification under this Section 7 with respect to such claim or a claim with respect to which a previous contest pursuant to the provision of this
     Section 7(b)(iv) shall have been determined adversely to the taxpayer.

               (v) General Tax Indemnity -- Reports. Lessee will provide such information (including information on the routes and operations of the Aircraft) as may be reasonably requested by an Indemnitee or required to enable an Indemnitee to fulfill its tax filing or audit requirements with respect to the transactions contemplated by the Operative Documents. In the event any return, statement or report is required to be made or filed with respect to any Tax imposed on or indemnified against by Lessee under this Section 7(b) (other than with respect to Income Taxes), Lessee shall notify the Indemnitee of such requirement and (i) to the extent permitted by law, and not otherwise requested by the Indemnitee, or required by law, Lessee shall make and file in its own name (and pay the tax shown due on) such return, statement or report in such manner as will show the ownership of the Aircraft in the Owner Trustee and furnish the Indemnitee with a copy of such return, statement or report; provided, however, that Lessee shall have no obligation under this clause (i) to the extent such Indemnitee after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is peculiarly within such Indemnitee's control and is necessary

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     to file such returns, statements or reports, and (ii) in the case of a return, statement or report required (or requested by the Indemnitee) to be in the name of or filed by such Indemnitee, Lessee shall prepare and furnish such return, statement or report for filing by such Indemnitee in such manner as shall be reasonably satisfactory to such Indemnitee and send the same to such Indemnitee for filing no later than 10 Business Days prior to the due date; provided, however, that Lessee shall have no obligation under this clause (ii) to the extent such Indemnitee after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is peculiarly within such Indemnitee's control and is necessary to prepare such return, statement or report. Lessee shall hold each Indemnitee harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such return, statement, report or information if such insufficiency or inaccuracy is attributable to Lessee.

              (vi) General Tax Indemnity -- Payment.  Except as provided in
     Section 7(b)(iv) or (v) hereof, Lessee shall pay any Tax directly to the appropriate taxing authority if legally permissible and upon demand of an Indemnitee shall pay such Tax and any other amounts due hereunder to such Indemnitee within 20 Business Days of such demand, but in no event shall any such payments be made more than 10 Business Days prior to the date the Tax to which any such payment hereunder relates is due (unless Lessee has not received such demand at least 15 Business Days prior to such date in which case within five Business Days after receipt of such demand), in immediately available funds. Any such demand for payment from an Indemnitee shall specify in reasonable detail, the payment and the facts upon which the right to payment is based. Each Indemnitee shall promptly forward to Lessee any notice, bill or advice received by it concerning any Tax indemnified against hereunder. As soon as practicable after each payment by Lessee of any Tax indemnified against hereunder, Lessee shall furnish the appropriate Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is acceptable to such Indemnitee. Lessee shall also furnish promptly upon request such data as any Indemnitee may reasonably require to enable such Indemnitee to comply with the requirements of any taxing jurisdiction.

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


             (vii) Application of Payments During Existence of Default or Event of Default. Any amount payable to Lessee pursuant to the terms of this
     Section 7(b) shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing under the Lease. At such time as there shall not be continuing any Default or Event of Default, such amount shall be paid to the Lessee to the extent not previously applied against Lessee's obligations hereunder as and when due after the Owner Trustee shall have declared the Lease in default pursuant to Section 15 thereof.

            (viii) Reimbursements by Indemnitees Generally. If, for any reason, Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Operative Documents or on the Aircraft, the Airframe, the Engines, the Parts or any part thereof, which Taxes are not the responsibility of Lessee under this Section 7(b), then such Indemnitee shall pay to Lessee an amount which equals the amount paid by Lessee with respect to such Taxes plus interest thereon, computed from the date of payment by Lessee, at the Base Rate.

              (ix) Forms, etc. Each Indemnitee agrees to furnish to Lessee from time to time, at the Lessee's request and expense, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding tax imposed by any taxing authority in respect of any payments otherwise required to be made by Lessee pursuant to the Operative Documents and each Pass Through Trust Agreement, which reduction or exemption may be available to such Indemnitee. In addition, any Indemnitee shall, at Lessee's expense, execute and deliver any forms or documents which Lessee reasonably requests and which are reasonably related to any indemnified Taxes. Notwithstanding the foregoing, an Indemnitee shall not be required to (A) make available any Income Tax returns; or to (B) execute and deliver any forms or documents which would in the good faith determination of such Indemnitee disadvantage such Indemnitee in the context of its overall filing position or with regard to other Taxes not indemnified under this Agreement or the Tax Indemnity Agreement.

               (x) Non-Parties. If an Indemnitee is not a party to this Agreement, Lessee may require the Indemnitee to

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     agree to the terms of this Section 7(b) prior to making any payment to such Indemnitee under this Section 7(b).

              (xi) Owner Participant. For the purposes of this Section 7(b), the term "Owner Participant" shall mean and include ____________________ (and its permitted successors and assigns) and where appropriate the affiliated group of corporations (and each member thereof) making a consolidated or combined return of which _________________ (and its permitted successors and assigns) is a member.

             (xii) Income Tax. For purposes of this Section 7, the term Income Tax means any Tax based on or measured by or with respect to net income (including, without limitation, capital gains taxes, minimum taxes, income taxes collected by withholding, and taxes on tax preference items) or net receipts and taxes imposed on gross income or gross receipts which are expressly in lieu of a net income tax (provided, however, that sales, use, value added, rental, license, ad valorem or property Taxes shall not constitute an Income Tax) and Taxes which are capital, doing business, franchise, excess profits, net worth taxes and interest, additions to tax, penalties, or other charges in respect thereof.

          (c) General Indemnity. Lessee hereby agrees to indemnify, on an after-tax basis, each Indemnitee against, and agrees to protect, save and keep harmless each of them from (whether or not the transactions contemplated herein or in any of the other Operative Documents or the Pass Through Trust Agreements are consummated), any and all Expenses imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of (A) the Operative Documents and each Pass Through Trust Agreement (and any amendments thereto), the negotiation and the consummation of the transactions contemplated thereby or any sublease under the Lease Agreement or the enforcement of any of the terms of any thereof; or (B) the manufacture, design, purchase, resale, acceptance or rejection of the Airframe or any Engine or Parts; or (C) the Aircraft (or any portion thereof) or any Engine whether or not installed on the Airframe or any airframe on which an Engine is installed whether or not arising out of the finance, refinance, ownership, delivery, nondelivery, storage, lease, sublease, possession, use, non-use, operation, maintenance, modification, alteration, condition, sale, replacement, substitution, return or other disposition, registration, reregistration or airworthiness of the Aircraft (or any portion thereof) including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any damage to property or the environment, death or injury to any person and any claim for patent, trademark or

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


copyright infringement; or (D) the offer, sale, holding, transfer or delivery of the Loan Certificates or the Pass Through Certificates, whether before, on or after the Delivery Date (the indemnity in this clause (D) to extend also to any person who controls an Indemnitee, its successors, assigns, employees, directors, officers, servants and agents within the meaning of Section 15 of the Securities Act of 1933, as amended); or (E) the offer, holding, transfer or sale of any interest in the Trust Estate or the Trust Agreement or any similar interest (a) on or prior to the Delivery Date, or (b) subsequent to the Delivery Date during the continuation of an Event of Default under the Lease or in connection with the exercise by the Lessee of its purchase options under the Lease or in connection with a refinancing pursuant to Section 17 hereof or in connection with the termination of the Lease or action or direction of Lessee pursuant to Sections 7, 8, 9, 10, or 19 thereof; provided, that the foregoing indemnity shall not extend to any Expense to the extent resulting from or arising out of one or more of the following: (1) any representation or warranty by such Indemnitee in the Operative Documents or in any Pass Through Trust Agreement being incorrect, or (2) the failure by such Indemnitee to perform or observe any agreement, covenant or condition in any of the Operative Documents or in any Pass Through Trust Agreement including, without limitation, the creation or existence of a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), or
(3) the willful misconduct or the gross negligence of such Indemnitee (other than gross negligence imputed to such Indemnitee solely by reason of its interest in the Aircraft), or (4) (A) in the case of such Indemnitee a disposition (voluntary or involuntary) of all or any part of its interest in the Airframe or any Engine, (B) in the case of a Certificate Holder a disposition (voluntary or involuntary) by such Certificate Holder of all or any part of its interest in any Loan Certificate or (C) in the case of any Indemnitee a disposition by such Indemnitee of all or any part of such Indemnitee's interest in the Operative Documents or the Pass Through Trust Agreements other than in each of (A), (B) and (C) during the continuance of an Event of Default under the Lease or pursuant to the exercise by the Lessee of its purchase options under the Lease or in connection with a refinancing pursuant to Section 17 hereof or in connection with the termination of the Lease or action or direction of Lessee pursuant to Sections 7, 8, 9, 10 or 19 thereof, or (5) other than to the extent provided in the succeeding paragraph, any Tax (as defined in Section 7(b) hereof) whether or not Lessee is required to indemnify for such Tax pursuant to
Section 7(b) hereof (it being understood that Section 7(b) hereof and the Tax Indemnity Agreement and provisions requiring payments to be made on an after-tax basis or expressly providing for additional

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


indemnification by Lessee exclusively provide for Lessee's liability with respect to Taxes), or (6) the offer or sale by the Owner Participant after the Delivery Date of any interest in the Trust Estate or the Trust Agreement or any similar interest, unless such offer or sale shall occur (A) during a period when an Event of Default has occurred and is continuing under the Lease at the time of such offer or sale or (B) in connection with the exercise by Lessee of its purchase options under the Lease or, (7) in the case of the Owner Participant, a failure on the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder or, in the case of a Certificate Holder, a failure on the part of the Indenture Trustee to distribute in accordance with the Trust Indenture any amounts received and distributable by it thereunder to such Certificate Holder or a failure on the part of any Pass Through Trustee to distribute in accordance with the applicable Pass Through Trust Agreement any amounts received and distributable by such Pass Through Trustee under such Pass Through Trust Agreement, or (8) other than during the continuation of a Default or an Event of Default under the Lease the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Documents or any Pass Through Trust Agreement unless such amendments, supplements, waivers or consents
(a) are requested by Lessee or (b) are required or permitted pursuant to the terms of the Operative Documents (unless the same results from the actions of an Indemnitee) (provided if Lessee is not responsible for the Expense associated with such amendment, supplement, waiver or consent, the party requesting the execution of the same shall be responsible for such expense), or (9) other than to the extent provided in the succeeding paragraph any loss of tax benefits or increase in tax liability under any tax law whether or not Lessee is required to indemnify therefor pursuant to this Agreement or the Tax Indemnity Agreement (it being understood that Section 7(b) hereof and the Tax Indemnity Agreement and provisions requiring payments to be made on an after-tax basis or expressly providing for additional indemnification by Lessee exclusively provide for Lessee's liability with respect to Taxes), or (10) except to the extent fairly attributable to acts or events occurring on or prior thereto, acts or events which occur after the earlier of: (I) the return of possession of the Airframe or any Engine or any Part to the Owner Trustee or its designee pursuant to the terms of the Lease (other than pursuant to Section 15 thereof, in which case Lessee's liability under this Section 7(c) shall survive for so long as Owner Trustee shall be entitled to exercise remedies under such Section 15), (II) the termination of the Term in accordance with Sections 5, 9 or 19 of the Lease,
(III) the last day of the Term if Owner Trustee shall have furnished the notice

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


referred to in Section 10(d) of the Lease and Lessee shall have failed to return possession to Owner Trustee on such day or (IV) the payment by Lessee of all amounts required to be paid under the Lease following an Event of Loss (but excluding from the terms of this subsection (IV) an Event of Loss followed by the replacement of the Aircraft).

          Notwithstanding clause 7(c)(5) or (9) above, Lessee further agrees that any payment or indemnity pursuant to this Section 7(c) in respect of any "Expenses" shall be in an amount which, after deduction of all Taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be equal to the excess, if any, of (A) the amount of such Expense over (B) the current net reduction in Taxes actually required to be paid by such recipient resulting from the accrual or payment of such Expense.

          Nothing in this Section 7(c) shall be construed as a guaranty by Lessee of payments due pursuant to the Loan Certificates or the Pass Through Certificates or of the residual value of the Aircraft.

          If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Lessee; provided that the failure to provide such notice shall not release Lessee from any of its obligations to indemnify hereunder or from any other obligation that the Lessee may have to such Indemnitee at law or in equity, and no payment by Lessee to an Indemnitee pursuant to this Section 7(c) shall be deemed to constitute a waiver or release of any right or remedy which the Lessee may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give Lessee such notice. So long as Lessee has acknowledged its obligation to indemnify pursuant to this Section 7(c), Lessee shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


reasonable efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Lessee's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if (i) any Default under Section 14(a), (b), (f) or (g) of the Lease or an Event of Default under the Lease shall have occurred and be continuing, (ii) if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft, the Trust Indenture Estate or the Trust Estate or any part thereof unless Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitees in respect to such risk or (iii) if such proceedings could, in the good faith opinion of the Indemnitee entail any risk of criminal liability or any material risk of civil liability (unless, in the case of such civil liability, Lessee has agreed to indemnify against such civil liability in a manner reasonably acceptable to such Indemnitee). The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Lessee pursuant to the preceding provisions; provided, however, that if in the written opinion of counsel to such Indemnitee (which opinion and counsel shall be reasonably acceptable to Lessee) an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel, the reasonable fees and expenses of such separate counsel shall be borne by Lessee.

          The Indemnitee shall supply Lessee, at Lessee's expense, with such information reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 7(c). Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense as to which Lessee has acknowledged its obligation to indemnify (and if Lessee has not so acknowledged only upon 5 Business Days' prior written notice to Lessee) without the prior written consent of Lessee (except during the continuance of any Default under Section 14(a), (b), (f) or (g) of the Lease or an Event of Default under the Lease when such consent shall not be required if such Indemnitee gives 30 days' prior written notice to Lessee describing the proposed settlement or compromise), which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this
Section 7(c).

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


          The Lessee shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 7(c).

          Upon payment of any Expense pursuant to this Section 7(c), Lessee, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto other than claims under Section 9.06 of the Trust Indenture or Section 5.03 or 7.01 of the Trust Agreement. The Indemnitee agrees to give such further assurances or agreements and to cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee.

          In the event that Lessee shall have paid an amount to an Indemnitee pursuant to this Section 7(c), and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other person, such Indemnitee shall, unless a Default under Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) of the Lease or
Section 8 of the Lease), (f) or (g) of the Lease or an Event of Default under the Lease shall have occurred and be continuing, promptly pay Lessee but not before Lessee shall have made all payments then due to such Indemnitee pursuant to this Section 7(c) and any other payments then due under any of the Operative Documents, an amount equal to the sum of (I) the amount of such reimbursement, including interest received attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any reimbursement including interest received attributable thereto and (II) any tax benefit actually realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that in the case of any Indemnitee which is the Owner Participant or any successor, assign or Affiliate of the Owner Participant such amount attributable to (I) above shall not be in excess of the amount of such Expense payment net of any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such payment or advance made by Lessee to such Indemnitee plus interest received, if any, from the relevant taxing authority with respect to any such Expense payment, it being intended that such Indemnitee shall realize a net benefit pursuant to this
Section 7(c) only if Lessee shall first have been reimbursed for any payments by it to such Indemnitee pursuant to this Section 7(c).

          Lessee agrees to pay the reasonable and continuing fees and expenses of the Indenture Trustee (including, but not limited to, the reasonable fees and expenses of its counsel and any agent

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


appointed in accordance with Section 9.02(c) of the Trust Indenture) and each Pass Through Trustee (including, but not limited to, the reasonable fees and expenses of its counsel) and, as provided in Section 6.07 of the Trust Agreement, the Owner Trustee (including, but not limited to, the reasonable fees and expenses of its counsel), in each case without cost, on a net after-tax basis, to the Owner Participant, for acting as such, other than such fees and expenses which constitute Transaction Expenses.

          Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person seeking indemnification from Lessee pursuant to any provision of this Agreement may proceed directly against Lessee without first seeking to enforce any other right of indemnification.

          To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 7 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

          Any amount which is payable to Lessee by any Person pursuant to this
Section 7 shall not be paid to Lessee if a Default under Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(viii) of the Lease or Section 8 of the Lease), (f) or (g) of the Lease or an Event of Default under the Lease shall have occurred and be continuing or if any payment is due and owing by Lessee under the Lease or to such Person under any other Operative Document. Any such amount shall be held by such Person and, if such Default or an Event of Default under the Lease shall have occurred and be continuing, shall be applied against Lessee's obligations hereunder to such Person as and when due (and, to the extent that Lessee has no obligations hereunder to such Person, such amount shall be paid to Lessee). At such time as there shall not be continuing any such Default or an Event of Default or there shall not be due and owing any such payment, such amount shall be paid to Lessee to the extent not previously applied in accordance with the immediately preceding sentence.

          (d) Withholding. If Lessee advises the Owner Trustee, the Indenture Trustee and the relevant Certificate Holder in writing that interest on its Loan Certificates is subject to United States withholding tax, then the Owner Trustee shall

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


instruct the Indenture Trustee to, and Indenture Trustee shall, withhold as provided in Section 9.11 of the Trust Indenture.


          SECTION 8. Representations, Warranties and Covenants. (a) The Owner Participant represents that it is acquiring its interest in the Trust Estate for investment purposes only and not with a present intent as to any resale or distribution thereof (subject nonetheless to any requirement of law that the disposition of its properties shall at all times be and remain within its control) and that neither it nor anyone acting on its behalf (other than for purposes of this paragraph, Lessee and the Underwriter) has directly or indirectly offered any interest in the Trust Estate or any Loan Certificates or Pass Through Certificates or any similar securities for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of the Securities Act of 1933, as amended or the securities laws, rules and regulations of any state.

          (b) Each of the Owner Participant and State Street Bank and Trust Company, in its individual capacity, represents and warrants to the other parties to this Agreement that it is, and on the Delivery Date will be, a Citizen of the United States. The Owner Participant agrees, solely for the benefit of Lessee and the Certificate Holders, that if during such time as the Aircraft is registered in the United States (or if Lessee desires to register the Aircraft in the United States) (i) it shall not be a Citizen of the United States and (ii) the Aircraft shall be, or would therefore become, ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) as soon as is reasonably practicable but in any event within 30 days after obtaining Actual Knowledge of such ineligibility and of such loss of citizenship
(A) effect voting trust or other similar arrangements or take any other action as may be necessary to prevent any deregistration or to maintain the United States registration of the Aircraft, or (B) transfer its beneficial interest in the Trust Estate in accordance with Section 8(l) hereof. It is understood that:
(1) the Owner Participant shall be liable to any of the other parties hereto for any damages suffered by any such other party as the result of the representation and warranty of the Owner Participant in the first sentence of this Section 8(b) proving to be untrue as of the Delivery Date; and (2) the Owner Participant shall be liable to Lessee, any Sublessee and any Certificate Holder for any damages which may be incurred by Lessee, any Sublessee or such Certificate Holder as a result of the Owner Participant's failure

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


to immediately comply with its obligations pursuant to the second sentence of this Section 8(b) unless such failure is a result of such party's breach of its obligations to cooperate set forth in the following sentence (including any damages suffered by any such party (other than damages suffered by Lessee which Lessee could have mitigated by taking reasonable steps (Lessee having no obligation to restrict the use of the Aircraft to so mitigate)) at any time after the fifth Business Day following the Owner Participant's having obtained Actual Knowledge of such ineligibility or loss of citizenship). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to reasonably cooperate with the Owner Participant in complying with its obligations under the provisions of the second sentence of this Section 8(b) and such request shall not be subject to the indemnity contained in Section 7(c) hereof. State Street Bank and Trust Company in its individual capacity, agrees that if at any time a responsible officer of State Street Bank and Trust Company, shall obtain Actual Knowledge that State Street Bank and Trust Company has ceased to be a Citizen of the United States, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on a Certificate Holder, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. If the Owner Participant or State Street Bank and Trust Company, in its individual capacity, does not comply with the requirements of this Section 8(b), the Owner Trustee, the Indenture Trustee, the Owner Participant and the Certificate Holders hereby agree that a Default or an Event of Default shall not have occurred and be continuing under the Lease due to noncompliance by Lessee with the registration requirements in the Lease.

          (c) State Street Bank and Trust Company, in its individual capacity represents and warrants that both the principal place of business of the Owner Trustee and the place where the Owner Trustee's records concerning the Aircraft and all of its interest in, to and under the Operative Documents to which it is a party are or will be kept is Boston, Massachusetts (other than such as may be maintained or held by the Indenture Trustee pursuant to the Trust Indenture) and has its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) in the Commonwealth of Massachusetts. State Street Bank and Trust Company, in its individual capacity agrees that it will not change the location of such office to a location outside of Boston, Massachusetts, without prior written notice to Lessee, Indenture Trustee and the Owner Participant.

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]

          (d)  [Intentionally omitted.]

          (e) The Owner Participant agrees that, if, at any time after the Restricted Period and so long as no Default under Section 14(a), (b), (d) (solely with respect to Lessee's obligations under Section 7(a) or (b)(vii) of the Lease or Section 8 of the Lease), (f) or (g) of the Lease or Event of Default under the Lease shall have occurred or be continuing, Lessee has requested its consent to the registration of the Aircraft, in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"), at Lessee's expense, (i) upon 30 days' prior written notice in a country listed on Exhibit G to the Lease, with which the United States maintains diplomatic relations at the time of such request, provided that with respect to any country listed on Exhibit G to the Lease as a "Restricted Country" such country must at the time of such registration impose and enforce aircraft maintenance standards not materially less stringent than those of the FAA, or the central civil aviation authority of any of Canada, France, Germany, Japan or the United Kingdom, or (ii) upon 30 days' prior written notice in any other country with which the United States maintains diplomatic relations at the time of such request and the Owner Participant has not determined, acting reasonably, that such other country would not provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States laws, the Owner Participant will not, in the case of either (i) or (ii), unreasonably withhold its consent to such change of registration. In addition, such change of registration to a country listed on Exhibit G shall be permitted only if such change will not result in the imposition of, or increase the amount of, any Tax for which Lessee is not required to indemnify or is not then willing to enter into a binding agreement to indemnify, in a manner satisfactory in form and substance to the indemnified party, each party referred to in clause (E) of paragraph (i) below. The Owner Participant further agrees that the inability of Lessee to deliver to the Owner Participant and, so long as the Lien of the Trust Indenture has not been released, the Indenture Trustee, an opinion (reasonably satisfactory in form and substance to the Owner Participant) of counsel reasonably acceptable to the Owner Participant in such country listed on Exhibit G to the Lease to the effect that the courts of such country would give effect to the Owner Trustee's title to the Aircraft, to the registry of the Aircraft in the name of the Owner Trustee, and to the priority of the lien under the Trust Indenture substantially to the same extent as provided under United States law, shall constitute the sole reasonable grounds to withhold such consent in regard to a country listed in Exhibit

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]

G, and if said opinion is delivered, the Owner Participant will instruct the Owner Trustee, and the Indenture Trustee, subject only to compliance with the provisions of Section 7.02 of the Indenture, shall cooperate, to make such change of registration.

          It is further agreed, however, that prior to any such change in the country of registry of the Aircraft to a country not listed on Exhibit G to the Lease, the Owner Participant, the Owner Trustee in its individual capacity and, so long as the Lien of the Trust Indenture has not been released, the Indenture Trustee shall have received:

               (i) assurances reasonably satisfactory to the Owner Participant and the Owner Trustee in its individual capacity (A) to the effect that the insurance or self-insurance provisions of the Lease have been compiled with after giving effect to such change of registry, (B) of the payment by Lessee on an after-tax basis of any expenses of the Owner Participant, the Owner Trustee and the Indenture Trustee in connection with such change of registry, (C) to the effect that the original indemnities (and any additional indemnities for which Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement) and the Indenture Trustee, under this Agreement, the Trust Indenture and the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry, (D) as to the continuation of the Trust Indenture as a first priority lien on the Aircraft, (E) that such change will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify in a manner satisfactory in form and substance to the indemnified party, the Owner Participant, the Indenture Trustee, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), or any successor, assign or Affiliate of any thereof, or the Trust Estate pursuant to Section 7(b) hereof; and (F) that such new country of registry imposes and enforces aircraft maintenance standards not materially less stringent than those of the FAA or the central civil aviation authority of Canada, France, Germany, Japan or the United Kingdom; and

               (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee, in its individual capacity, and to the Owner Participant) in the new jurisdiction of registry to the effect (A) that the terms

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]

     (including, without limitation, the governing-law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Trust Indenture are legal, valid, binding and enforceable in such jurisdiction,
     (B) that it is not necessary for the Owner Participant, the Owner Trustee or the Indenture Trustee to register or qualify to do business in such jurisdiction, (C) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability which might have been imposed on such owner under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to Owner Participant and the Owner Trustee, in its individual capacity, is provided, at Lessee's expense, to cover such risk), (D) (unless Lessee shall have agreed to provide insurance covering the risk of requisition of use or title of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use or title, and (E) to such further effect with respect to such other matters as the Owner Trustee, in its individual capacity, or the Owner Participant may reasonably request.

               Upon receipt by the Owner Participant and the Indenture Trustee of an opinion of counsel meeting the foregoing requirements, Exhibit F and Exhibit G to the Lease shall be amended to add such country.

               If, at any time, the Owner Participant delivers an opinion (a "Delisting Opinion") from a law firm (such opinion and counsel to be reasonably satisfactory to Lessee) in a country then listed on Exhibit F or G to the Lease to the effect that a reputable law firm located in such jurisdiction would not as of the date of such opinion be able to deliver an opinion of counsel as to the matters listed in subsections (A) through (D) of subparagraph (ii) above (provided that in regard to (C) and (D), Lessee is not willing at the time of registration to provide the insurance required by such subsection (C) or (D)), then Exhibits F and G to the Lease shall be amended to delete such country. Lessee shall pay the reasonable costs of the Owner Participant in obtaining the Delisting Opinion provided such opinion is in fact obtained in connection with Lessee's

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]

     request to change the registry of the Aircraft to, or to sublease the Aircraft in, a country listed on Exhibit F or G to the Lease.

               Lessee shall pay all reasonable fees and expenses on an after-tax basis of the Owner Participant, the Owner Trustee and the Indenture Trustee in connection with any change of registry of the Aircraft.

          (f) The Owner Participant represents and warrants as follows:

               (i) the Owner Participant is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Owner Participant Documents;

              (ii) the Owner Participant Documents have been duly authorized by all necessary corporate action on the part of the Owner Participant, do not require any approval not already obtained of stockholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Owner Participant, and have been duly executed and delivered by the Owner Participant, and neither the execution and delivery thereof by the Owner Participant, nor the consummation of the transactions contemplated thereby by the Owner Participant, nor compliance by the Owner Participant with any of the terms and provisions thereof will contravene any United States federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Liens provided for or otherwise permitted in the Operative Documents) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Owner Participant is a party or by which it or its properties may be bound or

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]

     affected (it being understood that no representation or warranty is made in this subsection (f)(ii) with respect to ERISA);

             (iii) each of the Owner Participant Documents constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with the terms thereof, and the trust intended to be formed by the Trust Agreement has been duly and validly formed;

              (iv) Neither the execution and delivery by the Owner Participant of this Agreement or any other Owner Participant Document, nor the consummation by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any federal or other governmental authority or agency, except those contemplated by the Operative Documents (it being understood that no representation or warranty is made with respect to the laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law);

              (v) there are no pending or, to the knowledge of the Owner Participant, threatened actions or proceedings against the Owner Participant before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) purports to affect the legality, validity or enforceability of, or which is reasonably likely to materially adversely affect the ability of the Owner Participant to perform its obligations under any of, the Owner Participant Documents; and

               (vi) on the Delivery Date, the Aircraft will be free of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to the Owner Participant.

          (g) Each of State Street Bank and Trust Company in its individual capacity and the Owner Participant severally covenants and agrees (i) that it shall not cause or permit to exist any Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate, (ii) that it will promptly, at its own expense, take such action as may be

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


necessary duly to discharge such Lessor Lien attributable to it and (iii) to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it. The Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from any Taxes or Expenses (as such terms are defined in Section 7 hereof) imposed on the Trust Estate against which Lessee is not required to indemnify the Trust Estate pursuant to Section 7 hereof, but excluding Taxes or Expenses referred to in
Section 7(b)(ii)(5) and 7(b)(ii)(7) and excluding any diminution of the Trust Estate attributable to or caused by State Street Bank and Trust Company in its individual capacity; provided that if the Owner Participant shall make restitution to the Trust Estate on account of any diminution of the Trust Estate attributable to or caused by State Street Bank and Trust Company in its individual capacity, then State Street Bank and Trust Company, in its individual capacity, shall reimburse the Owner Participant for such amount together with interest thereon at the Past Due Rate.

          (h) First Security Bank of Utah, National Association, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Lien, arising as a result of (i) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Estate pursuant to the Trust Indenture, (ii) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (iii) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 pursuant to said Section 7, or (iv) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than (A) a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article 5 or 8 of the Trust Indenture, (B) any borrowing pursuant to Section 17 hereof or (C) a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

          (i)  [Intentionally omitted.]

          (j) The Indenture Trustee, and by the acceptance of a Loan Certificate each Certificate Holder (and each Pass Through Trustee, so long as the relevant Pass Through Trust Agreement is

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


in effect), each hereby waives to the fullest extent permitted by law the benefit of the provisions of Section 1111(b) of Title 11 of the United States Code with respect to recourse against the Owner Trustee (in its individual capacity) and the Owner Participant on account of any amount payable as principal of, Premium, if any, and interest on the Loan Certificates. If (i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code or any successor provision, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to a Certificate Holder, a Pass Through Trustee or the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under this Participation Agreement), to make payment on account of any amount payable as principal, Premium, if any, or interest on the Loan Certificates and (iii) such Certificate Holder, such Pass Through Trustee or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of clause (ii) above, then such Certificate Holder, such Pass Through Trustee or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 8(j), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by such Certificate Holder, such Pass Through Trustee or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 8(j) shall prevent any Certificate Holder, any Pass Through Trustee or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Participation Agreement or the Trust Indenture (and any exhibits or annexes thereto).

          (k) First Security Bank of Utah, National Association, in its individual capacity ("FSBU") and as Indenture Trustee and Pass Through Trustee as provided below, represents as follows:

               (i) it is a Citizen of the United States, that it will notify promptly all parties to this Agreement if in its reasonable opinion its status as a Citizen of the United States is likely to change and that it will resign as Indenture Trustee as provided in Section 9.07 of the Trust

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     Indenture if it should cease to be a Citizen of the United States;

              (ii) it is a national banking association and has the full corporate power, authority and legal right under the laws of the United States of America to enter into and perform its obligations under the Trust Indenture, this Agreement, the Basic Agreement and each Pass Through Trust Agreement and, in its capacity as Indenture Trustee and Pass Through Trustee, respectively, to authenticate the Loan Certificates and the Pass Through Certificates;

             (iii) the Indenture Trustee Documents, and the authentication of the Loan Certificates and the Pass Through Certificates have been duly authorized by all necessary corporate action on the part of FSBU, the Indenture Trustee and the relevant Pass Through Trustee, as it shall be a party thereto in any such capacity, and neither the execution (or, in the case of the Loan Certificates and the Pass Through Certificates, the authentication) and delivery thereof in any such capacity nor the performance by it in any such capacity of any of the terms and provisions thereof will violate any federal or Utah law or regulation relating to the banking or trust powers of FSBU or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which FSBU, the Indenture Trustee or the Pass Through Trustee is a party or by which it or its properties may be bound or affected;

              (iv) each of the Indenture Trustee Documents has been duly executed (or, in the case of the Loan Certificates and the Pass Through Certificates, authenticated) and delivered by FSBU, the Indenture Trustee and the relevant Pass Through Trustee, as it shall be a party thereto in any such capacity, and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto (other than FSBU, the Indenture Trustee and the relevant Pass Through Trustee), is the legal, valid and binding obligation of FSBU, the Indenture Trustee and the relevant Pass Through Trustee, as it shall be a party thereto in any such capacity, enforceable against it in accordance with its terms;

               (v) neither the execution (or, in the case of the Loan Certificates and the Pass Through Certificates, the authentication) and delivery by FSBU, the Indenture Trustee or any Pass Through Trustee, as it is a party in any such capacity to any of the Indenture Trustee Documents, nor the

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     consummation by it in any such capacity of any of the transactions contemplated hereby, by the Trust Indenture, by the Pass Through Trust Agreements, by the Loan Certificates or by the Pass Through Certificates requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any Utah state or federal governmental authority or agency regulating the banking, trust or fiduciary powers of FSBU;

              (vi) there are no Taxes payable by FSBU, the Indenture Trustee or any Pass Through Trustee imposed by the State of Utah or any political subdivision or taxing authority thereof in connection with the execution (or, in the case of the Loan Certificates and the Pass Through Certificates, the authentication) and delivery by it as a party in any such capacity to any Indenture Trustee Document or the performance by it as a party in any such capacity of any Indenture Trustee Document (other than franchise or other taxes based on or measured by any fees or compensation received by FSBU, the Indenture Trustee or any Pass Through Trustee, as the case may be, for services rendered in connection with the transactions contemplated thereby), and there are no Taxes payable by FSBU, the Indenture Trustee or any Pass Through Trustee imposed by the State of Utah or any political subdivision thereof in connection with the acquisition, possession or ownership by any Pass Through Trustee of any of the Loan Certificates (other than franchise or other taxes based on or measured by any fees or compensation received by a Pass Through Trustee for services rendered in connection with the transactions contemplated by the respective Pass Through Trust Agreement) and, assuming that the trust created by the respective Pass Through Trust Agreement will not be taxable as a corporation, but, rather, will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code, such trust will not be subject to any Taxes imposed by the State of Utah or any political subdivision thereof;

             (vii) there are no pending or threatened actions or proceedings against any of FSBU, the Indenture Trustee, or the Pass Through Trustees before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) purports to affect the legality, validity or enforceability of, or which is reasonably likely to materially adversely affect the ability of FSBU, the Indenture Trustee, or the Pass Through Trustees to perform its obligations as a party in any such capacity under any Indenture Trustee Document; and

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


            (viii) except for the issuance and sale pursuant to the respective Pass Through Trust Agreement of the Pass Through Certificates contemplated hereby, neither FSBU nor any Pass Through Trustee has directly or indirectly offered any Loan Certificate for sale to any Person, or solicited any offer to acquire any Loan Certificate from any Person other than the Owner Trustee and the Owner Participant, and neither FSBU nor any Pass Through Trustee has authorized anyone to act on its behalf to offer directly or indirectly any Loan Certificate for sale to any Person, or to solicit any offer to acquire any Loan Certificate from any Person other than the Owner Trustee and the Owner Participant, and no Pass Through Trustee is in default under any respective Pass Through Trust Agreement.

          (l) So long as the Aircraft shall be leased to Lessee under the Lease and so long as the Loan Certificates are outstanding, the Owner Participant will not sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement to any person or entity, unless (i) the proposed transferee is a "Transferee" (as defined below) and (ii) the Owner Participant and the Transferee shall have delivered to the Owner Trustee, the Lessee and the Indenture Trustee opinions substantially in the form of Exhibits A-1 and A-2, respectively, hereto (or otherwise in form and substance reasonably satisfactory to Lessee and the Indenture Trustee) of counsel reasonably satisfactory to the Indenture Trustee and Lessee. A "Transferee" shall mean either (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $75,000,000 or a corporation whose net worth is at least $75,000,000, (B) any subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes to the Owner Trustee, the Indenture Trustee and Lessee a guaranty substantially in the form of Exhibit C hereto with respect to the Owner Participant's obligations, in the case of the Owner Trustee, under the Trust Agreement and, in the case of the Indenture Trustee and Lessee, the Owner Participant's obligations hereunder, or (C) any other entity, provided such obligations are guaranteed by the transferor Owner Participant; provided, however, that unless otherwise consented to by Lessee no Transferee shall be an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person or a corporation or other entity controlling, controlled by or under common control with such an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person. Each such transfer to a Transferee shall be subject to the conditions that (M) upon

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


giving effect to such transfer, the Transferee is a Citizen of the United States or the Transferee, at its sole cost and expense on an after-tax basis (including any continuing costs of the voting trust), shall have entered into a voting trust or similar arrangement which permits the registration of the Aircraft under the Federal Aviation Act in the name of the Owner Trustee, (N) the Transferee has the full power and authority to enter into and carry out the transactions contemplated hereby, (O) the Transferee enters into an agreement substantially in the form of Exhibit B hereto (or otherwise in form and substance reasonably satisfactory to Lessee and the Indenture Trustee), (P) such transfer does not violate any applicable law including, without limitation, the Federal Aviation Act, or any rules or regulations promulgated thereunder, the Securities Act of 1933 or the Trust Indenture Act of 1939 (but not including ERISA), (Q) the transferor Owner Participant assumes the risk of any loss of Interest Deductions, MACRS Deductions, FSC Benefits or any Inclusion Event (each as defined in the Tax Indemnity Agreement) resulting from such transfer, (R) after giving effect to such transfer, there shall be no more than three Owner Participants of record at that time, (S) such transfer will not give rise to a Default or Event of Default under the Trust Indenture and (T) if such transfer will result in there being more than one Owner Participant, it shall be a condition precedent to such transfer that all such Owner Participants shall have agreed in a manner reasonably satisfactory to Lessee that if the provisions of the Operative Documents require or contemplate the waiver, consent or direction of Owner Participant, such provisions shall be deemed satisfied by the waiver, direction or consent of Owner Participants holding a majority of the beneficial interests in the Trust Estate. Upon any such transfer by the Owner Participant as above provided, (i) the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to the transferor Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferring Owner Participant under the Owner Participant Documents arising after the date of such transfer except to the extent fairly attributable to acts or events occurring prior thereto and not assumed by the transferee Owner Participant (in each case, to the extent of the participation so transferred) and (ii) Lessee shall acknowledge its consent to such transfer to the Transferee, shall represent to the Transferee that no Event of Default or Event of Loss, or circumstance which with the passage of time or the giving of notice or both would constitute an Event of Default or Event of Loss, then exists and Lessee shall promptly obtain new insurance certificates (consistent with the provisions of Section 11 of the Lease) that reflect the interests of the Transferee in

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


the Aircraft. If the Owner Participant intends to transfer any of its interests hereunder, it shall give prior written notice thereof as soon as practicable, but in no event less than 10 days prior thereto, to the Indenture Trustee, the Owner Trustee and Lessee, specifying the name and address of the proposed Transferee. The Owner Participant shall pay all of the reasonable costs of the other parties hereto, on a net after-tax basis, of any such transfer. For purposes of this paragraph, "net worth" shall mean the excess of total tangible assets over total liabilities, each to be determined in accordance with generally accepted accounting principles consistently applied. Notwithstanding anything contained in this Section 8(l) to the contrary, each of Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustees and, by its acceptance of a Loan Certificate, each Certificate Holder agrees that the Owner Participant may pledge its beneficial interest in the Trust Estate created pursuant to the Trust Agreement to First Security Bank of Utah, National Association, as indenture trustee (the "777A Indenture Trustee") pursuant to that certain Trust Indenture and Mortgage (1995 777 A) dated as of May 1, 1995, pursuant to a certain letter agreement to be entered into between _____________ _____________ and the 777A Indenture Trustee.

          (m) Notwithstanding the provisions of Section 8(r) hereof, unless waived by each Certificate Holder, Lessee shall not be entitled to terminate the Lease or assume the Loan Certificates on a Purchase Option Date if on such Purchase Option Date an Event of Default under the Lease shall have occurred and be continuing.

          (n) State Street Bank and Trust Company and First Security Bank of Utah, National Association, each in its individual capacity, agrees for the benefit of Lessee to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

          (o) The Owner Participant represents and warrants that no part of the funds used by it to acquire its interest in the Trust Estate constitutes assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of any "plan" within the meaning of Section 4975(e)(1) of the Code (such employee benefit plans and plans hereinafter referred to as "ERISA Plans").

          (p) State Street Bank and Trust Company in its individual capacity ("SSBTC") represents and warrants that:

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


               (i) the Trust Agreement and, assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the other Owner Trustee Documents has been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of the Owner Trustee;

              (ii) the Trust Estate is free and clear of Lessor Liens attributable to SSBTC, and there are no Liens affecting the title of the Owner Trustee to the Aircraft or resulting from any act or claim against SSBTC arising out of any event or condition not related to the ownership, leasing, use or operation of the Aircraft or to any other transaction contemplated by this Agreement or any of the other Operative Documents, including any Lien resulting from the nonpayment by SSBTC of any Taxes imposed or measured by its net income;

             (iii) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Trust Indenture which has been caused by or relates to SSBTC and which is presently continuing;

              (iv) it is a Massachusetts trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has the corporate power and authority to enter into and perform its obligations under the Trust Agreement, and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has full right, power and authority to enter into and perform its obligations as Owner Trustee pursuant to the Trust Agreement under each of the other Owner Trustee Documents;

               (v) each of the Owner Trustee Documents has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Massachusetts Commonwealth law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


              (vi) assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Owner Trustee Documents has been duly executed and delivered by it, and each of the Trust Agreement and the Participation Agreement (to the extent executed by the Owner Trustee in its individual capacity) is a legal, valid and binding obligation of SSBTC and as Owner Trustee, as the case may be, enforceable against such party in accordance with the terms thereof;

             (vii) on the Delivery Date, the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by the Lessee;

            (viii) it has not offered any interest in the Trust Estate or any Loan Certificates or Pass Through Certificates or any similar securities for sale to, or solicited any offer to acquire the same from, anyone other than the Indenture Trustee, the Pass Through Trustees and the Owner Participant, and no responsible officer or responsible employee of SSBTC has knowledge of any such offer or solicitation, except as set forth in
     Section 7(a)(xi) hereof;

              (ix) assuming due authorization, execution and delivery of each of the Owner Trustee Documents by each of the parties thereto (other than the Owner Trustee), each of the Owner Trustee Documents is a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its respective terms;

               (x) neither the due execution and delivery of the Owner Trustee Documents by SSBTC, in its individual capacity or as Owner Trustee under the Trust Agreement, as the case may be, nor the consummation by it of any of the transactions contemplated thereby require the consent or approval of, the giving of notice to, or the registration with, any federal or Massachusetts Commonwealth governmental authority or agency pursuant to any federal or Massachusetts Commonwealth law governing the banking or trust powers of SSBTC;

              (xi) no consent, approval, order or authorization of, giving of notice to, or registration or filing with (including the filing of any financing statement under Article 9 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts), or taking of any other action in respect of, any Massachusetts Commonwealth or local governmental authority or agency or any United States

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     federal governmental authority or agency regulating the banking or trust powers of SSBTC is required for the execution and delivery of, or the carrying out by, SSBTC or the Owner Trustee, as the case may be, of any of the transactions contemplated by the Owner Trustee Documents or of any of the transactions contemplated by any other of the Operative Documents to which SSBTC or the Owner Trustee is or is to be a party, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken (and other than the filing of continuation statements required to be filed at periodic intervals under
     Article 9 of the Uniform Commercial Code as in effect in the State of Illinois and the Commonwealth of Massachusetts);

             (xii) except for the filing of a financing statement in the office of the Secretary of State of the Commonwealth of Massachusetts naming the Owner Trustee as debtor and the Indenture Trustee as secured party and describing the Trust Indenture Estate accurately and completely, which financing statement has been duly filed, and the timely filing in the future of continuation statements with respect to such financing statement, no other filing is required in the Commonwealth of Massachusetts in order to perfect the mortgage and security interests created by the Trust Indenture; and

            (xiii) there are no pending or threatened actions or proceedings against SSBTC or the Owner Trustee before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of SSBTC or the Owner Trustee, as the case may be, to perform its obligations under any of the Owner Trustee Documents or any other documents executed by the Owner Trustee or SSBTC in connection with the transactions contemplated by the Operative Documents.

          (q) The Owner Participant agrees, solely for the benefit of Lessee, that it will comply with any obligation expressly required of it under Section 9(c) of the Lease. The Owner Participant further covenants and agrees to pay or cause the Owner Trustee to pay those costs and expenses specified to be paid by the Owner Participant pursuant to the Lease and all costs and expenses that are for the account of the Lessor pursuant to Sections 5(a), 5(c), 5(d), 5(e) and 5(f), 12 and 19(c) of the Lease.

          (r) Subject to compliance by Lessee with all of its obligations under the Lessee Documents, each of the Owner

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


Trustee, the Indenture Trustee, each Certificate Holder and the Owner Participant covenants and agrees that, at Lessee's expense on a net after-tax basis (including, without limitation, reasonable attorney's fees and expenses of each of such parties), (i) Lessee may elect to terminate the Lease and to purchase the Aircraft pursuant to Section 19(b) of the Lease and that each of such parties will execute and deliver appropriate documentation transferring all right, title and interest in the Aircraft to Lessee (without recourse or warranty except as to Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) with respect to the Owner Participant) (including without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all right, title and interest in and to the Aircraft in Lessee), and (ii) Lessee, in connection with such purchase and may assume (and receive a credit in an amount equal to the principal amount of the debt assumed against the purchase price payable by Lessee pursuant to Section 19(b) of the Lease) the obligations of the Owner Trustee pursuant to Section 7.03 of the Trust Indenture and the Loan Certificates (and the Lease, to the extent that the Owner Trustee's obligations thereunder are incorporated into the Trust Indenture or the Loan Certificates), and Lessee shall confirm that its obligations under the Lease shall be direct obligations to the Indenture Trustee as if set forth in the Trust Indenture, and that each of the parties shall execute and deliver appropriate documentation in form and substance reasonably satisfactory to such parties under which Lessee will assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Trust Indenture, releasing the Owner Participant and the Owner Trustee from all future obligations in respect of the Loan Certificates, the Trust Indenture and all other Operative Documents and all such other actions (including the furnishing of legal opinions reasonably requested by any party) as are reasonably necessary to permit such assumption by Lessee.

          (s) Lessee will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets to any Person unless:

               (i) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall be a Citizen of the United States and shall be a Certificated Air Carrier;

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


              (ii) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall execute and deliver to the Owner Trustee, the Indenture Trustee, the Owner Participant and the Pass Through Trustees a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Owner Participant containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents and the Pass Through Trust Agreements to be performed or observed by Lessee;

             (iii) immediately after giving effect to such transaction, no Event of Default under the Lease shall have occurred and be continuing;

              (iv) Lessee shall have delivered to the Owner Trustee, the Indenture Trustee, the Pass Through Trustees and the Owner Participant a certificate signed by the President or any Vice President and by the Secretary or an Assistant Secretary of Lessee, and an opinion of counsel (which may be Lessee's General Counsel) reasonably satisfactory to the Owner Participant, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 8(s) and that all conditions precedent herein provided for relating to such transaction have been complied with; and

               (v) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee, shall make such filings and recordings with the FAA pursuant to the Federal Aviation Act, as shall be necessary or desirable to evidence such consolidation, merger, conveyance, transfer or lease with or to such entity.

          Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Section 8(s), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement and under the Pass Through Trust Agreements with the same effect as if such successor corporation or Person had been named as

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


Lessee herein and therein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 8(s) from its liability in respect of any Operative Document to which it is a party or any Pass Through Trust Agreement. Nothing contained herein shall permit any lease, sublease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

          (t) Lessee, at its expense, will, at the request of any party hereto, take, or cause to be taken, such action with respect to the recording, filing, rerecording and refiling of the Trust Agreement, the Lease, the Lease Supplement, the Trust Indenture, the Trust Supplement and any financing statements or other instruments as are necessary to maintain, so long as the Trust Indenture or the Lease is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease and the ownership interest of the Owner Trustee in the Aircraft.

          (u) Section 3 of the Lease contemplates that, under certain circumstances, the Owner Participant will make certain recalculations of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and the EBO Percentage, and the Owner Participant hereby agrees to make such recalculations as and when contemplated by the Lease and subject to all the terms and conditions of the Lease and promptly to take such further actions as may be necessary or desirable to give effect to and to cause the Owner Trustee to give effect to the provisions of Section 3 of the Lease.

          (v) The Owner Participant hereby agrees not to revoke the Trust Agreement or the trusts created thereunder without the prior written consent of
(i) the Lessee so long as the Lease shall remain in effect and no Event of Default under the Lease shall have occurred and be continuing and (ii) the Indenture Trustee so long as the Trust Indenture shall be in effect.

          (w) Lessee covenants and agrees with the Owner Participant, the Indenture Trustee and the Owner Trustee that at all times during the Term it will be a Certificated Air Carrier

          (x) (i) Each Pass Through Trustee hereby agrees that, except as otherwise required by applicable law (including, without limitation, any law which requires such Pass Through

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


Trustee to act within its own discretion), it shall not, without the prior written consent of the Owner Trustee, direct the Indenture Trustee to take or refrain from taking any action under the Trust Indenture that requires the approval, waiver, authorization, direction or consent of, or notice from, the Certificate Holders holding a specified percentage in principal amount of Outstanding (as defined in the Trust Indenture) Loan Certificates unless such Pass Through Trustee receives a Direction (as defined in the relevant Pass Through Trust Agreement) to so direct the Indenture Trustee from Certificate Holders (as defined in the relevant Pass Through Trust Agreement) holding the same percentage of Certificates (as defined in the relevant Pass Through Trust Agreement) evidencing Fractional Undivided Interests (as defined in the relevant Pass Through Trust Agreement) in the Trust (as defined in the relevant Pass Through Trust Agreement) holding the Loan Certificates.

              (ii)  Lessee and each Pass Through Trustee hereby agree that
     Article X of each Pass Through Trust Agreement (to the extent relating to the Certificates) shall not be amended without the prior written consent of the Owner Participant.

             (iii) Each Pass Through Trustee hereby agrees that, except as otherwise required by applicable law (including, without limitation, any law which requires such Pass Through Trustee to act within its own discretion), if requested to do so by the Owner Trustee or the Owner Participant, such Pass Through Trustee shall request a Direction from the relevant Certificate Holders to establish whether such Pass Through Trustee, in its capacity as a Certificate Holder, may direct the Indenture Trustee to take or refrain from taking any action under the Operative Documents.

          (y) The Owner Trustee agrees that any profit, income, interest, dividend or gain realized upon the maturity, sale or other disposition of any Permitted Investment made by the Indenture Trustee pursuant to Section 9.04 of the Trust Indenture, and paid to Lessee on behalf of the Owner Trustee by the Indenture Trustee in accordance with the terms of such Section 9.04, shall be entirely for the account of, and the sole property of, Lessee who, for such purposes, shall not be deemed to be acting as agent of the Owner Trustee, and Lessee shall have no obligation to pay over such income, interest, dividend or gain to the Owner Trustee, except to the extent the Owner Trustee or Owner Participant are owed any amounts under the Operative Documents by Lessee and such amounts are not paid when due, in which event the Owner Participant may cause the Owner Trustee to distribute and apply such income, interest, dividend or gain in satisfaction or partial satisfaction of the amounts so due.

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


          (z) The Owner Participant hereby agrees to instruct the Owner Trustee to promptly distribute any money received by it pursuant to Section 7.01 or
10.04 of the Trust Indenture to Lessee to the extent such amounts were paid by Lessee or on behalf of Lessee and the Owner Trustee or the Owner Participant is not owed any amounts under any of the Operative Documents by Lessee (and if the Owner Trustee or Owner Participant is owed any such amount, the monies received under Section 7.01 or 10.04 of the Trust Indenture may be applied in satisfaction or partial satisfaction thereof). Lessee agrees to hold any money received by it pursuant to the foregoing sentence in trust for the benefit of the Owner Participant and may, in its discretion, invest and reinvest all money so held by it in such Permitted Investments as Lessee deems appropriate. Lessee will apply such money to the payment of previously unclaimed payments with respect to the Loan Certificates when and as claims for payment are made by the Holders of such Loan Certificates. As compensation for its services pursuant to this Section 8(z), Lessee shall be entitled to an annual fee from the Owner Participant in an amount to be agreed to at the time by Lessee and the Owner Participant but in no event shall such fee exceed at any time the amount of earnings on the monies so held in trust distributable at such time to the Owner Participant. Any net losses on such investment shall be for the account of Lessee. Any net earnings on such investment shall be distributed from time to time by Lessee to the Owner Participant after deducting therefrom any portion of such fee then due and unpaid. Upon the date required by applicable law dealing with unclaimed property, Lessee will distribute to the Owner Participant any amount held by it pursuant to this Section 8(z) and not previously applied to the payment of the Loan Certificates, after deducting therefrom any portion of such fee then due and unpaid.

          (aa) The Owner Participant agrees that, at Lessee's expense (including, without limitation, reasonable attorneys fees and other out-of-pocket expense of the Owner Trustee and Owner Participant), upon request of the Lessee, the Owner Participant will negotiate promptly in good faith with respect to any arrangements pursuant to which the Trust Indenture may be satisfied and discharged in respect of the Loan Certificates in accordance with subsection
(a)(ii) or (a)(iii) of Section 10.01 of the Trust Indenture, provided, that there shall be no material adverse impact upon the rights or interests of the Owner Participant or Owner Trustee, and the Owner Trustee agrees to act upon the instructions of the Owner participant in connection therewith. The Owner Trustee agrees that it will not, and the Owner Participant agrees that during such time as an Event of Default has not occurred under the Lease it will not cause the Owner Trustee to take any action to effect such satisfaction and

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


discharge except upon the request of the Lessee made pursuant to this Section 8(aa).


          SECTION 9.  [Intentionally Omitted].


          SECTION 10. Other Documents; Amendment. Each of the Owner Participant and the Owner Trustee hereby (A) agrees with Lessee, the Certificate Holders and the Indenture Trustee to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it, to the extent such non-compliance would be adverse to such party; and (B) agrees with Lessee, the Certificate Holders and the Indenture Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party. Notwithstanding the foregoing, unless an Event of Default shall have occurred and be continuing and so long as the Lease has not been terminated, the Indenture Trustee and the Owner Participant hereby agree for the benefit of Lessee that without the consent of Lessee they will not (and the Owner Participant agrees that it will not cause the Owner Trustee to) amend, supplement or otherwise modify any provision of the Trust Indenture in a manner adversely affecting Lessee. The Indenture Trustee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Documents to which Lessee is not a party. Each Certificate Holder agrees that it will not take any action in respect of the Trust Indenture Estate except through the Indenture Trustee pursuant to the Trust Indenture or as otherwise permitted by the Trust Indenture.


          SECTION 11. Certain Covenants of Lessee. Lessee covenants and agrees with the Participants, the Indenture Trustee and the Owner Trustee, in its capacity as such and in its individual capacity as follows:

          (a) Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Documents. Lessee, forthwith upon delivery of the Aircraft under the Lease shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Federal Aviation Act or under the applicable law of another permitted government of registry, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration (at the expense of Lessee, including, without limitation, reasonable attorney's fees and expenses), and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the lessor under the Lease or as the owner of the Aircraft with any governmental authority (including tax authorities).

          (b) Lessee, at its expense, will cause the Trust Agreement, the Lease, all Lease Supplements, all amendments to the Lease, the Trust Indenture, and all supplements and amendments to the Trust Indenture to be promptly filed and recorded, or filed for recording, to the extent permitted under the Federal Aviation Act, or required under any other applicable law. Upon the execution and delivery of the Owner Trustee's FAA Bill of Sale, the Lease Supplement covering the Aircraft and the Trust Supplement, the Lease and the Trust Indenture shall be filed for recording with the Federal Aviation Administration in the following order of priority; first, the Owner Trustee's FAA Bill of Sale, second, the FAA registration application, third, the Trust Indenture, with the Trust Agreement and the Trust Supplement attached, and fourth, the Lease, with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached. Lessee agrees to furnish the Owner Participant, the Owner Trustee and the Indenture Trustee with copies of the foregoing documents with recording data as promptly as practicable following the issuance of same by the FAA.


          SECTION 12. Owner for Income Tax Purposes. It is hereby agreed among Lessee, the Owner Participant and the Owner Trustee that for income tax purposes the Owner Participant will be the owner of the Aircraft to be delivered under the Lease and Lessee will be the lessee thereof, and each party hereto agrees to characterize the Lease as a lease for income tax purposes.


          SECTION 13. Notices; Consent to Jurisdiction. (a) All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier (with a copy of such notice to follow by registered or

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


certified mail), or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or received or if given by certified mail, three Business Days after being deposited in the mails, in accordance with the provisions of this Section 13(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustees or the Owner Participant, to the respective addresses set forth on Schedule I hereto (and in the case of Owner Trustee a copy shall be sent to the Owner Participant) or (B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Certificate Holder, addressed to such Certificate Holder at its address set forth in the Loan Certificate Register maintained pursuant to Section 2.03 of the Trust Indenture.

          (b) Each party to this Agreement including each Certificate Holder (individually a "Party" and collectively "Parties") irrevocably agrees that any legal suit, action or proceeding brought by any other Party, which arises solely out of or relates solely to the Operative Documents or any of the transactions contemplated hereby or thereby or any document referred to herein or therein, may be instituted in the Circuit Court of the State of Illinois, Cook County or the United States District Court for the Northern District of Illinois and that they hereby waive the right to trial by jury in any such proceeding; provided, however, that the foregoing provisions shall not apply to third party tort claims (but shall apply to an indemnity claim with respect to such tort claim) and that the foregoing shall not apply to any right a Party may have to seek removal of such legal suit, action or proceeding to federal court or to seek consolidation of any separate legal suits, actions or proceedings brought by any one or more of the other Parties in the same or different jurisdictions. The agreement set forth in this Section 13(b) is given solely for the benefit of the Parties and such agreement is not intended to and shall not inure to the benefit of any other person.


          SECTION 14. Change of Situs of Owner Trust. The Owner Participant agrees that if, at any time, the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 7(b) hereof and if, as a consequence thereof, Lessee shall request that the situs of the trust be moved to another

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


state in the United States from the state in which it is then located, the situs of the trust may be moved with the written consent of the Owner Participant (which consent shall not be unreasonably withheld) and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided that (A) Lessee shall provide such additional tax indemnification, as the Owner Participant may reasonably request, (B) the rights and obligations under the Operative Documents of the Owner Participant shall not be altered as a result of the taking of such action, (C) the lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and the Lessee shall execute and deliver such documents as may be requested by the Indenture Trustee to continue the perfection of the lien on the Trust Indenture Estate and (D) the Owner Participant and the Indenture Trustee shall have received an opinion or opinions of counsel (reasonably satisfactory to the Owner Participant) in scope, form and substance reasonably satisfactory to the Owner Participant to the effect that (I) the trust, as thus removed, shall remain a validly established trust, (II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Owner Trustee or the Trust Estate pursuant to Section 7(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (IV) such removal will not, in the Owner Participant's judgment, result in any Loss of MACRS Deductions, FSC Benefits, Interest Deductions or an Inclusion Event (as defined in the Tax Indemnity Agreement) with respect to which Lessee is not required to indemnify the Owner Participant pursuant to Section 5 of the Tax Indemnity Agreement (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), and (V) covering such other matters as the Owner Participant may reasonably request, (E) if such removal involves the replacement of the Owner Trustee, the Owner Participant shall have received an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Owner Participant covering the matters set forth in the opinion provided pursuant to Section 4(a)(xiii) hereof and (F) Lessee shall indemnify and hold harmless the Owner Participant on a net after-tax basis against any and all reasonable and actual costs and expenses including attorneys' fees and disbursements, registration, recording or filing fees and Taxes incurred by the Owner Trustee or Owner Participant, in connection with such change of situs.

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


          SECTION 15. Miscellaneous. (a) Each of the Participants and the Certificate Holders covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, or the Indenture Trustee under the terms of the Lease, which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor, or by the Indenture Trustee.

          (b) The representations, warranties, indemnities and agreements of Lessee, the Owner Trustee, the Indenture Trustee, the Participants and the Certificate Holders provided for in this Agreement, and Lessee's, the Owner Trustee's, Indenture Trustee's, the Participants' and the Certificate Holders' obligations under any and all thereof, shall survive the making available of the respective Commitments by the Participants, the delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Certificate Holder in any Loan Certificate or the Trust Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document or any of the Pass Through Trust Agreements.

          (c) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Lessee, the Indenture Trustee and the Owner Trustee. The terms of this Agreement shall be binding upon, and inure to the benefit of and shall be enforceable by, Lessee, the Participants, the Indenture Trustee, the Certificate Holders and the Owner Trustee. This Agreement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Illinois, including all matters of construction, validity and performance. This Agreement is being delivered in the State of Illinois.

          (d) The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for or is acting in or making representations or agreements in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 15(d) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct; and provided, further, that nothing contained in this Section 15(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 15(d) shall survive the termination of this Agreement, the other Operative Documents and the Pass Through Trust Agreements.

          (e) No Participant shall have any obligation or duty to the Lessee, to any other Participant or to others with respect to the transactions contemplated hereby except those obligations or duties of such Participant expressly set forth in this Agreement and the other Operative Documents and no Participant shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall any Participant be liable to Lessee, nor shall any Participant be liable to any other Participant, for any action or inaction on the part of the Indenture Trustee or the Owner Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Indenture Trustee or the Owner Trustee.

          (f) This Agreement shall be binding upon and shall inure to the benefit of and shall be enforceable against, the parties hereto and their respective successors and permitted assigns including each successive holder of the Owner Participant's interest and each successive holder of any Loan Certificate issued and delivered pursuant to this Agreement or the Trust Indenture whether or not an express assignment to such holder of rights and obligations under this Agreement has been made.

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


          (g) The Owner Participant hereby consents to the Owner Trustee's appointment of Lessee as its exclusive agent pursuant to the terms of Section 7(a)(4) of the Lease.


          SECTION 16. Invoices and Payment of Expenses. Each of the Owner Trustee, the Indenture Trustee, Lessee and the Participants shall promptly submit to the Owner Participant and the Lessee for their joint prompt approval (except in the case of Transactions Expenses referred to in clauses (i)(6), (v) and (viii) of the definition thereof which shall be approved solely by the Owner Participant) copies of invoices of the Transaction Expenses as they are received. The Owner Participant agrees to transfer to the Owner Trustee from time to time promptly upon receipt of invoices of Transaction Expenses such amount as shall be necessary in order to enable the Owner Trustee to pay such Transaction Expenses or to pay such amounts directly. To the extent of funds received by it, the Owner Trustee agrees to pay all invoices of Transaction Expenses that have been so approved promptly upon receipt thereof. Notwithstanding the foregoing, in the event that the transactions contemplated hereby shall not be consummated, Lessee shall pay all Transaction Expenses, except that the fees, expenses and disbursements of the Owner Participant (including those relating to its counsel) shall be borne by the Owner Participant if such failure to consummate the transactions results from the failure of the Owner Participant to adhere to the terms and conditions set forth in the term sheet relating to the transactions contemplated hereby agreed to by Lessee and the Owner Participant or the terms and conditions set forth in the letter dated January 14, 1993, as amended as of April 14, 1993, from the Owner Participant (and, in the case of the amendment dated as of April 14, 1993, from NCC FSC IV, Inc.) to Capstar Partners and agreed to by Lessee or to close after all conditions precedent to the Owner Participant's funding of its Commitment set forth herein have been satisfied. To the extent Transaction Expenses exceed [_____%] of Lessor's Cost, the Lessee may, in lieu of electing an optimization pursuant to Section 18 hereof, promptly reimburse the Owner Trustee or Owner Participant, as appropriate, for all or a portion of the Transaction Expenses described in clause (i)(5) and/or clause (vi) (excluding any debt placement fees included in said clause (vi)) of the definition of Transaction Expenses.


          SECTION 17. Optional Redemption of Certificates. (a) Subject to the terms of this Section 17, in the event that at any time Lessee shall have given written notice to the Owner Trustee, the Indenture Trustee and the Owner Participant that there be effected a voluntary redemption of all of the outstanding Loan Certificates by the Owner Trustee as part of a refunding or refinancing transaction, the Owner Participant

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


agrees to negotiate promptly in a commercially reasonable manner to conclude an agreement with Lessee as to the terms of such refunding or refinancing transaction (including the terms of any debt to be issued in connection with such refunding or refinancing transaction and the documentation to be executed in connection therewith), and if after such negotiation Lessee and the Owner Participant shall have concluded an agreement with respect to such terms:

               (1) within ten Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Refinancing Certificate") setting forth (i) the proposed date on which the outstanding Loan Certificates will be redeemed, describing the new debt to be issued and the other aspects of such refunding or refinancing transaction to be consummated (such date, the "Refinancing Date") and (ii) the following information: (A) the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, and (B) the proposed revised schedules of Basic Rent, Excess Amount, debt amortization, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage. Within ten Business Days of its receipt of the Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit E to the Lease of the information set forth in the Refinancing Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate or the determination pursuant to such verification procedures of the revised Basic Rent, Excess Amount, debt amortization, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage and the Debt/Equity Ratio (such information, the "Refinancing Information") the appropriate parties will take the actions specified in paragraphs (2) through (6) below;

               (2) the appropriate parties will enter into a financing or loan agreement in form and substance reasonably satisfactory to the Owner Participant, the Owner Trustee and the Lessee (which may involve an underwriting agreement in connection with a public offering of such debt or the purchase of such debt by a publicly funded entity (or entities) or the sale of the Owner Trustee's interest in the Trust Estate and/or the Aircraft and its resale to the Owner Trustee) with the institution or institutions to be named therein (A) providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     principal amount specified in the Refinancing Information, which amount shall be at least equal to the aggregate principal amount of all Loan Certificates outstanding on the Refinancing Date (such debt securities, the "New Debt") and (ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Loan Certificates on the Refinancing Date and (B) pursuant to which the parties to the refinancing transaction (including the Owner Participant and Lessee but excluding any public holders of debt) make such representations, warranties and covenants as the Owner Participant or Lessee may reasonably require;

               (3) Lessee and the Owner Trustee will amend the Lease to provide that (i) Basic Rent, Excess Amount and the EBO Percentage in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information and (ii) amounts payable in respect of Stipulated Loss Value percentages, Special Termination Value Percentages and Termination Value from and after the Refinancing Date shall be as provided in the Refinancing Information;

               (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Loan Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refunding or refinancing (which agreements, amendments and supplements shall be reasonably satisfactory to the Owner Participant);

               (5) unless otherwise agreed or required by the Owner Participant, and whether or not such refunding or refinancing transaction is consummated, Lessee, on behalf of Lessor, shall pay on an after-tax basis all of the reasonable Expenses of all parties to such refunding or refinancing, including without limitation, the reasonable fees and expenses of such parties' counsel and any related loan or commitment fees; and

               (6) subject to compliance by the Owner Trustee with all applicable terms and conditions for voluntary prepayment under the Trust Indenture and this Agreement, each Certificate Holder of a Loan Certificate being refinanced or refunded will transfer to the Owner Trustee the Loan Certificates held by it immediately prior to such refunding or refinancing for cancellation (and the Owner Trustee shall cancel the same), against receipt by such Certificate Holder of the then outstanding principal amount

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


     of such Loan Certificates, accrued and unpaid interest thereon, plus Premium, if any, together with payment in full of all other amounts then payable to such Certificate Holder and the Indenture Trustee hereunder or under the Trust Indenture.

          (b) In the case of a refunding or refinancing involving a public offering of the New Debt, the Owner Participant shall have the right (but not the obligation) to review and approve (which approval shall not be unreasonably withheld) all offering materials to be employed in connection therewith. It is expressly understood that the Owner Participant shall have no obligation hereunder to consent thereto if, in its good faith judgment, such refunding or refinancing (A) increases its, any of its Affiliates (other than any Affiliate which is acting as an underwriter) or the Owner Trustee's exposure to (i) liabilities under federal or state securities laws, (ii) regulation under state or federal securities laws, (iii) the need to publicly disclose information that is not generally available to the public, or (iv) being adversely affected in its respective ability to engage in any other financing transaction, in each case to a level unacceptable to it in its reasonable, good faith, judgment, or
(B) requires the identity of the Owner Participant to be disclosed in any offering materials. Lessee shall have the right to purchase such debt securities and apply such securities as a credit against its obligations to pay Rent, provided that (x) in connection with such refunding or refinancing Lessee shall have agreed to indemnify the Owner Participant with respect to such right in a manner satisfactory to the Owner Participant, and (y) Lessee may not, at any one time hold in the aggregate any such debt securities having a face value in excess of that portion of the two next succeeding installments of Basic Rent which is required to be paid to the holders of such debt securities on account of principal and interest. Any trustee of public debt shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York, Chicago, Illinois, Hartford, Connecticut or Boston, Massachusetts and having, or having a parent willing to guarantee the obligations of such bank or trust company and having, a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of trustee upon reasonable or customary terms.

          (c) Lessee shall give the Indenture Trustee at least twenty-five (25) days irrevocable written notice of the proposed date of the optional redemption.

          (d) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


refunding or refinancing transaction as contemplated by this Section 17:

               (i) if in the Owner Participant's good faith judgment, such transaction would have an adverse impact (including, without limitation the risk of adverse tax consequences) on it;

              (ii) unless a third party or parties, unaffiliated with Lessee and Owner Participant, shall have committed to (and shall) provide the entire financing needed to consummate the proposed refunding or refinancing transaction, it being understood that Owner Participant shall have no obligation to locate any such party or parties;

             (iii) unless Lessee indemnifies Owner Trustee and Owner Participant by agreement in form and substance reasonably satisfactory to each of them, for any liability, obligation (other than the obligation to pay principal and interest and related payments in respect of the New
     Debt), cost or expense (including, without limitation, reasonable attorneys' fees) related to or arising out of any such refunding or refinancing transaction;

              (iv) unless the New Debt is denominated in Dollars; or

               (v) if the refinancing would increase or decrease the Owner Participant's Commitment.

          (e) There shall be no more than one redemption permitted under this
Section 17.

          (f) No voluntary redemption shall occur pursuant to this Section 17 prior to May 15, 2000.


          SECTION 18. Optimization. (a) In the event that: (i) the Delivery Date occurs other than on April 20, 1993 or (ii) Transaction Expenses paid by Lessor are determined to be other than [____%] of Lessor's Cost (it being understood that Transaction Expenses equal to 1.00% of Lessor's Cost will be deemed to have been paid on the Delivery Date with the remainder of such Transaction Expenses not paid on the Delivery Date will be deemed to have been paid on May 15, 1995), the Lessee may, pursuant to this Section 18 and in accordance with the requirements of Section 3(c) of the Lease, optimize the Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


percentages and EBO Percentage subject to the proviso set forth in Section 3(c)(i) of the Lease. The Owner Participant shall deliver to Lessee and the Indenture Trustee a certificate of an authorized representative of the Owner Participant (the "Optimization Certificate") setting forth the proposed revised schedules of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage. Within fifteen days of its receipt of the Optimization Certificate, Lessee may demand a verification, pursuant to Exhibit E of the Lease, of the information set forth in the Optimization Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Optimization Certificate or the determination pursuant to such verification procedures of such information, the Owner Participant will cause the Lessor (A) to execute an amendment to the Lease setting forth the optimized Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage, and (B) the Lessee will execute such amended Lease necessary to effectuate the foregoing.

          (b) In connection with optimization adjustments of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages, Special Termination Value percentages and EBO Percentage pursuant to this
Section 18 and Section 3(c) of the Lease, none of the principal amount, amortization schedules or interest rate of the Loan Certificates shall be altered.

          (c) Lessee shall pay on an after-tax basis all of the reasonable Expenses of all parties to such optimization, including, without limitation, the reasonable fees and expenses of such parties' counsel.


          SECTION 19. Nondisclosure. Each party hereto (other than the Owner Participant) agrees that it will use its best efforts not to disclose the identity of the Owner Participant and the terms of the Operative Documents in connection with the issuance or release for external publication of any article or advertising or publicity matter relating to the terms or conditions of any of the Operative Documents or the transactions contemplated thereby without the prior written consent of the Owner Participant (except as expressly permitted by the Operative Documents or (t) with respect to the terms of the Operative Documents to the extent required in connection with a public placement of the debt pursuant to Section 17 hereof or (u) to the extent required in connection with a private placement of the debt pursuant to Section 17 hereof or (v) to the extent required to appropriate regulatory authorities or in response to subpoena

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


or other legal process or as otherwise required by law or (w) to such party's insurance agents, auditors and counsel or other agents or (x) in the case of any Pass Through Trustee, the Indenture Trustee, the Owner Participant or the Owner Trustee (as the case may be), to prospective transferees or to any successor Owner Trustee (as the case may be), who in turn agree to use their best efforts not to make such disclosure in breach of this Section 19 or (y) as may be necessary or desirable in connection with the enforcement by such party of any Operative Document).



                                 *     *     *

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


          IN WITNESS WHEREOF, the parties hereto have caused this First Amended and Restated Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              UNITED AIR LINES, INC.,
                                Lessee


                              By: _______________________________
                                  Vice President and Treasurer




                              ______________________,
                                Owner Participant


                              By: _______________________________

                              Title: ____________________________




                              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                                 Indenture Trustee


                              By: _______________________________

                              Title: ____________________________




                              STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee,
                                Owner Trustee


                              By: _______________________________

                              Title: ____________________________




                              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, in its capacity as Pass Through Trustee under each of the Pass Through Trust Agreements


                              By: _______________________________

                              Title: ____________________________

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


                                   SCHEDULE I

                              Names and Addresses

Lessee:
- ------

U.S. Mail                                    Overnight Delivery Service
- ---------                                    --------------------------
United Air Lines, Inc.                       United Air Lines, Inc.
P.O. Box 66100                               1200 East Algonquin Road
Chicago, Illinois  60666                     Elk Grove Township, IL 60007

Attn:  Vice President and Treasurer          Attn:  Vice President and Treasurer

Telecopy:  (708) 952-7117

                                             Payment Address
                                             ---------------
Owner Participant:
- -----------------                            The Chase Manhattan Bank, N.A.
                                             New York, N.Y.
____________________                         ABA #: 021000021
____________________
____________________                         Account #: 910-2-499093
____________________                         Account Name:
                                             Reference:  UAL/1993 747 A

Attn:  __________________

Telecopy:  ______________



Pass Through Trustee:
- --------------------

First Security Bank of Utah,
National Association
79 South Main Street
Salt Lake City, Utah  84111

Attn:  Corporate Trust Department

Telecopy:  (801) 246-5053

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


Indenture Trustee:
- -----------------

First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, Utah  84111

Attn:  Corporate Trust Department

Telecopy:  (801) 246-5053



Owner Trustee:
- --------------

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110
(or, if given by overnight delivery service)
Two International Place
Boston, Massachusetts  02110

Attn:  _________________________

Telecopy:  (617) 664-5367

                                                     [First Amended and Restated
                                           Participation Agreement (1993 747 A)]


                                  SCHEDULE II

                                  Commitments
                                  -----------

                                                Percentage of
Certificate Holder                              Lessor's Cost      Dollar Amount
- ------------------                              -------------      -------------

First Security Bank of Utah, National
Association, in its capacity as Pass
Through Trustee under Pass Through
Trust Agreement 1995-A1

First Security Bank of Utah, National
Association, in its capacity as Pass
Through Trustee under Pass Through
Trust Agreement 1995-A2



Owner Participant:
- -----------------

____________________                                    $

Total Commitments:                100.00%               $
=================                 =======               =